As filed with the Securities and Exchange Commission on January 4, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

PRE-EFFECTIVE AMENDMENT NO. 11 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

WSHARES BITCOIN FUND
Sponsored by Wilshire Phoenix Funds LLC
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	85-6214525 (I.R.S. Employer Identification Number)
2 Park Avenue, 20th Floor New York, New York 10016 (917) 671-9097
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices) ___________________________

William Cai
William Herrmann
Alexander Chang
Garrette Furo
Wilshire Phoenix Funds LLC
2 Park Avenue, 20th Floor
New York, New York 10016
(917) 671-9097
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
___________________________

Copies to: Gregg Bateman Anthony Tu-Sekine Keith Billotti Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 ___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus dated January 4, 2024

wShares Bitcoin Fund
Minimum Offering: 400,000 Shares
Maximum Offering: 2,000,000 Shares

The wShares Bitcoin Fund (the “Trust”) is offering 2,000,000 of its common shares, par value $0.01 (the “Shares”) in its initial public offering on a commercially reasonable best efforts, minimum/maximum subscription basis.  The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust.  The Trust will have no assets other than bitcoin, a digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. Prior to this offering, there are no Shares outstanding.  The Trust’s sponsor is Wilshire Phoenix Funds LLC (the “Sponsor”).
The investment objective of the Trust is for the Shares to reflect the value of bitcoin, as determined by reference to the Chicago Mercantile Exchange Bitcoin Reference Rate (the “CME CF BRR”), and cash held by the Trust less the Trust’s expenses and other liabilities (the “Bitcoin Holdings”). The Trust will only hold cash in connection with the purchase and sale of bitcoin, the payment of redemptions, if any, and fees and expenses of the Trust. An investment in the Shares does not constitute a direct investment in bitcoin.
For purposes of calculating the Bitcoin Holdings of the Trust, the Trust will utilize the CME CF BRR to ascertain the price of bitcoin, which serves as an industry recognized reference rate to facilitate the creation of financial products based on the price of bitcoin.  For a more detailed description of the CME CF BRR, see “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV–The Bitcoin Price and the Bitcoin Reference Rate.”
The Shares may trade at a discount or premium to Bitcoin Holdings as a result of, among other things, supply and demand of the Shares in the secondary market and lack of an intra-day Bitcoin Holdings per Share calculation on the OTCQX (as defined below).  In addition, the Trust’s performance may not always replicate the changes in the price of bitcoin as represented by the Bitcoin Reference Rate due to cash held by the Trust, fees and expenses incurred by the Trust and slippage during the issuance and redemption of Shares. For a more detailed description of the risk factors related to Bitcoin Holdings tracking errors, see “Risk Factors–Risk Factors Related to the Trust and the Shares–The Trust's performance may not always replicate the changes in the price of bitcoin as represented by the Bitcoin Reference Rate.”
Except for certain Additional Trust Expenses (as defined below), the Trust's primary recurring expense is expected to be the Sponsor’s fee which will be determined by applying an annual rate of 75 basis points (0.75%) to the Sponsor Fee Basis Amount (as defined below) (the “Sponsor’s Fee”).  For a more detailed description of the Sponsor Fee Basis Amount, see “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV–General.”  For a more detailed description of the Additional Trust Expenses, see “Description of the Trust–Trust Expenses.”

All net proceeds from the sale of the Shares will be used to purchase bitcoin.  On the date of the initial issuance of such Shares, the Trust will have no assets other than bitcoin. The Trust may hold U.S. dollars in connection with the purchase and sale of bitcoin, the payment of any redemption of the Shares and the payment of the Sponsor’s Fee and any Additional Trust Expenses (as defined below).
The Sponsor intends to apply to have the Shares quoted on OTC Markets Group, Inc.’s OTCQX Best Marketplace (the “OTCQX”).  Shares have not been approved for quotation on the OTCQX and there currently is no public market for the Shares.
Oasis Pro Markets LLC (the “Placement Agent”) is the placement agent to conduct this offering on a commercially reasonable best efforts minimum/maximum basis. The Placement Agent may engage sub-placement agents to assist in the placement of the Shares of common stock offered hereby. The Placement Agent is not purchasing or selling any Shares offered by this prospectus but has agreed to use its commercially reasonable best efforts to find eligible purchasers for the Shares offered hereby. See “Prospectus Summary—Use of Proceeds.”  The Shares are being offered for a period of seven (7) consecutive Business Days following the effectiveness of the registration statement and, upon receiving executed subscription agreements to subscribe for the Minimum Amount (as defined below), will be sold in a single closing which will take place on the seventh (7th) Business Day following the effectiveness of the registration statement (the date of such closing is hereinafter referred to as, the “Closing Date”).  While the offering is ongoing, investors can submit Subscription Agreements (as defined below) to the Placement Agent. Any funds paid by investors pursuant to such Subscription Agreements will be held in escrow pursuant to an escrow agreement with UMB Bank, N.A., which will act as escrow agent, until the Closing Date. Subscriptions are irrevocable and subscribers cannot withdraw their funds during the offering period regardless of whether the price of bitcoin increases or decreases significantly between the time a Subscription Agreement is executed and delivered and the Closing Date.  The longer the offering period remains open the more likely it will be that the price of bitcoin increases or decreases significantly between the time a Subscription Agreement is executed and delivered and the Closing Date. If less than 400,000 Shares (the “Minimum Amount”) are subscribed for by the seventh (7th) Business Day following the effective date of the Registration Statement, then the Trust will not proceed with the offering and all investor funds will be promptly returned to the applicable participating investors without interest in accordance with rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  See “Plan of Distribution” for more details about the offering, the process of subscriptions, Subscription Agreements and the escrow arrangements.

	Public Offering Price	Placement Agent Commission	Proceeds to Trust Before Expenses(1)
Per Share	$25.00	$1.25	$23.75
Total Minimum Offering	$25.00	$500,000.00	$9,500,000.00
Total Maximum Offering	$25.00	$2,550,000.00	$47,450,000.00

(1) The total estimated expenses of this offering, excluding the placement agent commission, will be $966,380. Because this is a commercially reasonable best efforts offering, the actual public offering amount, placement agent commission and proceeds to the Trust are not presently determinable and may be substantially less than the total maximum offering set forth above. The Trust has agreed to pay the Placement Agent an aggregate cash placement fee equal to five percent (5%) of the gross proceeds in this offering. In addition to the five percent (5%) commission, the Sponsor has paid Oasis Pro Markets LLC $50,000 of advisory or consulting fees for services provided in connection with this offering; however, if this offering is not consummated, then such advisory or consulting fees shall be reimbursed to the Sponsor in compliance with FINRA Rule 5110(g)(4)(B). In the event that $20 million or more is raised in this offering, the Trust has agreed to pay the Placement Agent an additional $50,000 within three (3) months of consummation of this offering, and in the event that $50 million or more is raised, such amount will be paid within one (1) month of consummation of this offering. See “Plan of Distribution” for more details relating to the placement agent compensation.

The Trust is an “emerging growth company” as that term is used in the Securities Act, and, as such, the Trust may elect to comply with certain reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary—Emerging Growth Company Status.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in the Trust's common Shares. Because the Shares will trade at market prices, rather than at the Bitcoin Holdings of the Trust, the Shares may trade at prices greater than the Bitcoin Holdings (at a premium), equal to the Bitcoin Holdings, or less than the Bitcoin Holdings (at a discount).  Imbalances in supply or demand for the Shares may result in the Shares being bought or sold at premiums or discounts to the Bitcoin Holdings.  The Bitcoin Holdings of the Trust may not reflect the value of bitcoin as the Trust has its own expenses and liabilities and incurs transaction costs in purchasing and selling bitcoin.
The Shares of the Trust are neither interests in nor obligations of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Cash Custodian, the Bitcoin Custodian or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent
     _________________________

     _________________________
The date of this prospectus is [___], 2024

SUITABILITY STANDARDS	1
ABOUT THIS PROSPECTUS	3
FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	6
RISK FACTORS	18
USE OF PROCEEDS	52
OVERVIEW OF BITCOIN	53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	62
DESCRIPTION OF THE TRUST	63
VALUATION OF BITCOIN AND DETERMINATION OF THE BITCOIN HOLDINGS AND GAAP NAV	66
THE SPONSOR	72
THE TRUSTEE	75
THE TRANSFER AGENT	76
THE ADMINISTRATOR	77
THE BITCOIN CUSTODIAN	79
THE CASH CUSTODIAN	80
CONFLICTS OF INTEREST	82
DESCRIPTION OF THE SHARES	83
CUSTODY OF THE TRUST'S ASSETS	88
EXPENSES	89
BOOK-ENTRY-ONLY SHARES	91
REPORTS	93
DESCRIPTION OF THE TRUST DOCUMENTS	94
U.S. FEDERAL INCOME TAX CONSIDERATIONS	103
ERISA AND RELATED CONSIDERATIONS	107
PLAN OF DISTRIBUTION	109
LEGAL PROCEEDINGS	114
LEGAL MATTERS	114
EXPERTS	114
WHERE YOU CAN FIND ADDITIONAL INFORMATION	114
GLOSSARY OF DEFINED TERMS	115
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

SUITABILITY STANDARDS
Shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means such that they do not have a need for liquidity in this investment. The Placement Agent has established financial suitability standards for initial shareholders in this offering which require that an investor of Shares have either:

•
a gross annual income of at least $200,000 in each of the two most recent years or joint income with that investor’s spouse or spousal equivalent of at least $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

•	a net worth or joint net worth of at least $1,000,000, or
•	in good standing one of the professional certifications, designations, or credentials recognized by the SEC to qualify the investor as an accredited investor.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

In addition, the Placement Agent will not recommend the purchase of Shares to investors in the states named below unless they meet special suitability standards set forth below:

Alabama—In addition to the suitability standards set forth above, an investment in the Trust will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in the Trust.

California—California residents may not invest more than 10% of their liquid net worth in the Trust and must have either (a) a liquid net worth of $350,000 and annual gross income of $65,000 or (b) a liquid net worth of $500,000.

Idaho—Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa—Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit their aggregate investment in this offering and in the securities of other non-traded direct investment programs to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the Trust’s securities and other similar investments to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky—A Kentucky investor may not invest more than 10% of its liquid net worth in the Trust. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts—In addition to the suitability standards set forth above, Massachusetts residents may not invest more than 10% of their liquid net worth in the Trust, non-traded real estate investment trusts and in other illiquid direct participation programs.

Missouri—In addition to the suitability standards set forth above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Shares being registered in this offering.

Nebraska—In addition to the suitability standards set forth above, Nebraska investors must limit their aggregate investment in this offering and the securities of other direct investment programs to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing investment concentration limit.

New Jersey—New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in the Trust and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico—In addition to the general suitability standards listed above, a New Mexico investor may not invest, and the Trust may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in Shares of the Trust and in other non-traded direct investment programs. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

North Dakota—Purchasers residing in North Dakota must have a net worth of at least ten times their investment in the Trust.

Ohio—It is unsuitable for Ohio residents to invest more than 10% of their liquid net worth in the Trust and in any other non-traded BDC. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.

Oklahoma—Purchasers residing in Oklahoma may not invest more than 10% of their liquid net worth in the Trust.

Oregon—In addition to the suitability standards set forth above, Oregon investors may not invest more than 10% of their liquid net worth in the Trust. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.

Pennsylvania—Purchasers residing in Pennsylvania may not invest more than 10% of their liquid net worth in the Trust.

Puerto Rico—Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in the Trust and other non-traded direct investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

Tennessee—Purchasers residing in Tennessee must have a liquid net worth of at least ten times their investment in the Trust.

Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

The Placement Agent recommending the purchase of Shares in this offering is required, in accordance with the suitability standards under FINRA Rule 2310(b)(2) and SEC Regulation Best Interest, as applicable, to have reasonable grounds to believe, on the basis of information obtained from each investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Placement Agent, that:

1.
the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in this prospectus, including the tax benefits where they are a significant aspect of the investment;

2.	the investor has a fair market net worth sufficient to sustain the risks inherent in the investment, including loss of investment and lack of liquidity; and
3.	the investment is otherwise suitable for the investor.

The documents disclosing the basis upon which the determination of suitability was reached as to each investor must be maintained by the Placement Agent in accordance with applicable FINRA recordkeeping requirements.

In addition to investors who meet the minimum income and net worth requirements set forth above, the Trust’s Shares may be sold to financial institutions that qualify as “institutional investors” under the state securities laws of the state in which they reside. “Institutional investor” is generally defined to include banks, insurance companies, investment companies as defined in the 1940 Act, pension or profit sharing trusts and certain other financial institutions. A financial institution that desires to purchase Shares will be required to confirm that it is an “institutional investor” under applicable state securities laws.

In addition to the suitability standards established herein, (i) the Placement Agent may impose additional suitability requirements and investment concentration limits to which an investor could be subject and (ii) various states may impose additional suitability standards, investment amount limits and alternative investment limitations.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and establishes a “best interest” obligation for broker-dealers and their associated persons when making recommendations of any securities transaction or investment strategy involving securities to a retail customer. The obligations of Regulation Best Interest are in addition to, and may be more restrictive than, the suitability requirements listed above. Under Regulation Best Interest, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons. Certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated. When making such a recommendation to a retail customer, a broker-dealer must, among other things, act in the best interest of the retail customer at the time a recommendation is made, without placing its interests ahead of its retail customer’s interests. A broker-dealer may satisfy the best interest standard imposed by Regulation Best Interest by meeting disclosure, care, conflict of interest and compliance obligations. In addition to Regulation Best Interest and state fiduciary standards of care, registered investment advisers and registered broker-dealers must provide a brief summary to retail investors. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to the Trust that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed direct investment programs may be reasonable alternatives to an investment in the Trust’s common stock, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. This relationship summary, referred to as Form CRS, is not a prospectus. Investors should refer to this prospectus for detailed information about this offering before deciding to purchase Shares. Currently, there is no administrative or case law interpreting Regulation Best Interest and the full scope of its applicability on brokers participating in this offering cannot be determined at this time.

ABOUT THIS PROSPECTUS
Neither the Sponsor (as defined below) nor the Trust has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Trust or on its behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust's behalf. The Trust is offering to sell, and seeking offers to buy, the Trust's Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust's Shares.
The Trust obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While the Trust believes that the statistical data, industry data, forecasts and market research are reliable, the Trust has not independently verified the data, and does not make any representation as to the accuracy of the information.
In this prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refers to the Sponsor acting on behalf of the Trust.

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” with respect to the Trust's financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.”  Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including:
•	the special considerations discussed in this prospectus;
•	general economic, market and business conditions;
•
the use of technology by the Trust and its vendors, including the Bitcoin Custodian, in conducting the Trust's business, including disruptions in the Trust's computer systems and data centers and the Trust's transition to, and quality of, new technology platforms;

•
Bitcoin-systemic risks related to the security and safety of, the potential inability to access, or effect transactions through, the bitcoin network during times of intended transactions or withdrawals or otherwise;

•	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;
•	the costs and effect of any litigation or regulatory investigations;
•	the Trust's ability to maintain a positive reputation; and
•	other developments or events that have localized or worldwide economic, financial or political ramifications, including but not limited to pandemics such as the recent COVID-19 outbreak.
Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor's beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward- looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.
Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR THE DOCUMENTS TO WHICH THE TRUST REFERS YOU IN THIS REGISTRATION STATEMENT, TO REFLECT ANY CHANGE IN THE TRUST'S EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUMMARY
This is only a summary of the prospectus.  While this summary contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus, which is material and may be important to you.  You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision about the Shares.  Unless indicated otherwise, the information in this prospectus assumes that the Placement Agent has sold the maximum number of  Shares offered hereby. Capitalized terms shall have the meaning set forth in this prospectus.  See the Index of Defined Terms attached to this prospectus as Exhibit A.
Shares offered by the Trust
A minimum of 400,000 Shares (the “Minimum Amount”) and a maximum of 2,000,000 Shares (the “Maximum Amount”) issued by wShares Bitcoin Fund (the “Trust”), which will represent fractional undivided beneficial interests in and ownership of the Trust.

CUSIP and ISIN Numbers	929357 101 (CUSIP) US9293571017 (ISIN)

The Trust
The Trust is a Delaware statutory trust that was formed on April 29, 2020.

The Trust operates pursuant to a trust agreement (the “Trust Agreement”) between Wilshire Phoenix Funds LLC (the “Sponsor”) and Delaware Trust Company (the “Trustee”).

The Trust will have no assets other than bitcoin, a digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network.  The Trust will only hold U.S. dollars in connection with the purchase and sale of bitcoin, the payment of redemptions, if any, and the payment of the fees and expenses of the Trust. For more information about bitcoin, see “Overview of Bitcoin” below.

The investment objective of the Trust is for the Shares to reflect the value of bitcoin held by the Trust, as determined by reference to the Bitcoin Reference Rate, less the Trust’s expenses and other liabilities. An investment in Shares does not constitute a direct investment in bitcoin.  The Trust is passively managed and does not pursue active management investment strategies.

The CME CF BRR
For so long as it is published, the Trust will use the CME CF BRR calculated by the Chicago Mercantile Exchange (“CME”) as the reference rate to calculate the value of the Trust’s bitcoin.  The CME CF BR serves as an industry recognized reference rate to facilitate the creation of financial products based on the price of bitcoin.  The CME CF BRR, which has been calculated and published since November 2016, aggregates the trade flow of its constituent trading platforms, which are currently Bitstamp, Coinbase, itBit, Kraken, Gemini and LMAX Digital (the “Constituent Platforms”), during a calculation window into the U.S. Dollar price of one bitcoin as of 4:00 p.m. London time.

For more details on the CME CF BRR, see “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV—the Bitcoin Price and the Bitcoin Reference Rate)” below. The CME CF BRR has historically experienced price volatility that reflects the volatility of bitcoin. The Sponsor believes that such volatility may be attributable to increased interest in bitcoin, increased institutional involvement, its use as a means of payment, increased trading, supply and demand and other factors, and may be similar to the type of volatility experienced by other new types of investments. See “Risk Factors—Risk Factors Related to Bitcoin Market—The CME CF BRR has a limited history.”

Use of Proceeds
The estimated net profits from this offering, after deducting the placement agent commission and the estimated expenses of the offering, will be $8,533,620 if the Minimum Amount of Shares are sold and $46,483,620 if the Maximum Amount of Shares are sold. Oasis Pro Markets LLC (the “Placement Agent”) is selling the Shares on a commercially reasonable best efforts basis.  There can be no assurance that all of the Shares offered by this prospectus will be sold.  If less than the Minimum Amount of Shares are subscribed for by the seventh (7th) Business Day following the effective date of the Registration Statement, the Trust will not proceed with the offering and all investor funds will be promptly returned to the applicable participating investors without interest in accordance with Exchange Act rules 10b-9 and 15c2-4.

The net proceeds received in this offering shall be used to purchase bitcoin.  The Sponsor and the applicable Service Providers (as defined below) shall use commercially reasonable efforts to effect such purchases on the issuance date, provided that if any such purchases are unable to be made on such date, such purchases shall be made as soon as practicable thereafter.

Assets of the Trust
The Trust will have no assets other than bitcoin. The Trust will only hold U.S. dollars in connection with the purchase and sale of bitcoin and the payment of redemptions, if any, and fees and expenses of the Trust.

Bitcoin will be held by Fidelity Digital Asset Services, LLC (the “Bitcoin Custodian”) on behalf of the Trust, and U.S. dollars will be held by UMB Bank, N.A. (the “Cash Custodian”) on behalf of the Trust. If the Trust needs to buy or sell bitcoin, the Trust may do so through a third party broker or dealer. From time to time, solely in connection with the purchase or sale of bitcoin by the Trust a BTC Cash Account (as defined below) may contain some of the Trust's U.S. dollars.

The Trust's Bitcoin Holdings and the Bitcoin Holdings per Share	The Trust's Bitcoin Holdings (as defined below) is determined on each Business Day by the Administrator at 4:00 p.m. (New York time) or as soon thereafter as practicable.

The Trust's “Bitcoin Holdings” shall be determined by the Administrator and shall be equal to the sum of the value, expressed in U.S. dollars, of the bitcoin held by the Trust and the U.S. dollars held by the Trust, less liabilities and expenses of the Trust.  See “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV.”  The “Bitcoin Holdings per Share,” which is calculated by the Administrator on each Business Day, is equal to the Trust's Bitcoin Holdings divided by the number of outstanding Shares.  The Trust’s Bitcoin Holdings and Bitcoin Holdings per Share are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not intended to be a substitute for the Trust’s GAAP NAV and GAAP NAV per Share, which are calculated in accordance with GAAP.  See “The Trust’s GAAP NAV and GAAP NAV per Share” below.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's bitcoin by reference to the Bitcoin Reference Rate, which is published between 4:00 p.m. and 4:30 p.m. (London time), on every day of the year, including weekends.

The investment objective of the Trust is for the Shares to reflect the value of bitcoin held by the Trust, as determined by reference to the Bitcoin Reference Rate, less the Trust’s expenses and other liabilities.  The Trust's Bitcoin Holdings and Bitcoin Holdings per Share are tracked, in part, by reference to the Bitcoin Reference Rate. See “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV.”

The Trust’s GAAP NAV and GAAP NAV per Share
The Trust's bitcoin is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust calculates a separate GAAP NAV and GAAP NAV per Share following the guidelines within Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10. ASC 820-10 outlines the application of fair value accounting and stipulates fair value price to be the price of bitcoin sold in its principal market. The Trust has currently determined that the principal market shall be the platform with the highest trading volume within the Constituent Platforms of the CME CF BRR.  See “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV—The Trust’s GAAP NAV.”

The Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.

Shares issued by the Trust will be registered in a book entry system and held in the name of “Cede & Co.” at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares.  Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

See “Book-Entry-Only Shares” below for more details.

After the completion of this offering, from time to time, at the direction and sole discretion of the Sponsor, the Trust may issue additional Shares in the future.  The Trust intends that such future offerings will be made pursuant to one or more registration statements after such registration statements have been declared effective by the SEC, and Shares offered in such offerings may be offered and sold through underwriters, placement agents or distributors as described in the applicable registration statement (each, a “Share Placement”).  With respect to future offerings of Shares by the Trust, the Trust will ensure that any distribution relating to such future offering will comply with all applicable laws and regulations, including but not limited to Regulation M promulgated under the Exchange Act (“Regulation M”).

Under certain circumstances, the issuance of additional Shares by the Trust may affect the trading price of previously issued Shares.  See “Risk Factors” below.

Shareholders may redeem Shares under certain conditions subject to the Trust’s ability to temporarily suspend redemptions in accordance with the terms set forth under “Summary—Redemptions” below.

Although several proposed rule changes submitted by national securities exchanges in respect of spot bitcoin funds have been submitted to the SEC, as of the date of this Prospectus, spot bitcoin products have not been approved for listing on a national securities exchange as a result of the SEC’s determination that the exchanges have not met their burden under the Exchange Act and the SEC’s Rules of Practice to demonstrate that the listing of such products is consistent with the requirements of Section 6(b)(5) of the Exchange Act, in particular the requirement that the rules of a national securities exchange be “designed to prevent fraudulent and manipulative acts and practices” and “to protect investors and the public interest” (see e.g. Order Disapproving a Proposed Rule Change, as Modified by Amendment No. 1, to Amend NYSE Arca Rule 8.201-E (Commodity Based Trust Shares) and to List and Trade Shares of the United States Bitcoin and Treasury Investment Trust, Securities Exchange Act Release No. 34-88284 (Feb. 26, 2020), 85 FR 12595 (Mar. 03, 2020) (SR-NYSEArca-2019-39)).  While the Shares will not be listed on a national securities exchange, the Sponsor intends to apply to have the Shares quoted on OTCQX. Any such quotation will require the Trust to first receive approval from FINRA and/or OTC Markets Group, Inc. (“OTC Markets Group”). As a result, there can be no guarantee that the Sponsor will succeed in having the Shares quoted on OTCQX. See “Risk Factors—Risk Factors Related to the Trust and the Shares—An active and liquid market for the Shares may not develop or be sustained.”

The offering price of a Share offered pursuant to this prospectus will be $25. The Placement Agent will accept subscriptions for a minimum of $25,000 in Shares during the initial offering and investments in excess thereof shall be in integral multiples of $1,000. After the completion of the initial offering and if the Shares are approved for quotation on OTCQX, Shares can be bought and sold throughout the trading day on OTCQX.

Redemptions
Subject to the Minimum Redemption Size (as defined below) and the Trust’s right to temporarily suspend redemptions, a Shareholder may redeem all or a portion of its Shares on the last Business Day of each month (the “Redemption Date”).  In order to redeem all or a portion of its Shares, a Shareholder must instruct its DTC Participant to provide a completed, executed and signature guaranteed redemption order (each, a “Redemption Order”) to the Administrator and the Transfer Agent in accordance with the delivery instructions set forth in the Redemption Order. A Redemption Order must be received by the Administrator and the Transfer Agent by no later than 4:00 pm (New York time) on the fifth (5th) Business Day prior to the Redemption Date (the “Redemption Cut-Off”).  Any Redemption Order received after the Redemption Cut-Off must be re-submitted to the Administrator and the Transfer Agent for processing in the following month.  Each Redemption Order must include a valid signature guarantee to be deemed valid by the Trust. Any Redemption Order delivered to the Administrator and the Transfer Agent that the Administrator determines to be incomplete, not in proper form or not duly executed, or that the Transfer Agent determines does not contain a valid signature guarantee, will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each Redemption Order, the Administrator will notify the redeeming DTC Participant that such Redemption Order has been deemed insufficient or accepted and duly processed, as the case may be.  A Redemption Order delivered by a DTC Participant will be irrevocable unless otherwise agreed by the Sponsor.

The “Minimum Redemption Size” is 1,000 Shares.

No later than 4:00 pm (New York time) on the Business Day prior to the Redemption Date (the “Delivery Date”), the redeeming DTC Participant shall deliver the Shares to be redeemed through DTC via a Deposit/Withdrawal At Custodian instruction (a “DWAC”).  In the event that a DWAC is improperly submitted (e.g. – incorrect information is included in the Redemption Order or the DWAC instruction) or the number of Shares to be redeemed by a Shareholder as stated in its Redemption Order does not match the number of Shares delivered by its DTC Participant on the Delivery Date, then in each case, none of the Shares delivered by such DTC Participant will be redeemed on such Redemption Date and such Shares shall remain outstanding.

Redemptions shall be deemed to occur on a “first-in first-out” basis (FIFO) among Shares held by a particular Shareholder.

Under certain special circumstances, which are described in detail below under “Description of the Shares--Suspension Events,” the Trust can temporarily suspend redemptions.

In general, and subject to the occurrence or continuation of a Suspension Event (as defined below), the Trust shall use commercially reasonable efforts to pay amounts relating to the final redemption of Shares within five (5) Business Days after the applicable Redemption Date; provided that if a Suspension Event occurs, the Trust shall make such payment as soon as practicable thereafter.  Shareholders as of the applicable Record Date (as defined below) will be entitled to receive the cash value of their applicable redemption amount, which is the Bitcoin Holdings of the Shares submitted for redemption, determined as of the Redemption Date, less a $250 redemption fee charged by the Administrator.

Sponsor's Fee; Sponsor-Paid Expenses; Additional Trust Expenses
Except for certain Additional Trust Expenses (as defined below), the Trust's primary recurring expense is expected to be the Sponsor's Fee (as defined below).

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of 75 basis points (0.75%) to the Sponsor Fee Basis Amount (the “Sponsor's Fee”).  The Administrator will make its determination regarding the Sponsor's Fee in respect of each day by reference to the Trust's Bitcoin Holdings as of that day. The Sponsor's Fee will be payable in U.S. dollars and will be paid on a monthly basis from the amounts on deposit in the Cash Account (as defined below).

To pay the Sponsor's Fee, the Cash Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above.  Any Sponsor-paid Expenses (as defined below) will be netted out of the Sponsor's Fee, and the Cash Custodian will directly pay the recipients of such Sponsor-paid Expenses out of such amounts.  After netting such Sponsor-paid Expenses, the Cash Custodian will pay the remaining amount of the Sponsor's Fee to the Sponsor.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee and the Partnership Representative Fee (the “Sponsor-paid Expenses”).

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor as Sponsor-paid Expenses, including but not limited to: (i) fees in connection with the purchase and sale of the Trust’s bitcoin (including any commission and exchange fees), (ii) expenses incurred in connection with an offering of Shares of the Trust, including but not limited to fees to the Placement Agent and fees of the Escrow Agent, (iii) license fees, taxes and governmental charges, (iv) the Trust's regulatory fees and expenses (including any filings, applications or licenses and any registration fees or FINRA filing fees), (v) the Trust's audit fees (including any fees and expenses associated with tax preparation), (vi) marketing and advertising expenses, (vii) printing and mailing costs, (viii) costs of maintaining the Trust's website, (ix) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market, (x) expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, (xi) indemnification obligations of the Trust to the Sponsor, any Service Provider or any counterparties of the Trust, (xii) the Sponsor’s legal fees in connection with the establishment of the Trust and the offering of the Shares and (xiii) the Trust’s legal fees to the extent they exceed $100,000 in any given fiscal year (collectively, “Additional Trust Expenses”).  The Sponsor may, in its sole discretion and without obligation, pay certain Additional Trust Expenses on behalf of the Trust.

The Administrator will direct the Cash Custodian to withdraw from the Cash Account on a monthly basis, an amount of U.S. dollars sufficient to pay the Trust expenses and pay such amount to the recipients thereof.

If at any time there is an insufficient amount of cash in the Cash Account, the Sponsor will instruct the sale of an appropriate amount of the Trust's bitcoin and deposit, or cause to be deposited, the net sales proceeds into the Cash Account.

The Bitcoin Custodian
Fidelity Digital Asset Services, LLC will serve as the Trust's bitcoin custodian under and pursuant to the terms and provisions of the agreement between the Trust and the Bitcoin Custodian (the “Bitcoin Custodian Agreement”). Pursuant to the Bitcoin Custodian Agreement, the Bitcoin Custodian provides digital currency storage technology and custodial services for the Trust's bitcoin.  The Bitcoin Custodian serves as a custodian on the Trust's behalf, and the bitcoin in the Trust's account are considered custodial assets that remain the Trust's property at all times.

The Trust's Bitcoin Custody Account, Bitcoin Wallet and BTC Cash Account
The Bitcoin Custodian will maintain a secured custody account (the “Bitcoin Custody Account”) for the receipt, safekeeping and maintenance of the Trust’s bitcoin.  The Bitcoin Custodian will custody the bitcoin held in the Bitcoin Custody Account in accordance with the terms of the Bitcoin Custodian Agreement. Bitcoin deposited into the Bitcoin Custody Account will be held through an omnibus wallet structure (the “Bitcoin Wallet”), along with the bitcoin of other customers of the Bitcoin Custodian.

The ownership of all of the Trust’s bitcoin will be clearly recorded in the Bitcoin Custodian’s books and records as belonging to the Trust.  A significant portion of the bitcoin held for the Trust in the Bitcoin Wallet will be held within an offline storage system used by the Bitcoin Custodian in connection with the storage or maintenance of bitcoin. It is the Trust’s intent to store all of the Trust’s bitcoin within such offline storage system subject to the Bitcoin Custodian’s internal policies and except as determined to be necessary for trading or transfer purposes.

From time to time, solely in connection with the purchase or sale of bitcoin by the Trust, the Trust may hold some portion of its cash in a cash account maintained at a third party broker or dealer (each such account, a “BTC Cash Account”).

The Bitcoin Custodian will utilize certain security procedures such as passwords, encryption, internet connectivity, two-factor authentication process, proprietary verification protocols, interdepartmental measures, geographic redundancy of key hardware components, multi-signature wallets or telephone call-backs (together, the “Security Procedures”) during the administration and operation of the Trust's Bitcoin Custody Account.

The Administrator	UMB Fund Services, Inc., will serve as the Administrator of the Trust pursuant to the terms and provisions of the Administration Agreement and the Trust Agreement.
The Cash Custodian
UMB Bank, N.A. (the “Cash Custodian”) will serve as the Trust's custodian of U.S. dollars pursuant to the terms and provisions of a custody agreement between the Trust and the Cash Custodian (the “Cash Custodian Agreement”).

The Trust's Cash Account
Under the Cash Custodian Agreement, the Cash Custodian will be responsible for administering and maintaining a deposit account maintained at UMB Bank, N.A. (the “Cash Account”), which will be insured by the Federal Deposit Insurance Corporation (“FDIC”) subject to applicable FDIC insurance limits.  Upon instruction, the Cash Custodian withdraws U.S. dollars from the Cash Account to pay certain fees and expenses of the Trust, to pay for any redemption of Shares and to purchase bitcoin.  See the “Description of the Cash Custodian Agreement” for more information.

The Transfer Agent
Broadridge Corporate Issuer Solutions, LLC will serve as the Transfer Agent and Registrar for the Shares, pursuant to the terms and provisions of the Transfer Agent Services Agreement and the Trust Agreement.

Summary of Risk Factors	An investment in the Trust involves risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 18.

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Although many regulators have provided initial guidance, regulation of digital assets based on or incorporating Blockchain, such as bitcoin, and digital asset exchanges remains undeveloped and will continue to evolve.

Further, regulation varies significantly among international, federal, state and local jurisdictions. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the Bitcoin Network and the utility of bitcoin.  New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of bitcoin, the liquidity and market price of bitcoin, the ability to access marketplaces or exchanges on which to trade bitcoin, and the structure, rights and transferability of bitcoin.

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Bitcoin has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of bitcoin and, in turn, a limited basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future result, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the trust.

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In addition, industry-wide developments beyond the Trust’s control, including the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of digital asset exchange FTX Trading Ltd., et al. (“FTX”) (including its affiliated hedge fund Alameda Research LLC), digital asset hedge fund Three Arrows Capital (“3AC”) and digital asset lenders and exchanges Celsius Network LLC, et al. (“Celsius”), Voyager Digital Ltd., et al. (“Voyager”) and BlockFi Inc., et al. (“BlockFi”) have resulted in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly as well as a significant decrease in the value of digital assets including bitcoin.

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There can be no assurance that the Trust will achieve its investment objective or be profitable or meet its expenses and liabilities.  The Trust’s return will likely not match the performance of the price of bitcoin because the Trust incurs operating expenses.

•	The Trust may suspend the Shareholders rights to redeem Shares or the payment of redemption proceeds if a Suspension Event occurs.

Suspension Events include, among other things, when a redemption would, in the opinion of counsel, result in a violation of the securities laws of the United States (including but not limited to Regulation M, Rule 13e-3 of the Exchange Act and Rule 13e-4 of the Exchange Act) or any other applicable laws or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates.

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There is no established trading market for the Shares in the United States. Although the Trust intends to apply to have its Shares quoted on OTCQX, there is no guarantee that such application is approved or, even if it is approved, that an active trading market will develop.

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Bitcoin trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme, including significant price drawdowns. Since 2016, examples of such drawdowns have included: (i) from the middle of December 2017 to the middle of January 2018, a drawdown of approximately -42% (high of approximately $20,000 to low of approximately $11,500); (ii) from the start of May 2021 to the start of July 2021, a drawdown of approximately -42% (high of approximately $58,000 to low of approximately $33,500); (iii) from the middle of November 2021 to the middle of January 2022, a drawdown of approximately -35% (high of approximately $65,000 to low of approximately $42,000); (iv) from the middle of January 2022 to the beginning of July 2022, a further drawdown of approximately -55% (high of approximately $42,000 and low of approximately $19,000); and (v) from the start of November 2022 to the end of December 2022, a drawdown of approximately -23% (high of approximately $21,500 to low of approximately $16,500).  Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust.

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The loss or destruction of certain “private keys,” including by the Bitcoin Custodian, could prevent the Trust from accessing its bitcoin.  Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer bitcoin in connection with a Redemption Order and forcing the Trust to consider liquidation.

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The CME CF BRR has a limited history and the price of bitcoin reflected therein is an average composite reference rate calculated using volume-weighted trading price data from certain bitcoin exchanges.

These bitcoin exchanges may change over time and the benchmark administrator may remove or add bitcoin exchanges to the CME CF BRR in the future.

Reports
A website at www.wshares.com will be maintained for Shareholders that will contain the reports and financial statements set forth below. The website will be updated at the end of each Business Day.  Each Business Day, the Sponsor, based on information received from the Administrator, shall post to the website a report detailing the following items: the Bitcoin Price, the Bitcoin Holdings, the Bitcoin Holdings per Share, the GAAP NAV, the GAAP NAV per Share and such other information required to be posted by any appropriate regulatory authority or, if applicable, any Secondary Market.

The Trust is subject to the informational requirements of the Exchange Act and the Trust will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected online at www.sec.gov. The Trust’s reports are also available, free of charge, on its website at www.wshares.com. Information contained on the Trust’s website does not constitute a part of this registration statement.

The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as the Trust may select.

The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.

The Trust will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Principal Offices	The Trust's principal office is located at 2 Park Avenue, 20th Floor, New York, New York 10016, and its telephone number is (917) 671-9097.
Emerging Growth Company Status
The Trust qualifies as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

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The Trust is exempt from the requirement to obtain an attestation and report from its auditors on the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

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The Trust is exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the “PCAOB”) may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statement;

•	The Trust is permitted to provide less extensive disclosure about executive compensation arrangements;

•	The Trust is not required to give shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

•	The Trust is granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part; and

•	The Trust may elect not to use an extended transition period for complying with new or revised accounting standards.

The Trust may take advantage of these provisions for up to five years or such earlier time that the Trust is no longer an emerging growth company. The Trust will cease to be an emerging growth company by 2028 or if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common shares held by non-affiliates or issues more than $1.0 billion of non-convertible debt securities over a three-year period. The Trust may choose to take advantage of some but not all of these reduced burdens. The Trust has elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, the Trust, as an emerging growth company, may elect not to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before making an investment decision.  The risks set forth below are not only ones facing the Trust.  Additional risks and uncertainties may exist that could also adversely affect the Trust.
Risk Factors Related to the Regulation of the Trust and the Shares
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodities Exchange Act (the “CEA”).
The Sponsor believes that the Trust is not required to register under the Investment Company Act and the Trust is not registered as an investment company under the Investment Company Act.  As a result, Shareholders do not have the regulatory protections provided to investors in investment companies.  The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, and includes various restrictions and prohibitions such as: prohibiting the issuance of securities having inequitable or discriminatory provisions, preventing persons with certain types of civil or criminal histories from managing investment companies, preventing the use of unsound or misleading methods of computing earnings and asset value, prohibiting fundamental changes in the character of investment companies without the consent of investors and restrictions to prevent investment companies from engaging in excessive leveraging. To its purposes, the Investment Company Act among other things requires the safekeeping and proper valuation of fund assets, heavily restricts transactions with affiliates, limits leveraging and imposes independent governance requirements.
The Sponsor does not believe that the Trust is a commodity pool for purposes of the CEA.  The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC.  Further, the Sponsor does not believe that the Sponsor or the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. The Trust will not provide Shareholders with the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. If the Sponsor were subject to requirements under the CEA for commodity pool operators, it would be subject to CFTC and NFA oversight, have to comply with certain marketing and advertising rules and be required to provide standardized periodic reporting and disclosure documents to the Trust’s investors.
The regulatory regime governing Blockchain technologies and digital assets, such as bitcoin, is uncertain, and new regulations or policies may alter the nature of an investment in the Shares.
Although many regulators have provided initial guidance, regulation of digital assets based on or incorporating Blockchain, such as bitcoin, and digital asset exchanges remains undeveloped and will continue to evolve. Further, regulation varies significantly among international, federal, state and local jurisdictions. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the Bitcoin Network and the utility of bitcoin. Failure by the Bitcoin Network, the Trust or the Sponsor to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences to the Trust, including potential civil penalties and fines.
As Blockchain networks and Blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation. Treatment of virtual currencies continues to evolve under federal and state law. Many U.S. regulators, including the SEC, FinCEN, the CFTC, the IRS, and state regulators including the NYDFS, have made official pronouncements or issued guidance or rules regarding the treatment of bitcoin and other digital currencies. The IRS released guidance treating virtual currency as property that is not currency for U.S. federal income tax purposes. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws.  Other U.S. and many state agencies have offered little official guidance and issued no definitive rules regarding the treatment of bitcoin.

The CFTC has publicly taken the position that certain virtual currencies, which term it has not defined but which includes cryptocurrencies such as bitcoin, are commodities.   To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. This means that the Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements.
Blockchain networks also face an uncertain or contradictory regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect the Trust. Such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact the Trust. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to the Trust.
New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of bitcoin, the liquidity and market price of bitcoin, the ability to access marketplaces or exchanges on which to trade bitcoin, and the structure, rights and transferability of bitcoin. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. While it is impossible to predict the substance and nature of such future or changing laws, regulations or interpretations, the following risk factors discuss new or changing laws and regulations or interpretations that could affect the Trust:
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“States may require licenses that apply to Blockchain technologies and digital assets, such as bitcoin and tokens, and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares.”

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“The Trust or Sponsor may be required to register as a money services business with FinCEN and as a money transmitter in states with applicable money transmitter regulations. If the Trust fails to operate with appropriate state or federal licenses the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.”

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“Events in 2022 have increased the likelihood that federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries, such as digital asset exchanges and custodians.”

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“It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.”

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“The Trust or Sponsor may be subject to a number of regulatory and licensing requirements. If the Trust or Sponsor is not able to satisfy some or all of these requirements, the Sponsor may need to liquidate the Trust.”

Events in 2022 have increased the likelihood that federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries, such as digital asset exchanges and custodians.
The collapse of TerraUSD and Luna and the bankruptcy filings of FTX (together with more than 130 of its affiliates), Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset exchanges, platforms, and custodians.  Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset exchanges and custodians.  The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including bitcoin and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future.  It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust.  The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust.  New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including bitcoin, which could have a negative effect on the value of bitcoin, which in turn would have a negative effect on the value of the Trust’s Shares.

States may require licenses that apply to Blockchain technologies and digital assets, such as bitcoin and tokens, and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares.
In the case of virtual currencies, state regulators such as the New York State Department of Financial Services (“NYSDFS”) have created new regulatory frameworks.  NYSDFS has implemented a regulatory framework for licensing participants in “virtual currency business activity” known as the “BitLicense,” which is intended to focus on consumer protection. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity from conducting such activities without a license.
Other states, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies.  Some states, such as New Hampshire, North Carolina and Washington, have amended their state's statutes to include virtual currencies into existing licensing regimes. It is likely that, as Blockchain technologies and the use of virtual currencies continues to grow, additional states will take steps to monitor the developing industry.  Other states are contemplating the creation of licensing regimes; for instance, in June 2022, a bill was introduced in the California legislator titled “Digital Financial Assets Law,” which as currently drafted would require companies “engaging in digital financial asset business activity,” including investing, lending or trading cryptocurrencies, to register with the state’s Department of Financial Protection and Innovation.  Legislatures in Connecticut and Hawaii have introduced similar laws, and legislatures in a total of 37 states have introduced bills that would affect cryptocurrencies in some form. It is currently impossible to determine which of these bills will pass and, if passed, what the exact substance of such laws and any resulting regulations would be, but it is possible that some of those laws or regulations will result in requirements that affect the Trust or Sponsor and ultimately the value of the Shares.
In the future, the operation of the Trust or the issuance of Shares may require the Trust to the Sponsor to obtain state licenses or registration with a state. The effect of any future regulatory action on the Trust, bitcoin, or the Shares is impossible to predict, but such change could be substantial and could adversely affect the value of the Shares.
It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.
Although currently cryptocurrencies and certain other digital assets are not regulated or are lightly regulated in many countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use such cryptocurrencies or digital assets or to exchange cryptocurrencies or digital assets for fiat currency. Such regulatory actions or restrictions could adversely affect the value of the Shares or result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.
The Trust or Sponsor may be subject to a number of regulatory and licensing requirements. If the Trust or Sponsor is not able to satisfy some or all of these requirements, the Sponsor may need to liquidate the Trust.
It is expected that the Trust or Sponsor may be subject to a number of regulatory and licensing requirements that may adversely affect the Trust.  As discussed in the risk factor above titled “States may require licenses that apply to Blockchain technologies and digital assets, such as bitcoin and tokens, and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares”, 37 states have introduced legislation affecting cryptocurrencies and digitals in some form, and the 118th Congress has introduced more than 50 bills relating to cryptocurrencies and digital assets.  It is currently impossible to determine which of these bills will pass and, if passed, what the exact substance of such laws and any resulting regulations would be, but it is possible that some of those laws or regulations will result in requirements that affect the Trust or Sponsor and ultimately the value of the Shares. Failure to satisfy those requirements may mean that the Sponsor will be unable to manage the Trust as planned, that the Trust or the Sponsor may not be able to operate in certain jurisdictions or potentially operate at all, which would have severe, adverse consequences on the value of the Shares.

The Trust or Sponsor may be required to register as a money services business with FinCEN and as a money transmitter in states with applicable money transmitter regulations. If the Trust fails to operate with appropriate state or federal licenses the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.
The Trust's or Sponsor's activities may require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act. If regulatory changes or interpretations of the Trust's or Sponsor's activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense framework) (or equivalent designation) under state law in any state in which the Trust or Sponsor operate, the Trust or Sponsor may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include, among other things, the implementation of anti-money laundering programs, cyber security, consumer protection, financial and reporting requirements and maintenance of certain records and other operational requirements. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Rather than incur these expenses or comply with licensing requirements, the Sponsor may decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.
Furthermore, the process of obtaining the necessary licenses could take an extensive period of time. There is also a risk that necessary state or federal licenses will not be granted and therefore, the Sponsor may have to act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust's bitcoin at a time that is disadvantageous to Shareholders.
In addition, to the extent the Trust or Sponsor are found to have operated without appropriate state or federal licenses, the Trust or Sponsor may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Trust or Sponsor and affect the value of the Shares.
Events affecting the market for digital assets could cause the Trust reputational harm due to its holdings of bitcoin.
Events in the digital asset markets, such as the Chapter 11 filings of FTX, Celsius, Voyager, BlockFi and others, could disrupt the digital assets markets and have a negative effect on the confidence in, and perception of, such markets.  Although the Trust is not connected in any way to the recent digital asset market events, since the Trust’s assets will be held in bitcoin, it may still suffer reputational harm due to its association with the digital asset industry in light of the recent disruption in the digital asset markets and if there are similar events in the future. If the Trust experiences such reputational harm, regardless of whether it is warranted, Shareholders may decide to sell or redeem their Shares at a time that is disadvantageous for them and could incur losses in connection with their investments in the Shares as a result. Also, if the Trust receives excessive Redemption Orders in any given period as a result of such reputational harm and the Sponsor determines that, as a result of such excessive Redemption Orders, the net asset value of the Trust in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust, the Sponsor may dissolve the Trust at a time that is disadvantageous to Shareholders. See “Risk Factors–Risk Factors Related to the Trust and the Shares–The receipt by the Trust of excessive Redemption Orders in any given period will result in a lower net asset value of the Trust, and if the Sponsor determines that the net asset value of the Trust in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust, the Sponsor may dissolve the Trust.” below.
The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust's reliance on these exemptions. If some investors find the Trust's Shares less attractive as a result, there may be a less active trading market for the Shares and the price of Shares may be more volatile.

In addition, under the JOBS Act, the Trust's independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.
For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its Shareholders may be different from information provided by other public companies.
Risk Factors Related to the Offering
During the offering period, investors risk their use of funds allocated for purchases with no right of return.

The Trust cannot assure you that all or any Shares will be sold. The Placement Agent is offering the Shares on a commercially reasonable best efforts, minimum-maximum basis. The Trust does not have a firm commitment from anyone to purchase all or any of the Shares offered. If offers to purchase the Minimum Amount are not received by the seventh (7th) Business Day following the effective date of the Registration Statement, the escrow provisions require that all funds received be promptly refunded. If refunded, investors will receive no interest on their funds. During the offering period, investors will not have any use or right to return of the funds.

The commercially reasonable best efforts structure of this offering may yield a small amount of assets.

The Placement Agent is offering the Shares on a commercially reasonable best efforts basis, which means that the Placement Agent will use its commercially reasonable best efforts to sell the Shares offered by the Trust. As a commercially reasonable “best efforts” offering, there can be no assurance that the Trust will raise the Minimum Amount or that the offering contemplated by this prospectus will ultimately be completed.  If the amount of Shares sold by the Placement Agent is small, the resulting proceeds and the amount of assets purchased by the Trust will be correspondingly small. If offers to purchase the Minimum Amount are not received by the seventh (7th) Business Day following the effective date of the Registration Statement, then the Trust will not proceed with the offering and all investor funds will be promptly returned to the applicable participating investors without interest in accordance with Exchange Act rules 10b-9 and 15c2-4.

The price of bitcoin may fluctuate significantly between the time a subscription is accepted and the time bitcoin is purchased in conjunction with the issuance of Shares.

The price of bitcoin may fluctuate significantly between the time a subscription is accepted and the time bitcoin is purchased in conjunction with the issuance of Shares. If the price of bitcoin increases between the date a subscription is accepted and the date the Trust issues Shares, then the Trust will be able to purchase less bitcoin than it would otherwise have been able to on the date of such subscription.  If the price of bitcoin decreases between the date a subscription is accepted and the date the Trust issues Shares, then the Trust will be able to purchase more bitcoin than it would otherwise have been able to on the date of such subscription. Additionally, subscriptions are irrevocable and subscribers cannot withdraw their funds during the subscription period regardless of whether the price of bitcoin increases or decreases significantly between the time a subscription is executed and delivered and the closing of the offering.

Risk Factors Related to the Trust and the Shares
Certain Members of the Sponsor have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
The Sponsor was formed to be the Sponsor of the Trust and certain members of the Sponsor have limited history of past performance in managing investment vehicles like the Trust.  The past performances of the Sponsor's members in other investment vehicles, including their experiences in the financial industry, are no indication of their ability to manage an investment vehicle such as this particular Trust. The Trust's success will depend, in part, on the Sponsor's ability to manage the Trust. If the experience of the Sponsor and its members is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. The Trust can make no assurances that it will be successful in addressing these issues.

The Trust's application to have the Shares quoted on OTCQX may not be approved or may experience a significant delay in being approved.
The Sponsor intends to apply to have the Shares approved for quotation on OTCQX, but there is no assurance that such application will be approved.  Even if the application is approved, obtaining the approval may take much longer than anticipated.  If the application to have the Shares quoted on OTCQX is not approved, trading in the Shares may be difficult and no active market may develop or such market may not develop at all.  Even if the application is approved, a significant delay in such approval may have adverse consequences on the value of the Shares and Shareholders' ability to trade their Shares.
Furthermore, a broker, dealer, or qualified interdealer quotation system, such as the ATS operated by OTC Link, LLC, must file with FINRA and/or OTC Markets Group a Form 211 on behalf of the Trust to certify that the applicable requirements of Rule 15c2-11 under the Exchange Act and the filing and information requirements of FINRA Rule 6432 have been satisfied. There is no guaranty that the Sponsor will obtain a market maker to sponsor the Shares in accordance with the OTCQX filing requirements or that the Trust will receive approval from FINRA to quote the Shares on OTCQX.
An active and liquid market for the Shares may not develop or be sustained.  This may result in the price of Shares reflecting premiums or discounts to Bitcoin Holdings.
There is no established trading market for the Shares in the United States.  Although several proposed rule changes submitted by national securities exchanges in respect of spot bitcoin funds have been submitted to the SEC, as of the date of this Prospectus, spot bitcoin products have not been approved for listing on a national securities exchange as a result of the SEC’s determination that the exchanges have not met their burden under the Exchange Act and the SEC’s Rules of Practice to demonstrate that the listing of such products is consistent with the requirements of Section 6(b)(5) of the Exchange Act, in particular the requirement that the rules of a national securities exchange be “designed to prevent fraudulent and manipulative acts and practices” and “to protect investors and the public interest” (see e.g. Order Disapproving a Proposed Rule Change, as Modified by Amendment No. 1, to Amend NYSE Arca Rule 8.201-E (Commodity Based Trust Shares) and to List and Trade Shares of the United States Bitcoin and Treasury Investment Trust, Securities Exchange Act Release No. 34-88284 (Feb. 26, 2020), 85 FR 12595 (Mar. 03, 2020) (SR-NYSEArca-2019-39)).  While the Shares will not be listed on a national securities exchange, the Sponsor intends to apply to have its Shares quoted on OTCQX, but there is no guarantee that such application will be approved or, even if it is approved, that an active trading market will develop. Shareholders therefore have limited access to information about prior market history on which to base their investment decision. Even if the Trust application to be quoted on OTCQX is approved, if an active trading market for the Shares does not develop, the price of the Shares may be more volatile and it may be more difficult and time consuming to complete a transaction in the Shares.  There is no guarantee that the liquidity of the Shares ever achieves the same or better liquidity as bitcoin.  The absence of an active and liquid market for the Shares may result in the price of Shares increasing above the Bitcoin Holdings (i.e., at a premium) or decreasing below the Bitcoin Holdings (i.e., at a discount).
Even if an active trading market for the Shares develops, the market value for the Shares may be highly volatile and could be subject to wide fluctuations after this offering, and therefore, it is difficult to predict the price at which the Shares will trade.
The Shares may trade at a price which is at, above, or below the Bitcoin Holdings per Share as a result of imbalances in supply and demand.
The Shares may trade at, above, or below the Bitcoin Holdings per Share. The Bitcoin Holdings per Share will fluctuate with changes in the market value of bitcoin owned by the Trust. The Share price will fluctuate with changes in the Bitcoin Holdings per Share as well as market supply and demand.  Imbalances in supply or demand for Shares may result in Shares being bought or sold at premiums or discounts to the Bitcoin Holdings.  If the supply of Shares exceeds demand, Shares may tend to trade at a discount to the Bitcoin Holdings.  If the demand for Shares exceeds supply, Shares may tend to trade at a premium to the Bitcoin Holdings.  Unlike an exchange traded fund, the Trust does not perform daily creations and redemptions of Shares, which provides an arbitrage mechanism to reduce tracking errors.  However, to address situations where demand for Shares exceeds supply, the Trust can offer additional Shares in the future.  Similarly, the Trust’s redemption feature can help to address situations where the supply of Shares exceeds demand.  The Trust’s ability to implement these measures, however, is limited and less effective at preventing tracking errors than an exchange traded fund, as additional offerings require time to prepare and execute and involve additional expenses, and the Trust only redeems Shares once per month.  Accordingly, while the Trust’s issuance and redemption features may not be as efficient as a daily create/redeem feature, it is still an arbitrage mechanism that seeks to reduce premiums and discounts of the Shares to the Bitcoin Holdings.

In addition, unlike a national securities exchange, OTCQX does not offer intra-day calculations of the Bitcoin Holdings per share.  As a result, Share quotations on the OTCQX may vary significantly from the actual Bitcoin Holdings per Share during the OTCQX trading day, which could result in trades above or below the Bitcoin Holdings per Share.  If a premium or discount to the Bitcoin Holdings develops, holders of Shares would have to rely on sources external to OTCQX to estimate intraday Bitcoin Holdings per Share for comparison to the Shares trading price. One possible external source could be the CME CF Bitcoin Realtime Index (BRTI), which is calculated by the CF Benchmarks and utilizes a similar methodology as CME CF BRR but adapted for intraday valuations.
When Shares are trading at a premium to the Bitcoin Holdings, an investor will pay more to purchase Shares compared to the value of the Trust's underlying assets.  When Shares are trading at a discount to the Bitcoin Holdings, an investor will pay less to purchase Shares compared to the value of the Trust's underlying assets.  Depending on the price at which an investor purchased their Shares, whether the Shares trade at a discount or a premium to the Bitcoin Holdings may affect the investor's gain or loss on their investment in the Trust when Shares are sold.  If, for example, a Shareholder purchased Shares at a slight premium to the Bitcoin Holdings and sold Shares while they were trading at a discount to the Bitcoin Holdings, the Shareholder will realize a loss on the investment, assuming no change in the Bitcoin Holdings and no bid/ask spread impact on the price of the purchase or sale.  See “Risk Factors–Risk Factors Related to the Trust and the Shares–Deviations between the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share versus the Trust’s GAAP NAV and GAAP NAV per Share.”
The Trust's performance may not always replicate the changes in the price of bitcoin as represented by the Bitcoin Reference Rate.
The Trust's Bitcoin Holdings may not reflect the price of bitcoin represented by the Bitcoin Reference Rate because the Trust has its own expenses and liabilities.  Deviations between the price of bitcoin represented by the Bitcoin Reference Rate and the Trust’s Bitcoin Holdings may also result from disruptions in the bitcoin markets or other extraordinary circumstances.  The Trust’s Bitcoin Holdings is also affected by transaction costs, and potential “slippage.”  Slippage equals the extent to which the price at which a trade is intended to be executed differs from the price at which the trade is actually executed (e.g. the dollar slippage during a redemption on the Redemption Date is the difference between the price of bitcoin sold minus the CME CF BRR price on such Redemption Date multiplied by the number of bitcoin sold). Slippage can be minimized when the price at which a trade is intended to be executed at is determined or calculated to closely correspond to what can be reasonably expected as the actual trade price when taking into account market conditions and trade impact. One of the reasons that the Trust chose the CME CF BRR as the Bitcoin Reference Rate is because of its high replicability through trading. In other words, it is designed so that the calculated price can be closely achieved through trading. Common practices to minimize slippage include splitting a trade over time and across pools of liquidity. In comparison to a single trade, this often reduces market impact and minimizes the potential difference between the average execution price versus the target price. The CME CF BRR’s calculation methodology (see “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV —The Bitcoin Price and the Bitcoin Reference Rate.”) incorporates such strategies as its calculation averages prices over a one-hour timeframe and across several trading platforms. Accordingly, it is not expected that slippage would be a material percentage when the Trust is buying or selling bitcoin.
Generally, in any asset class, slippage due to trading has an inverse relationship to asset liquidity. Liquidity is the efficiency with which an asset can be bought or sold without affecting its market price. The more liquid an asset is, the less slippage is expected in trading. A common proxy measure used in comparing asset liquidity is average trading volume, with the expectation that higher trading volume generally corresponds to higher liquidity and in turn lower expected slippage. While bitcoin’s liquidity, as measured by average daily trading volume, is not as high as the most liquid assets such as U.S. Treasury or major stock indices, it is comparable to individual stocks. For comparison, as of September 2023, the largest (Apple Inc.), the 10th largest (Visa Inc.), the 50th largest (NIKE, Inc.) and the 100th largest (Intuitive Surgical, Inc.) U.S. stocks by market cap have average daily traded volumes of $10,292mm, $1,369mm, $820mm, and $520mm, respectively, as compared to $515mm for bitcoin over the same 6-month period (as calculated for the Constituent Platforms of the CME CF BRR, over the period April 1, 2023 to September 30, 2023 – see trading volume table in “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV —The Bitcoin Price and the Bitcoin Reference Rate”).  Lastly, although comprehensive global trading data is difficult to ascertain for all digital assets, it is widely acknowledged that bitcoin has one of the highest trading liquidity (examples of publicly available digital asset trading data websites include messari.io, cryptocompare.com and coinmarketcap.com), and thus generally lower trading slippage, due to bitcoin’s longer history, higher popularity and better availability as compared to other digital assets.

In addition, the Trust's bitcoin is carried, for financial statement purposes, at fair value as required by GAAP.  The Trust’s GAAP NAV and GAAP NAV per Share will be based on the fair value of bitcoin on a single principal market as required by ASC 820-10-35-5, however, the investment objective of the Trust is for the Shares to reflect the value of bitcoin held by the Trust, as determined by reference to the CME CF BRR, which is based on pricing from multiple Constituent Platforms, therefore resulting in an inherent tracking error. See “Risk Factors–Risk Factors Related to the Trust and the Shares–Deviations between the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share versus the Trust’s GAAP NAV and GAAP NAV per Share.”
Deviations between the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share versus the Trust’s GAAP NAV and GAAP NAV per Share
The Trust uses the CME CF BRR as the Bitcoin Price for daily bitcoin valuations, including valuations in connection with issuances and redemptions of Shares, due to the robustness and replicability of the CME CF BRR. See “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV —The Bitcoin Price and the Bitcoin Reference Rate.” However, for financial statement purposes, the Trust’s bitcoin is carried at fair value as required by GAAP. The Trust calculates a separate GAAP NAV and GAAP NAV per Share following the guidelines within FASB ASC 820-10. See “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV —The Trust’s GAAP NAV.” The Trust expects the daily Bitcoin Holdings and daily GAAP NAV to correspond closely to each other as the Trust has determined the principal market as the platform with the highest trading volume within the Constituent Platforms comprising the CME CF BRR. However, deviations can occur between the prices from the principal market chosen by the GAAP NAV methodology and the prices from the other markets within the CME CF BRR. To the extent that the Shares price deviates from the Trust’s Bitcoin Holdings per Share, it will also likely deviate from the Trust’s GAAP NAV per Share.
The early calculation time of the CME CF BRR can cause the Trust’s end-of-day Bitcoin Holdings per Share to be significantly different than the trading price of the Shares at the close of the U.S markets.
The CME CF BRR, which is utilized by the Administrator to calculate the Trust’s Bitcoin Holdings, is published between 4:00 p.m. and 4:30 p.m. London time. However, the Trust’s Bitcoin Holdings is determined on each Business Day by the Administrator at 4:00 p.m. New York time or as soon thereafter as practicable.  Accordingly, the Trust’s daily Bitcoin Holdings is based on the Bitcoin Price from earlier in the day as opposed to the Bitcoin Price at or around 4:00 p.m. New York time when the U.S. equity market closes. As a result, the closing price of the Shares could differ significantly from the Trust’s Bitcoin Holdings per Share.
Unanticipated operational or trading problems that arise may result in a decrease in the value of the Shares.
The mechanisms and procedures governing the offering and redemption of the Shares and storage of the bitcoin have been developed specifically for this product, and custody of bitcoin for a vehicle like this is still fairly novel.  It is possible that unanticipated issues may arise with respect to the Trust's operations and the trading of the Shares. Such unforeseen problems could have an adverse effect on an investment in the Shares.  Further, while the Trust is passively managed and not actively “managed” by traditional methods, the Sponsor's past experience and qualifications may not be suitable for solving unforeseen issues that may arise pertaining to operations or trading.
The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s bitcoin.
A number of events occurred in 2022 that have had a significant impact on the market for digital assets.  In May 2022, the TerraUSD stablecoin and the Luna token, the primary backing asset for TerraUSD, collapsed, which according to some reports resulted in the loss of approximately $45 billion of market value.  In July 2022, Three Arrows Capital Ltd. (“3AC”), a hedge fund located in Singapore, filed for bankruptcy and defaulted on its loans, including to the digital asset exchanges and digital asset lenders Celsius Network LLC, et al. (“Celsius”), Voyager Digital Ltd., et al. (“Voyager”) and BlockFi Inc., et al. (“BlockFi”).  Finally, on November 11, 2022, FTX Trading Ltd., et al. (“FTX”), including its affiliated hedge fund Alameda Research LLC and over 130 of their affiliates, filed for bankruptcy as well.  All of these events caused customers, investors and digital asset holders to lose some or all of their investments.  While these events were likely caused at least in part by market forces, it is also likely that significant lapses in the risk management processes and policies of the affected entities were contributing factors.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. Except during brief periods with respect to buying or selling bitcoin in connection with Share issuances or redemptions of Shares, the Trust does not interact with any digital asset exchanges, and the Trust’s bitcoin is held in a cold storage wallet with the Trust’s Bitcoin Custodian, a duly chartered New York limited liability trust company, pursuant to an express custodial relationship.  The Sponsor believes that the Security Procedures that the Sponsor and the Bitcoin Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust's bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of Security Procedures that the Sponsor and Bitcoin Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Bitcoin Custodian or their agents.  See also “Risk Factors–Risk Factors Related to the Trust and the Shares–The Trust may be the target of malicious cyber-attacks. Security threats to the Trust, the Bitcoin Custody Account or the Bitcoin Wallet could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a decline in the price of the Shares.” and “Risk Factors–Risk Factors Related to the Trust and the Shares–The Trust’s bitcoin may be subject to loss, damage, theft or restriction on assets.” below.
In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s bitcoin and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.
The Bitcoin Custody Account has been designed specifically to provide security for the Trust's assets. From time to time, the Bitcoin Custody Account may require updates, expansions or alterations and these events may result in the internal movement of bitcoin by the Bitcoin Custodian or temporary unavailability of service. Efforts to modify the security system are likely to be complex and may result in unforeseen delays, costs, operational inefficiencies or an increased vulnerability to security breaches. Further, the Trust and the Bitcoin Custodian may face issues relating to the Security Procedures, such as passwords, encryption, Internet connectivity, two-factor authentication process, proprietary verification protocols, interdepartmental measures, geographic redundancy of key hardware components, multi-signature wallets or telephone call-backs that could result in an adverse impact on the Trust.
The Bitcoin Custodian's Security Procedures are technical and complex. The Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoin and the Bitcoin Custody Account into which the Trust deposits its bitcoin. The Security Procedures may be ineffective against all errors, software flaws (i.e., bugs) or vulnerabilities. Failure in the Security Procedures could be undetectable until after a fraud or breach occurs.
The Trust was recently created for the sole purpose of consummating this offering, however, our auditor has expressed substantial doubt as to the Trust’s ability to continue as a going concern for the next twelve months absent the Trust’s completion of the offering of its Shares.
The financial statements included with this Registration Statement have been prepared on a going concern basis. In respect of such financial statements, our auditors have issued a going concern opinion, which means that there is substantial doubt that the Trust can continue as an ongoing business for the next twelve months absent the Trust’s completion of the offering of the Shares contemplated by this Registration Statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Trust's and the Bitcoin Custodian's ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust's bitcoin.
In order to secure and safeguard client accounts, bitcoin exchanges, funds and other large holders of bitcoin must adapt to rapidly developing changes in technology. As technological change occurs, the security threats to the Trust's bitcoin will adapt and emerge as well. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust's bitcoin from theft, loss, destruction or other issues relating to hackers, phishing, internal corruption, force majeure, pandemic, riots, and technological attack, such assessment is based upon known technology and threats. The Sponsor can make no assurance that the Security Procedures will be effective against unknown threats. As the size of the Trust grows, the Trust may become more attractive to hackers or other bad actors. Security threats are likely to increase as the size of the Trust's assets increases. To the extent that the Trust or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Trust's bitcoin may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust's assets.
The Trust may be the target of malicious cyber-attacks. Security threats to the Trust, the Bitcoin Custody Account or the Bitcoin Wallet could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a decline in the price of the Shares.
Since the launch of the Bitcoin Network, security concerns have remained prevalent in bitcoin markets. The Trust's business operations or the Trust's assets may be harmed in the event that a security breach occurs. Such a breach may be caused by, among other things, hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses. Any breach of the Trust's infrastructure could result in damage to the Trust's reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust's assets grow, it may become a more appealing target for security threats such as hackers and malware. There can be no assurances that the Trust will be fully secure.
The Sponsor believes that the Security Procedures that the Sponsor and the Bitcoin Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust's bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of Security Procedures that the Sponsor and Bitcoin Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Bitcoin Custodian or their agents.
Furthermore, it is possible that actions of outside parties, error or malfeasance of an employee of the Sponsor or Bitcoin Custodian, or otherwise, may cause a breach in the operational infrastructure or the Security Procedures, resulting in an unauthorized access to the Bitcoin Custody Account, private keys, data or bitcoin. Additionally, outside parties may attempt to fraudulently induce employees of the Bitcoin Custodian or the Sponsor to disclose sensitive information in order to gain access to the Trust's infrastructure. The techniques used to employ such malicious attacks change frequently.  The Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Custody Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.
In the event of a security breach of the Bitcoin Custody Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of which could result in a reduction in the price of the Shares.

The Trust and the value of an investment in the Shares may be adversely affected by a loss of confidence or breach in the Trust's security and technology policies.
It is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Trust's bitcoin. The Trust cannot provide assurance that its Security Procedures will be effective against cyber-attacks. A security breach could harm the Trust's reputation or result in the loss of some or all of the Trust's bitcoin. A resulting perception that the Security Procedures do not adequately protect the Trust's bitcoin could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares. A loss of confidence or breach in the Bitcoin Network's security and technology policies may adversely affect bitcoin and the value of the Shares.
The Trust's bitcoin may be subject to loss, damage, theft or restriction on access.
Hackers or malware distributors may target the Trust in an effort to destroy, damage or steal the Trust's bitcoin. There is a risk that some or all of the Trust's bitcoin could be lost, stolen or destroyed. Although the Custodian will utilize numerous Security Procedures to protect the Trust's assets, neither the Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally, by an act of God, pandemic or riot. Access to the Trust's bitcoin could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.
The Trust’s bitcoin is not held in a segregated custody account for the Trust and may occasionally be moved by the Bitcoin Custodian as deemed necessary.
The Bitcoin Wallet created and serviced by the Bitcoin Custodian on behalf of the Trust is not unique to the Trust and therefore the Trust’s bitcoin will not be stored in a segregated, dedicated wallet. Instead, the Bitcoin Custodian uses an omnibus treatment of bitcoin and bitcoin may be moved from time to time at the discretion of the Bitcoin Custodian. The Bitcoin Custodian may interact with the Bitcoin Wallet to fund the withdrawal of bitcoin for other clients, for protocol upgrades, and operational management. The specific bitcoin deposited into the Bitcoin Wallet are known via blockchain data but will not ultimately be the same bitcoin that are sold in subsequent transactions.
The Bitcoin Custodian may or may not support digital assets in the event of a hard fork or airdrop.
Occasionally, the Trust may be entitled to assets as a result of a hard fork or an airdrop.  The Bitcoin Custodian has the discretion of whether to support new digital assets created as a result of a hard fork or an airdrop and may decide to allocate such digital assets to the Trust on a delayed basis, if at all.  If a hard fork or an airdrop occurs and the Bitcoin Custodian has elected to support the new digital asset, then the Trust would hold both the original bitcoin and the new digital asset. As a result, the Trust would need to decide whether to continue to hold, sell or otherwise dispose of the new digital asset. The Trust currently intends to sell such assets to the extent possible in a commercially reasonable manner, with the proceeds to be held as cash and used to purchase bitcoin as soon as commercially practicable. The Trust's decision to continue to hold the new digital asset would be based on factors such as the market value and liquidity of the original bitcoin versus the new digital asset, the computer processing power devoted by miners to the original network versus the alternative new network, safety and security of the alternative new network and the establishment of a technical and commercial ecosystem for the alternative new network. In the event that the Bitcoin Custodian decides not to support a digital asset issued as a result of a fork or an airdrop, the Trust may have to find alternative arrangements to receive and sell such digital asset.  As a result, the Trust may not receive such digital assets, may receive them on a delayed basis, or may be forced to sell at a disadvantageous price, resulting in a material adverse effect on the value of the Shares.

If the Bitcoin Custodian files for bankruptcy, the Trust may only be entitled to share pro rata with other similarly situated creditors in certain of the Bitcoin Custodian’s assets through the bankruptcy process.

In the event that the Bitcoin Custodian files for bankruptcy, bitcoin held by the Bitcoin Custodian may be considered to be the property of a bankruptcy estate rather than property of customers such as the Trust.  In such an event, the Trust may only be entitled to share pro rata with other similarly situated creditors in certain of the Bitcoin Custodian’s assets through the bankruptcy process.  If such assets, including bitcoin, are worth less than the aggregate claims of all similarly situated creditors, the recovery of the Trust in respect of any bitcoin then held by the Bitcoin Custodian for the benefit of the Trust may be limited.
The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy, the markets and the Trust’s service providers.
An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and has now been spread globally. This outbreak has resulted in travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines, cancellations, supply chain disruptions, and lower consumer demand, layoffs, defaults and other significant economic impacts, as well as general concern and uncertainty. The impact of this outbreak has adversely affected the economies of many nations and the entire global economy and may impact individual issuers and capital markets in ways that cannot necessarily be foreseen. Other infectious illness outbreaks that may arise in the future could have similar impacts. Public health crises caused by the outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The COVID-19 outbreak will have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the financial markets. Secondary market spreads could widen and compromise the Trust’s ability to purchase and sell bitcoin to support the creation and redemption process. Any inability of the Trust to issue or redeem Shares, purchase or sell bitcoin or the Bitcoin Custodian or any bitcoin trading counterparty to receive or deliver bitcoin as a result of the outbreak will negatively affect the Trust's operations.
The duration of the outbreak and its effects cannot be determined with certainty. A prolonged outbreak could adversely affect the correlation between the price of the Shares and the Bitcoin Holdings of the Trust or could result in an increase of the costs of the Trust or less liquidity in the market for bitcoin, each of which could adversely affect the value of Shares. In addition, the outbreak could also impair the information technology and other operational systems relied on by the Trust’s service providers, including the Sponsor, the Trustee, the Administrator, and the Bitcoin Custodian, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies, new monetary programs and lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market for bitcoin, which could adversely affect the price of the Shares.
Further, the outbreak could interfere with or prevent the operation of the Constituent Platforms used to determine the CME CF BRR, which the Administrator uses to value the bitcoin and calculate the Bitcoin Holdings of the Trust. The outbreak could also cause the closure of bitcoin exchanges, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust and the value of the Shares.
The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.  Shareholders have limited rights with respect to the termination of the Trust or other aspects of the Trust’s administration.
The Trust may be terminated and liquidated at a time which is disadvantageous to Shareholders, such as when the Bitcoin Price is lower than at the time when Shareholders purchased their Shares.  In such a case, when the Trust's bitcoin are sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if their prices were higher at the time of sale and Investors may experience a loss in their investments.  The Sponsor, in its sole discretion, may dissolve the Trust for any reason without the consent of Shareholders.  It is possible that the Sponsor may decide to terminate the Trust at a time that is not advantageous for the Shareholders, which may result in losses. A Shareholder therefore has limited rights with respect to the termination of the Trust or other aspects of the Trust’s administration, which may adversely affect its investment.

A Redemption Order is irrevocable and the price of bitcoin may fluctuate significantly between the time a Redemption Order is received and the Redemption Date.
Once a Redemption Order has been received by the Trust, it can no longer be revoked by the Shareholder under any circumstances, though it may be rejected by the Administrator if it does not comply with the redemption requirements.
The price of bitcoin may fluctuate significantly between the date a Redemption Order is received and the Redemption Date. Shareholders redeeming Shares will be entitled to receive the cash value of their applicable redemption amount, which is the Bitcoin Holdings of the Shares submitted for redemption, determined as of the Redemption Date, less a $250 redemption fee charged by the Administrator. In the event that the price of bitcoin increases between the date a Redemption Order is received and the Redemption Date, then the Bitcoin Holdings of the Shares submitted for redemption will increase and therefore the cash received by the redeeming Shareholder in respect of its redeemed Shares will be greater than the cash it would have otherwise received as of the date that the Redemption Order was received.  Conversely, in the event that the price of bitcoin decreases between the date a Redemption Order is received and the Redemption Date, then the Bitcoin Holdings of the Shares submitted for redemption will decrease and therefore the cash received by the redeeming Shareholder in respect of its redeemed Shares will be less than the cash it would have otherwise received as of the date that the Redemption Order was received.  Redemption Orders are irrevocable and Shareholders cannot withdraw their Redemption Order during the period between submission of such Redemption Order and the Redemption Date regardless of whether the price of bitcoin increases or decreases significantly during such time. This means that the redeeming Shareholder bears the risk of fluctuations in the price of bitcoin between the date the Redemption Order is submitted and the Redemption Date.
The Trust may suspend the Shareholders rights to redeem Shares or the payment of redemption proceeds, which could adversely affect the value of the Shares and the ability of a Shareholder to achieve liquidity if a secondary market for the Shares does not develop.
Pursuant to the Trust Agreement, the Trust may suspend the Shareholders rights to redeem Shares or the payment of redemption proceeds if a Suspension Event occurs.  Suspension Events include (a) when a redemption would, in the opinion of counsel, result in a violation of the securities laws of the United States (including but not limited to Regulation M, Rule 13e-3 of the Exchange Act and Rule 13e-4 of the Exchange Act) or any other applicable laws or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates; (b) if any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited; (c) the Bitcoin Network experiences delays or is suspended in a manner that affects the ability of the Trust to buy, sell or deliver bitcoin to a third party; (d) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholders; (e) any breakdown in the means of communication or publication normally employed in determining the Trust's Bitcoin Holdings or the Bitcoin Holdings per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason; (f) the occurrence of an event that may cause the dissolution of the Trust; (g) the Sponsor has otherwise determined, in good faith, with respect to the Trust or the Shares of the redeeming or remaining Shareholders, respectively, that the redemption by any Shareholder of its Shares (whether in whole or in part) would have a material adverse effect on the Trust or the Shares of the redeeming or remaining Shareholders, respectively, including, without limitation, the risk of potential re-classification of the Trust for U.S. federal income tax purposes; or (h) any event constituting force majeure (including without limitation pandemic or riot) which, in the good faith determination of the Sponsor, makes determination of the Bitcoin Holdings or redemption impossible or impracticable; provided that any determination of the Bitcoin Holdings or redemption so suspended shall be reinstated or processed as soon the force majeure event has resolved.  For example, in connection with its review of this Registration Statement, the SEC has communicated to the Trust that (i) its decision to not issue additional comments should not be interpreted to mean that it agrees or disagrees with the Trust’s reasoning regarding the manner in which the Trust will effectuate redemption purchases or the Trust’s conclusions in respect of practices it may engage in with respect to Regulation M, Rules 10b-9 and 15c2-4, and (ii) it does not agree with the Trust’s interpretation of the term “redemption” as used within the scope of the exceptions in Rules 13e-3(g)(4) and 13e-4(h)(1) when redeeming Shares. If the Trust were to suspend the Shareholders rights to redeem Shares or the payment of redemption proceeds, such suspension could adversely affect the value of the Shares and the ability of a Shareholder to achieve liquidity if a secondary market for the Shares does not develop.

The receipt by the Trust of excessive Redemption Orders in any given period will result in a lower net asset value of the Trust, and if the Sponsor determines that the net asset value of the Trust in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust, the Sponsor may dissolve the Trust.
In the event that the Trust receives Redemption Orders in any given period, the net asset value of the Trust will decrease. If the Trust receives excessive Redemption Orders in any given period and the Sponsor determines that, as a result of such excessive Redemption Orders, the net asset value of the Trust in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust, the Sponsor may dissolve the Trust.  Any such dissolution of the Trust could result in the liquidation of the Trust's bitcoin at a time that is disadvantageous to Shareholders.
In the event that any digital asset exchange utilized by the Trust to buy and sell bitcoin experiences excessive withdrawals of bitcoin, such exchange may suspend or permanently cease the ability of the Trust to buy and sell bitcoin on such exchange which in turn could result in a decreased ability by the Trust to issue new Shares, a delay in payment with respect to a Shareholder’s redemption of its Shares or a suspension of a Shareholder’s ability to redeem its Shares.
In the event that an exchange experiences excessive withdrawals of bitcoin, such exchange may suspend the ability of its users to buy and sell bitcoin or may permanently cease the ability of its users to buy and sell bitcoin. If the Trust (or any third party broker or dealer utilized by the Trust) uses any such exchange to buy bitcoin in connection with the issuance of Shares or to sell bitcoin in connection with the redemption of Shares and is unable to complete its trades elsewhere in a timely manner, the ability of the Trust to issue new Shares or redeem outstanding Shares may be delayed or suspended. In respect of a Shareholder’s redemption of Shares, any such delay or suspension could adversely affect the value of the Shares and the ability of a Shareholder to achieve liquidity if a secondary market for the Shares does not develop. See also “Risk Factors–Risk Factors Related to the Trust and the Shares–The Trust may suspend the Shareholders rights to redeem Shares or the payment of redemption proceeds, which could adversely affect the value of the Shares and the ability of a Shareholder to achieve liquidity if a secondary market for the Shares does not develop.”
In the event that the amount of Shares delivered by a Shareholder’s DTC Participant on a Redemption Date is different than the amount of Shares to be redeemed as set forth in such DTC Participant’s Redemption Order, such Shares will not be redeemed and shall remain outstanding.
In the event that the number of Shares to be redeemed by a Shareholder as stated in a Redemption Order does not match the number of Shares delivered by its DTC Participant on the Delivery Date, none of the Shares delivered by such DTC Participant will be redeemed on such Redemption Date and such Shares shall remain outstanding. In such case, a new Redemption Order will need to be submitted to the Administrator by the Shareholder’s DTC Participant for processing on the following Redemption Date.
In the event the Trust's assets are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the assets at the time the loss is discovered.
If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's assets held by one of the Trust's custodians and such loss is found to be the fault of such custodian, the Trust may not be able to recover more than the market value of the assets at the time the loss is discovered.  If the market value of assets increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases assets to replace the losses, less assets will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected.

The Bitcoin Custodian, the Cash Custodian and other Service Providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust.
Shareholders cannot be assured that the Bitcoin Custodian, the Cash Custodian, the Administrator, the Auditor, the Partnership Representative, the Transfer Agent or the Trustee (collectively, the “Service Providers”) will maintain any insurance with respect to the Trust's assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust.  In addition, none of the Trust's Service Providers are required to include the Trust as a named beneficiary of any such insurance policies that are purchased.  Accordingly, the Trust will have to rely on the efforts of the Service Provider to recover from their insurer compensation for any losses incurred by the Trust in connection with such arrangements.
The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Bitcoin Custodian and Cash Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin and U.S. dollars for which no person or entity is liable.
The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, bitcoin is not currently eligible for insurance by the FDIC or SIPC and neither the Trust nor the Sponsor directly insures the Trust’s bitcoin or U.S. dollars. While the Bitcoin Custodian has indicated to the Sponsor that it has insurance coverage in excess of $100 million that covers losses of the bitcoin it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s bitcoin.  Further, the Bitcoin Custodian custodies digital assets that have a value materially in excess of $100 million and therefore Shareholders cannot be assured that, while the Bitcoin Custodian could maintain insurance at higher amounts, the $100 million threshold level of insurance indicated by the Bitcoin Custodian will be sufficient to cover, either partially or in full, losses related to theft of any material portion of digital assets custodied by the Bitcoin Custodian, including the Trust’s bitcoin. In addition, certain exclusions apply to the Bitcoin Custodian’s insurance coverage.
Furthermore, under the Bitcoin Custodian Agreement, the Bitcoin Custodian’s liability with respect to the Trust will not exceed the lesser of (a) the replacement cost of the bitcoin and U.S. Dollars held by it for the benefit of the Trust, and (b) the market value (as determined by the Custodian) of the bitcoin and U.S. Dollars held by it for the benefit of the Trust to which such loss or damage relates at the time the Trust reasonably should have been aware of the Bitcoin Custodian’s gross negligence, willful misconduct or fraud.
U.S. dollars held in the Cash Account will be insured by the FDIC subject to applicable FDIC insurance limits.
The Shareholders’ recourse against the Sponsor, the Bitcoin Custodian and the Cash Custodian for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of bitcoin or U.S. dollars, is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoin or U.S. dollars that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders may be limited.
If there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and Shareholders will be reliant on the adequacy of above-referenced insurance, if any, to cover losses.  A loss with respect to the Trust's assets that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the Bitcoin Holdings and would adversely affect the value of the Shares.  In addition, any event of loss may adversely affect the operations of the Trust and, consequently, the value of the Shares.

The Trust may conduct further offerings or sales of Shares from time to time, at which time it will offer Shares at a price that will be equal to the Bitcoin Holdings at the time of the offering but that may be below the trading price of Shares at that time.
The Trust may conduct further offerings or sales of Shares from time to time, provided that any distribution relating to such future offering will comply with all applicable laws and regulations, including but not limited to Regulation M.  Shares, including fractional shares, sold in a Share Placement after the Trust’s initial offering will be issued at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated the Bitcoin Holdings per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.  If the Shares of the Trust trade at a price above the Bitcoin Holdings on such issuance date, the issuance of such additional Shares at the Bitcoin Holdings may have the effect of lowering the trading price of Shares immediately after the pricing of such issuance.  In addition, if and as long as the trading price of the Shares is below the Bitcoin Holdings, it is unlikely that the Trust will issue further Shares, because such Shares would have to be offered at a price above the trading price of Shares.
The Trust Agreement includes provisions that that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.
Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by Shareholders of other trusts or companies where shares carry such rights. The Shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least ten percent (10.0%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.
Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the ten percent (10.0%) threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the ten percent (10.0%) threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The Administrator is solely responsible for determining the value of the Trust's bitcoin, the Trust's Bitcoin Holdings and the Trust’s GAAP NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust's Bitcoin Holdings and the Trust’s GAAP NAV at 4:00 p.m. (New York time) or as soon thereafter as practicable, on each Business Day. The Administrator's determination is made utilizing data from the Bitcoin Custodian and Cash Custodian's operations and the Bitcoin Price. To the extent that the Trust's Bitcoin Holdings or the Trust’s GAAP NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
Shareholders may be adversely affected in the event calculation of the Bitcoin Holdings is suspended.
The Trust may suspend or restrict the determination of the Bitcoin Holdings if (1) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited, (2) the Bitcoin Network experiences delays or is suspended in a manner that affects the ability of the Trust to buy, sell or deliver bitcoin to a third party, (3) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder, (4) any breakdown in the means of communication or publication normally employed in determining the Trust's Bitcoin Holdings or the Bitcoin Holdings per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason, (5) any event has occurred and is continuing which may cause the dissolution of the Trust or (6) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of the Bitcoin Holdings impossible or administratively unfeasible; provided that any suspension of the determination of the Bitcoin Holdings shall be reinstated as soon as the force majeure event has resolved. Any such suspension or restriction could adversely affect the Shares. The Trust disclaims any liability for any loss or damage that may result from any such suspension or restriction.
Reliance on Service Providers.
The Trust is dependent upon the various Service Providers that are not controlled by the Sponsor or the Trustee. Because the Trust is reliant on the Service Providers to conduct its business and operations, the error or misconduct by, or failure of (such as bankruptcy, receivership or liquidation) a Service Provider could have a material adverse effect on the Trust and the Shareholders' investments therein. In addition, the Trust may be subject to operational and settlement risks, legal risks, credit risk, non-payment, non-deliverability, government intervention, complex regulatory risk, non-performance risk, bankruptcy risk, insolvency risk, receivership, and fraud risk with respect to the Service Providers.
To the Sponsor’s knowledge, none of the Service Providers have been involved in any of the negative events involving the digital assets industry in 2022 that are described above, and to the Sponsor’s knowledge, none of them have filed for bankruptcy, been decreed insolvent or bankrupt, made any assignment for the benefit of creditors, or have had a receiver appointed for them, have experienced excessive redemptions or suspended redemptions or withdrawals of digital assets, have the digital assets of their customers unaccounted for or have experienced material corporate compliance failures.

The Trust's expenses, including Additional Trust Expenses (if any) and the Sponsor's Fee may adversely affect an investment in the Shares.
The Sponsor has contractually assumed the Sponsor-paid Expenses, which are certain operational and periodic expenses of the Trust. See “The Trust—Trust Expenses.” Additional Trust Expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid from the cash on deposit in the Trust's Cash Account, which may adversely affect an investment in the Shares. In addition, the Sponsor may, in its sole discretion, increase the Sponsor's Fee or decrease the Sponsor-paid Expenses, which may adversely affect an investment in the Shares. Such an increase in the Sponsor's Fee or decrease in the Sponsor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor's Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor's Fee.  A Shareholder may never achieve profits, significant or otherwise, by investing in the Trust.
The value of the Shares will be adversely affected if the Trust is required to pay any amounts pursuant to its obligation to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodians under the Trust Documents.
Under the documents related to and governing the Trust (the “Trust Documents”), each of the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Bitcoin Custodian and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator, the Bitcoin Custodian and the Cash Custodian may require that the assets of the Trust be sold in order to cover losses or liabilities suffered by it. Any sale of that kind would reduce the Trust's Bitcoin Holdings and the Bitcoin Holdings per Share.
Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.
Third parties may assert intellectual property rights claims that have an adverse effect on the Trust. The Sponsor is not currently aware of any such claims that may prevent the Trust from operating and holding bitcoin. These claims may pertain to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. An intellectual property or other legal action, regardless of its merit, may result in expenses for legal fees to defend or payments to settle such claims. These expenses would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust's bitcoin. Further, a meritorious intellectual property rights claim may prevent Trust operations and force the Sponsor to terminate the Trust and liquidate the Trust's bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.
Shareholders may be forced to return certain funds in the event the Trust is adjudged insolvent or bankrupt.
Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement.
Substantial reliance on technology, third-party software and data by the Trust and its Service Providers could impact the value of the Shares if such technology, software or data is disrupted or destroyed.
The Trust, Sponsor and Service Providers will rely on the use of technology, including third-party software and data, to run many aspects of its respective businesses.  The Trust employs controls reasonably designed to assure that its technology systems are sound and the systems suppliers it relies on are reputable and competent.  As a result, each of the Trust, the Sponsor and the Service Providers may encounter systems flaws, and some data used by such parties may be inaccurate.  Furthermore, technology is subject to damage or interruption from a variety of sources, including, without limitation:

•	power loss, computer system failures and internet, telecommunications or data network failures;
•	operator negligence or improper operation by, or supervision of, employees;
•	physical and electronic loss of data or security breaches, misappropriation and similar events;
•	computer viruses;
•	intentional acts of vandalism, terrorism, cyber-terrorism, cyber-crime, pandemics, computer hacking and similar events; or
•	any event constituting a force majeure.
These issues may go undetected for long periods of time or avoid detection altogether.  As a result, these issues could materially adversely affect the value of the Shares.
Risk Factors Related to the Bitcoin Network and Bitcoin
Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.
Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the aggregate bandwidth of the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to the Bitcoin Blockchain, an incorrect transfer of cryptocurrency, such as bitcoin, or a theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft.  To the extent that the Trust is unable to seek a corrective transaction or is incapable of identifying the third party which has received bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin.  To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.
The further development and acceptance of the Bitcoin Network and other protocols that govern the issuance of transactions in bitcoin and other digital currencies are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Shares.
The use of digital currencies such as bitcoin to, among other things, buy and sell goods and services, is part of an evolving industry. This rapidly developing digital marketplace employs digital assets based upon a designated computer-generated mathematical and/or cryptographic protocol.  The growth of this industry is subject to a high degree of uncertainty.  Factors affecting the further development of this industry include, but are not limited to:
•	continued worldwide growth in the adoption and use of digital currencies, including bitcoin;
•	government and quasi-government regulation of the use of and access to digital assets, including bitcoin, and the platforms they operate or otherwise interact on;
•	changes in consumer demographics and market preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	the maintenance and development of the open-source software protocol of the Bitcoin Network;

•	general economic conditions; or
•
negative consumer perception or lack of public interest in digital assets, including but not limited to as a result of failures of significant market participants such as FTX, Voyager, Celsius or BlockFi.

The Trust is passively managed, not actively managed, and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network would harm the price of the Shares.
A Disruption of the Internet may affect bitcoin operations, which may adversely affect the bitcoin industry and an investment in the Shares.
The Bitcoin Network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Bitcoin Network's functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Shares or the ability of the Trust to operate.
Potential amendments to the Bitcoin Network's protocols and software could, if accepted and authorized by the Bitcoin Network community, adversely affect an investment in the Shares.
The Bitcoin Network uses a cryptographic protocol to govern the interactions within the Bitcoin Network.  A development team known as the “Core Developers” which evolves over time, manages the code that sets forth the protocol. The members of the Core Developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com.  The Core Developers can propose amendments to the Bitcoin Network's source code that could alter the protocols and software of the Bitcoin Network and the properties of bitcoin. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin.  The Bitcoin Network could be subject to new protocols and software that may adversely affect an investment in the Shares, to the extent that a significant majority of the users and validators on the Bitcoin Network install such software upgrades.
The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks.
There is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and validators on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of validators and bitcoin users must consent to such software modifications by downloading the altered software or upgrade; otherwise, the modifications do not become a part of the Bitcoin Network. Since the Bitcoin Network's inception, modifications to the Bitcoin Network have been accepted by the vast majority of users and validators, ensuring that the Bitcoin Network remains a coherent economic system.
If a proposed modification is not accepted by a vast majority of validators and users but is nonetheless accepted by a substantial population of participants in the Bitcoin Network, a “fork” in the Bitcoin Blockchain could develop. This would result in two separate Bitcoin Networks. Such a fork in the Bitcoin Blockchain typically would be addressed by community-led efforts to merge the forked Bitcoin Blockchains, and several prior forks have been so merged.

The open-source structure of the Bitcoin Network protocol means that the Core Developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and an investment in the Shares.
The Bitcoin Network operates based on an open-source protocol maintained by the Core Developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development.  As the Bitcoin Network protocol is not sold and its use does not generate revenues for its development team, the Core Developers are generally not compensated for maintaining and updating the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the Core Developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the Core Developers, there can be no guarantee that such support will continue or be sufficient in the future. To the extent that material issues arise with the Bitcoin Network protocol and the Core Developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin Network and an investment in the Shares may be adversely affected.
Digital assets are based on developing technologies that are subject to rapid innovation and change.  Changes or innovations in digital assets may occur that affect the Bitcoin Network and value of bitcoin and that could render bitcoin technology obsolete. Such an occurrence could negatively impact the Trust's business model and the value of an investment in the Shares.
Digital assets are based on developing technologies that are characterized by rapid change and innovation.  The Bitcoin Network and bitcoin may become obsolete as significant technological changes or innovations continue to occur in this market.  If the Bitcoin Network is not able to adapt to such changes or innovations, it may not be able to generate interest in the Bitcoin Network or bitcoin, which may have a material adverse effect on an investment in Shares.
Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact and consequently affect the price of bitcoin.
Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities.  In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities. Any such developments could lower the demand for bitcoin and have a material and adverse effect on the price of bitcoin.
If fewer people accept bitcoin as currency or fewer merchants accept bitcoin as a payment method, bitcoin may decline in value.
Bitcoin has a relatively limited history of existence and operations compared to traditional non-digital assets.  Currently, it is unclear whether, and to what extent, bitcoin will be adopted as a form of payment or utilized as a store of value. Bitcoin has gained limited commercial acceptance only within the past decade and, as a result, there is little data on its long-term investment potential or adoption in the marketplace. In the event that bitcoin is not widely adopted as a form of payment or utilized as a store of value, then demand for bitcoin will likely decrease, which in turn may have a material and adverse effect on the price of bitcoin. Conversely, in the event bitcoin is widely adopted as a form of payment or utilized as a store of value, then it is possible that additional and more stringent regulations addressing bitcoin will be implemented, which may have a material and adverse effect on the price of bitcoin.

The bitcoin market may be subject to a higher risk of fraud, manipulation and other malfeasance which can adversely affect the appeal of bitcoin to investors and the growth and development of bitcoin generally, which, in turn, could adversely affect the price of bitcoin.
The bitcoin market may be subject to a higher risk of fraud, manipulation and other malfeasance, such as the mishandling of customer assets by FTX. At a high level, bitcoin balances are maintained as public addresses on the relevant distributed ledger network, which generally constitutes a public record of all transactions in bitcoin. However, no distributed ledger network reflects any information about the identity of any specific owner. Consequently, bitcoin transactions generally are pseudonymous. Notwithstanding applicable U.S. and foreign laws, many participants in the bitcoin spot market have taken advantage of this characteristic, engaging in transactions without appropriate customer identification and anti-money laundering policies and procedures. While regulators have begun to take action in this area, these issues persist and give rise to an increased risk of manipulation and fraud in the bitcoin space, including the potential for Ponzi schemes, bucket shops and pump and dump schemes, as well as contribute to the real or perceived risk that bitcoin the preferred choice of illicit actors. The foregoing could adversely affect the appeal of bitcoin to investors and the growth and development of bitcoin generally, which, in turn, could adversely affect the price of bitcoin.
The value of bitcoin may depend, in part, on the prices of other digital assets and price volatility in such other digital assets may adversely affect the price of bitcoin.
A principal risk in investing and trading bitcoin is substantial price volatility. The price of bitcoin may be influenced generally by a wide variety of complex and difficult to predict factors affecting bitcoin or digital assets in general. The price of bitcoin may be affected, in part, on the prices of other digital assets including both directional movements and / or price volatility, which could be the result of certain market events. For example, in May 2022, the digital asset TerraUSD (UST) lost its $1 peg. As UST “de-pegged,” the custodian of UST’s bitcoin reserves, the Luna Foundation Guard, sold bitcoin to buy UST in an ultimately unsuccessful effort to re-peg the price of UST to its $1 peg. It is believed that the foregoing action by the Luna Foundation Guard exacerbated a bitcoin sell-off that adversely affected the price of bitcoin. Similar future occurrences may significantly impact the value and trading of bitcoin.
The Bitcoin Blockchain could be vulnerable to a “51% attack,” which could adversely affect an investment in the Shares or the ability of the Trust to operate.
If the majority of the processing power dedicated to mining on the Bitcoin Network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the Bitcoin Blockchain on which the Bitcoin Network and most bitcoin transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new bitcoin or transactions. Further, a bad actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users' transactions for so long as it maintained control. If the bitcoin community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Bitcoin Blockchain may be impossible. The possible crossing of this threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin Network increases, there may be an effect on an investment in the Shares.
Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly.  These premises may be incorrect or may become incorrect due to technological advances.
Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning Blockchain and distributed ledger protocols. If either of these events were to happen, the Trust and marketplaces that rely on Blockchain technologies could quickly collapse.

If validators expend less processing power on the Bitcoin Network, it could increase the likelihood of a malicious actor obtaining control.
Validators ceasing operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin Network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin Network. As a result, it may be possible for a bad actor to manipulate the Bitcoin Blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin Network may adversely affect an investment in the Shares.
Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin Network.
Bitcoin miners, functioning in their transaction confirmation capacity, collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the attractiveness of the Bitcoin Network and may adversely impact an investment in the Shares or the ability of the Trust to operate.
The demand for bitcoin may be reduced and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses if fees increase for recording transactions in the Bitcoin Blockchain. This could result in a reduction in the price of bitcoin that could adversely affect an investment in the Shares.
As the number of bitcoin awarded for solving a block in the Bitcoin Blockchain decreases, the incentive for validators to contribute processing power to the Bitcoin Network will transition to transaction fees. To incentivize validators to continue their operations, the Bitcoin Network may transition from a set reward to transaction fees earned upon solving for a block. If validators demand higher transaction fees for recording their transactions or a software upgrade automatically charges fees for all transactions, the cost of using bitcoin may increase. If the cost of bitcoin transactions increases, the marketplace may be reluctant to accept bitcoin as a means of payment. Increased costs may motivate market participants to switch from bitcoin to another digital asset or back to fiat currency. Decreased use and demand for bitcoin may adversely affect their value and result in a reduction in the Bitcoin Price and the price of the Shares.
As technology advances, validators may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin Network and an investment in the Shares.
Due to the increasing demand for digital asset mining hardware, validators may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations.  In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, validators will need to upgrade their mining hardware periodically to keep up with their competition.  The development of supercomputers with disproportionate computing power may threaten the integrity of the digital asset market by concentrating mining power, which would make it unprofitable for other validators to mine.  The expense of purchasing or upgrading new equipment may be substantial and diminish returns to validators dramatically. A decline in validators may result in a decrease in the value of bitcoin and the value of the Trust.

Any widespread delays in the recording of transactions on the Bitcoin Blockchain could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in the Shares.
To the extent that any validators cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a validator who does not require the payment of transaction fees. Validators currently do not have incentives to elect to exclude the recording of such transactions.  In the event that incentives to exclude the recording of transactions on the Bitcoin Blockchain arise (for example, a collective movement among validators or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for, or in addition to, the award of new bitcoin upon the solving of a block), it could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely affect an investment in the Shares.
Congestion or delay in the Bitcoin Network may delay purchases or sales of bitcoin by the Trust.
Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin Network.  Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin Network.  Any delay in the Bitcoin Network could affect the Trust's ability to buy or sell bitcoin at an advantageous price or may create the opportunity for a bad actor to double spend bitcoin, resulting in decreased confidence in the Bitcoin Network.  As a result, the Bitcoin Network and the value of the Shares would be adversely affected.
Competition from digital currencies backed by central banks and or issued by financial institutions could adversely affect the value of bitcoins and other digital assets.
A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale central bank digital currency work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, digital currencies sponsored by central banks, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.
The loss or destruction of a private key required to access bitcoin may be irreversible.
Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The Bitcoin Custodian will maintain all of the private keys associated with the Trust’s bitcoin holdings.  To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the bitcoin held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Bitcoin Custodian, the Trust could lose some or all of its bitcoin holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s bitcoin would adversely affect the value of the Shares.

Risk Factors Related to the Bitcoin Market
Bitcoin has a short history.
Bitcoin was invented in 2009.  The asset, bitcoin, and its trading history thus have existed for a relatively short time, which limits a potential Shareholder's ability to evaluate an investment in the Trust.
It is possible that a small group of early bitcoin adopters control large amounts of existing bitcoin. To the extent these individuals sell their bitcoin, the price of bitcoin may decline.
There is no registry showing which individuals or entities own bitcoin or the quantity of bitcoin owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early bitcoin adopters hold a significant proportion of the bitcoin that has thus far been created. There are no regulations in place that would prevent a large holder of bitcoin from selling their bitcoin. Such bitcoin sales may adversely affect the price of bitcoin and an investment in the Shares.
The Trust is subject to market risk.
Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust's Shares is subject to market risk.
Due to the unregulated nature and lack of transparency surrounding the operations of bitcoin exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of the Shares.
Bitcoin exchanges are relatively new and, in some cases, unregulated. The ownership of bitcoin exchanges and the internal structure of such exchanges and their affiliates are often unknown.  This lack of transparency may lead to situations that may result in the marketplace losing confidence in some bitcoin exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.  The lack of regulatory oversight may also lead some to doubt the accuracy of data available for trading on bitcoin exchanges.  For example, in 2019 claims were made that 80-95% of bitcoin trading volume on bitcoin exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the U.S. If such claims are accurate or are believed by the market to be accurate, such actual or perceived false trading on bitcoin exchanges, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.
In addition, over the past several years, some bitcoin exchanges have been closed due to fraud and manipulative activity, business failure or security breaches, which had an immediate effect on the value of bitcoin. For instance, in February 2014 Mt. Gox, one of the largest bitcoin exchanges at the time, filed for bankruptcy protection after it lost between 650,000 to 850,000 bitcoin belonging to its customers as a result of a hacking attack; in the wake of this incident, the value of bitcoin dropped by more than 25%.  Other examples of significant thefts or losses from bitcoin exchanges are a loss of 19,000 bitcoin by Bitstamp in 2015 and 120,000 bitcoin from Bitfinex in 2016, and major losses due to hacking activities or other security breaches have occurred regularly and are likely to continue to occur.  Most recently, the Hong Kong-based exchange CoinEx lost cryptocurrencies valued at approximately $70 million in September 2023. Other losses occurred as a result of fraud or mismanagement of bitcoin exchanges, such as the loss of CAD$169 million as a result of the collapse of the Canadian exchange Quadriga and a yet-to-be determined amount of losses as a result of the collapse of FTX which is expected to exceed $3 billion (though the losses at Quadriga and FTX involved not only bitcoin but also other cryptocurrencies). See “Risk Factors–Risk Factors Related to the Bitcoin Market–Digital asset exchanges may be exposed to fraud and failure. Such failures may result in the marketplace losing confidence in certain digital asset exchanges, a reduction in the price of bitcoin, or even cause the market for bitcoin to disappear entirely, which would adversely affect an investment in the Trust.” below.

Negative perception, a lack of stability in the bitcoin markets and the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a bitcoin exchange used in calculating the Bitcoin Price may result in a loss of confidence in the Trust’s ability to determine its Bitcoin Holdings on a daily basis. These potential consequences of such a bitcoin exchange’s failure could adversely affect the value of the Shares.
Digital asset exchanges may be exposed to fraud and failure. Such failures may result in the marketplace losing confidence in certain digital asset exchanges, a reduction in the price of bitcoin, or even cause the market for bitcoin to disappear entirely, which would adversely affect an investment in the Trust.

Digital asset exchanges are relatively new and regulatory scrutiny of digital asset exchanges is increasing. Digital asset exchanges are rapidly developing in the growing digital currency market. In many cases, regulation surrounding the operations of such exchanges remains unclear and the global distribution of trading volume and other unique factors may not be auditable or reliable. Many digital asset exchanges currently do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance and there have been a number of significant failures recently, and such failures likely will negatively affect the values of digital assets such as bitcoin.  For example, in 2022, each of Celsius, Voyager and 3AC declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, a digital asset exchange, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy.  Lack of clarity in the operations of bitcoin exchanges may result in a loss of confidence in the marketplace.

Additionally, fraud, business failures and security breaches have caused a number of digital asset exchanges to close in the brief history of bitcoin.  Customers of digital asset exchanges that have closed or experienced security breaches, in many instances, were not compensated for the losses they experienced.  For example, in August 2016, hackers breached the security systems of Bitfinex, resulting in the loss of 119,755 bitcoins in aggregate. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of bitcoin, ether and other digital assets. South Korean-based exchange Coinrail announced a hacking incident that took place in June 2018 that resulted in losses of approximately $40 million in various digital assets. In September 2018, Japan-based exchange Zaif announced that approximately $60 million worth of digital assets, including bitcoin, was stolen due to hacking activities.  Hackers are a threat to both small and large digital asset exchanges. Varying degrees of infrastructure development and capitalization among digital asset exchanges provide hackers with incentives and opportunities to target such exchanges. When market participants become victims of security breaches or hear of such breaches, there may be a loss of confidence in the stability of digital asset exchanges or the Bitcoin Network.  Such a loss of confidence may result in a drop of the value of bitcoin or in greater volatility in the Bitcoin Price, which could affect the value of the Shares negatively.

In response to the foregoing events, the digital asset markets, including the market for bitcoin specifically, have experienced significant price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices, including the price of bitcoin, may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in bitcoin’s value.

Additionally, in the event that a bitcoin exchange used in calculating the Bitcoin Reference Rate closes, temporarily shuts down or is removed from calculating the CME CF BRR by the CME, investors may lose confidence in the Trust's ability to determine its Bitcoin Holdings on each Business Day. In the past, exchanges that provided dataflow for the calculation of the value of CME CF BRR were removed from the CME CF BRR. For example, effective April 2017, Bitfinex and OKcoin.com were removed from the CME CF BRR due to trading restrictions. On January 25, 2019, itBit was suspended from the CME CF BRR due to data quality issues, which suspension was lifted on February 1, 2019 after the BRR Administrator confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters.  Although there were no apparent effects from these removals or suspension on the CME CF BRR, if in the future one of the Constituent Exchanges would close, temporarily shut down or be removed from calculating the CME CF BRR, it could negatively affect the CME CF BRR which in turn could adversely affect the price of the Shares and your investment in the Shares.

Fluctuations in the price of bitcoin could materially and adversely affect the value of the Shares because the value of the Shares relates directly to the value of the bitcoin held by the Trust.
When valuing the bitcoin held by the Trust, the Trust intends to utilize the Bitcoin Price, which, with respect to the Bitcoin Holdings, is based on the Bitcoin Reference Rate. The value of the Shares in part relates directly to the value of the bitcoin held by the Trust, and the price of bitcoin has been subject to dramatic fluctuations and is highly volatile. Several factors may influence the Bitcoin Price, including, but not limited to:
•	Total number of bitcoin in existence (estimated at approximately 19.2 million as of December 2022 according to www.blockchain.com);
•	The regulation and legality of ownership under the laws of different countries around the world;
•	Global bitcoin demand, which may be influenced by the growth of retail merchants' and commercial businesses' acceptance of bitcoin as payment for goods and services;
•
The security of online bitcoin exchanges and accounts that hold bitcoin, the perception that the use and holding of bitcoin is safe and secure, the lack of regulatory restrictions on their use and the reputation of bitcoin for illicit use;

•
Global bitcoin supply, which is influenced by similar factors as global bitcoin demand, in addition to fiat currency needs by validators (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate bitcoin holdings around tax deadlines to meet tax obligations;

•	Changes in the rights, obligations, incentives, or rewards for the participants on the Bitcoin Network;
•	Investors' expectations with respect to the rate of inflation and deflation of fiat currencies and bitcoin;
•	Interest rates in fiat currencies;
•	Currency exchange rates, including the rates at which bitcoin may be exchanged for fiat currencies;
•	Fiat currency withdrawal and deposit policies of bitcoin exchanges and liquidity of such bitcoin exchanges;
•	Interruptions in service from or failures of major bitcoin exchanges;
•	Cyber theft of bitcoin from online bitcoin wallet providers, or news of such theft from such providers, or from individuals' bitcoin wallets;

•	Investment and trading activities of large investors, including private and registered Trusts, that may directly or indirectly invest in bitcoin;
•
Regulatory measures, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the Bitcoin Market, including monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	The availability and popularity of businesses that provide bitcoin-related services;
•	The maintenance and development of the open-source software protocol of the Bitcoin Network;
•	Increased competition from other forms of digital asset or payments services;
•	Developments or events that have localized or worldwide political, economic or financial ramifications, including but not limited to pandemics such as the recent COVID-19 outbreak;
•	Expectations among bitcoin economy participants that the value of bitcoin will soon change;
•	Fees associated with processing a bitcoin transaction;
•
Speculative blockchain monitoring may adversely affect the price of bitcoin. For example, if a large transaction is moved to an exchange or a very old wallet engages in a transaction, this could cause market participant to buy or sell bitcoin in response and thus move the Bitcoin Price; and

•	Other macroeconomic factors associated with widespread market movements across different asset classes.
If the Bitcoin Price continues to be subject to significant fluctuations, you may experience losses if you need to sell your Shares at a time when the Bitcoin Price is lower than it was when you made your prior investment. Your Shares may never generate a profit, even if you are able to hold the Shares for the long-term, since bitcoin markets have historically been extremely volatile.
In the past six years, bitcoin price exhibited significant volatility. The annualized daily realized volatility of bitcoin price in the years 2017, 2018, 2019, 2020, 2021, and 2022 are 98%, 86%, 64%, 61%, 89%, and 61%, respectively. For comparison, the S&P 500 Index had annualized daily realized volatility of 24% in 2022. The bitcoin price had sudden and extreme drawdowns since 2016. Those include from the middle of December 2017 to the middle of January 2018, a drawdown of approximately -42% (high of approximately $20,000 to low of approximately $11,500); from the start of May 2021 to the start of July 2021, a drawdown of approximately -42% (high of approximately $58,000 to low of approximately $33,500); from the middle of November 2021 to the middle of January 2022, a drawdown of approximately -35% (high of approximately $65,000 to low of approximately $42,000); from the middle of January 2022 to the beginning of July 2022, a further drawdown of approximately -55% (high of approximately $42,000 and low of approximately $19,000); and from the start of November 2022 to the end of December 2022, a drawdown of approximately -23% (high of approximately $21,500 to low of approximately $16,500).
Investors should also be aware that there is no assurance that bitcoin will maintain its long-term value in terms of future purchasing power or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the Bitcoin Price declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The Trust's buying and selling activity associated with the issuance of Shares may adversely affect an investment in the Shares.
The Trust's purchase of bitcoin in connection with the issuance of shares may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Shares are issued. The market price of bitcoin may therefore decline immediately after Shares are issued. Decreases in bitcoin prices may occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of bitcoin by the Trust may have on the price of bitcoin, other products with similar investment objectives as the Trust could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.
Disruptions at OTC trading desks and potential consequences of an OTC trading desk's failure could adversely affect an investment in the Shares.
There are a limited number of OTC trading desks with which the Trust or a third party broker or dealer may intend to transact in bitcoin to effect the issuance or redemption of Shares. A disruption at or withdrawal from the market by any such OTC trading desk may adversely affect the Trust's ability to purchase or sell bitcoin, which may potentially negatively impact the market price of the Shares.
The Trust's bitcoin holdings could become illiquid which could cause large losses to shareholders at any time or from time to time.
The Trust may not always be able to liquidate its bitcoin at a desired price. It may become difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in the marketplace, including on bitcoin exchanges and with OTC bitcoin participants.
A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. In the event of a fork of the Bitcoin Network, certain bitcoin exchanges and/or OTC counterparties may halt deposits and withdrawals of bitcoin for a set period of time thus reducing liquidity in the markets. Unexpected market illiquidity may cause major losses to shareholders at any time. The large amount of bitcoin the Trust may acquire increases the risk of illiquidity by both making its bitcoin more difficult to liquidate and increasing the losses incurred while trying to do so.
The Bitcoin Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of bitcoin.
The Bitcoin Price, the Trust's Bitcoin Holdings and the price of the Shares could be negatively affected to the extent digital currency financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin.
The supply and demand for bitcoin may be affected by geopolitical or economic events. Such events could motivate large-scale sales of bitcoin, which could result in a reduction in the Bitcoin Price and adversely affect an investment in the Shares.
Digital assets such as bitcoin are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. These assets are not backed by central governments and provide an alternative to typical fiat currencies. The level of impact that geopolitical events may have on the supply and demand of digital assets is unclear. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin either globally or locally. Large-scale sales of bitcoin would result in a reduction in the Bitcoin Price and could adversely affect an investment in the Shares.

Demand for bitcoin is driven, in part, by its reputation as one of the most secure digital assets, its widespread recognition and usability as a store of value. In the event that an alternative digital currency gains this status of prominence, a reduction in demand for bitcoin may occur, which could have a negative impact on the price of bitcoin and adversely affect an investment in the Shares.
The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets although many other digital assets have features such as privacy or the ability to run decentralized application and in other words do not attempt to compete with Bitcoin on a functional basis. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain and transaction verification system. It is important to realize, however, that the hashpower for the Bitcoin Blockchain is not transferrable to other blockchain networks due to specialized algorithms. A large mining network provides users with confidence in the security and long-term stability of a digital asset's network and Bitcoin Blockchain.  More users and validators provide the advantage of making a digital asset more secure. A secure network and the perception of a secure network attract new users and validators. Furthermore, many digital assets popularly trade against their value in bitcoin as opposed to national currencies, further strengthening the function and recognition of bitcoin as being central to the wider digital asset ecosystem.
It is possible that other blockchain networks could become materially popular, despite the marked first-mover advantage of the Bitcoin Network over other digital assets. This may be due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Core Developers or a perceived advantage of a separate network that includes features not incorporated into bitcoin. In the event that a separate network obtains significant market share (either in market capitalization, mining power or use as a payment technology), bitcoin's market share may experience a reduction.  The demand for and price of bitcoin may experience adverse effects in the event of this occurrence.
If the Bitcoin Reference Rate cannot be calculated for any given Business Day, the Bitcoin Holdings of the Trust may be calculated utilizing the Bitcoin Reference Rate of the previous Business Day.
If the Bitcoin Reference Rate cannot be calculated for a given day for any reason or circumstance that prevents the orderly calculation of the Bitcoin Reference Rate for that day, a calculation failure occurs.  In the event of a calculation failure, the Bitcoin Reference Rate published on the previous day is disseminated as the Bitcoin Reference Rate for the calculation failure day.
The CME CF BRR has a limited history.
The CME CF BRR has a limited history and is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms (as defined below). The Constituent Platforms chosen by CF Benchmarks Ltd., as the administrator (the “BRR Administrator”) of the CME CF BRR, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, have also changed over time. For example, effective April 2017, Bitfinex and OKcoin.com were removed from the CME CF BRR due to trading restrictions, which may be the result of restrictions imposed by Bitfinex and OKcoin.com on withdrawal of fiat deposits by customers. On January 25, 2019, itBit was suspended from the CME CF BRR due to data quality issues, which suspension was lifted on February 1, 2019 after the BRR Administrator confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters. In neither instance did the CME CF Cryptocurrency Pricing Products Oversight Committee note any adverse impact on the determination of the CME CF BRR.  On May 3, 2022 LMAX Digital was added to the CME CF BRR. The BRR Administrator, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add bitcoin exchanges to the CME CF BRR in the future according to the CME CF BRR methodology criteria. For more information on the inclusion criteria for bitcoin exchanges in the CME CF BRR, see “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV —The Bitcoin Price and the Bitcoin Reference Rate.”  While a number of cryptocurrency exchanges failed in 2022, none of them were Constituent Platforms of the CME CF BRR.
The CME CF BRR has historically experienced price volatility which reflects the volatility of bitcoin. Such volatility in the past has been associated with increased interest in bitcoin and its use as a means of payment, speculative trading and other factors, and may be similar to the type of volatility experienced by other new types of investments.

Although the CME CF BRR is designed to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms of the CME CF BRR, and such transactions may take place at prices materially higher or lower than the Bitcoin Price. To the extent such prices differ materially from the Bitcoin Price, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares.
Effect of a bitcoin fork.
If a permanent fork were to occur with respect to bitcoin, the Trust could hold amounts of the original and the new bitcoin as a result. See also the section titled “The Bitcoin Custodian may or may not support digital assets in the event of a hard fork or airdrop.” In that event, and subject to the requirement that the Trust continue to be treated as a partnership for U.S. federal income tax purposes, the Sponsor expects that it would, (i) select a Bitcoin Network (and therefore a single version of bitcoin) and (ii) simultaneously isolate the bitcoin on the Bitcoin Network that it did not select in order to segregate it from the bitcoin the Trust would continue to hold (the “Rejected Fork Assets”). In that case, the Trust will attempt to sell the Rejected Fork Assets to the extent possible in a commercially reasonable manner and, if it is able to do so, use the cash proceeds from such sale to purchase bitcoin issued by the Bitcoin Network that the Sponsor selected as soon as practicable. It is uncertain whether such a fork would have a positive or negative effect on the Bitcoin Network (either the Bitcoin Network selected by the Sponsor or the Bitcoin Network issuing the Rejected Fork Assets), and, if such a fork would have a negative effect on the value of the bitcoin issued by the Bitcoin Network selected by the Sponsor, whether the proceeds from the sale of the Rejected Fork Assets would be sufficient to offset such negative effect.  Consequently, a permanent fork could materially and adversely affect the value of the Shares.
Tax-Related Risks
The Trust intends to be treated as a partnership for U.S. federal income tax purposes.
The Sponsor intends to take the position that the Trust will be treated as a partnership for U.S. federal income tax purposes. The Trust will not be subject to U.S. federal income tax, assuming that the Trust is a partnership. Rather, each Shareholder will be required to take into account on his or its own U.S. federal income tax return his or its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.
The U.S. federal income tax treatment of bitcoin is uncertain.
Many significant aspects of the U.S. federal income tax treatment of bitcoin are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. The IRS released Notice 2014-21 (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as bitcoin, that are readily convertible into fiat currency for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, inter alia, (i) bitcoin is treated as “property” and not currency and (ii) bitcoin may be held as a capital asset. It is possible that the IRS may alter its position in the future with respect to the U.S. federal income tax treatment of virtual currencies, such as bitcoin, or that a court could reject the treatment set forth in the Notice. It is unclear how cryptocurrencies should be treated for various provisions of the Code.
The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoin, including: (i) whether bitcoin (or progeny cryptocurrencies of bitcoin pursuant to a hard fork) are properly treated as a “commodity” for U.S. federal income tax purposes; (ii) whether bitcoin may be properly treated as a “collectible” for U.S. federal income tax purposes; (iii) the proper method of determining a holder's holding period and tax basis for bitcoin acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoin acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoin is transferred in a subsequent sale, exchange or other disposition. The Sponsor intends, in consultation with appropriate professional advisors, to cause the Trust to take positions for U.S. federal income tax purposes that are reasonable under then-current interpretation of U.S. federal income tax law.  It should be noted that the IRS may assert an alternative treatment of transactions in cryptocurrencies, and a court may ultimately agree with the IRS as opposed to the Trust.

Prospective investors are urged to consult their tax advisers regarding tax consequences of owning and disposing of Shares and digital currencies in general.  Shareholders that are exempt from U.S. federal income taxation under Code section 501(a) should consult their own tax advisers regarding an investment in the Shares.
Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.
The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital currencies for state tax purposes may be issued in the future.
The treatment of digital currencies for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for Bitcoin in such jurisdiction.
Any future guidance on the treatment of digital currencies for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of Bitcoin in the Bitcoin Markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.
Hard forks could have an adverse impact on the positions the Trust intends to take for U.S. federal income tax purposes.
In the event of a hard fork, the receipt, ownership or disposition of the progeny cryptocurrency (i.e., the new cryptocurrency distributed to the Trust in respect of its holding bitcoin at the time of the hard fork provided that the Bitcoin Custodian agrees to support such digital asset (see also “The Bitcoin Custodian may or may not support cryptocurrencies in the event of a hard fork or airdrop”)) may cause adverse U.S. federal income tax consequences for the Trust or the Shareholders.  It is not clear whether income from holding or selling the progeny cryptocurrency received pursuant to the hard fork would cause the Trust to recognize income that is not qualifying income for purposes of the publicly-traded partnership rules.  If income from holding or disposing of the progeny cryptocurrency is not qualifying income for purposes of the publicly-traded partnership rules, the Trust may be taxable as a corporation if such income exceeds ten percent (10%) of the Trust's total income.  It is also not clear whether income from holding or selling the progeny cryptocurrency received pursuant to the hard fork would cause Shareholders that are not United States persons to recognize income that is effectively connected with the conduct of a U.S. trade or business. If acquiring, holding or disposing of progeny cryptocurrency does not qualify for the trading safe harbors described in Code section 864, non-United States persons may be required to recognize income that effectively connected with a U.S. trade or business and be subject to U.S. federal income taxation on such effectively connected income.  The publicly-traded partnership rules and the Code section 864 safe harbors are discussed in greater detail below, under “U.S. Federal Income Tax Considerations.”
Accounting for uncertainty in income taxes.
The Trust applies Accounting Standards Codification Topic 740 (“ASC 740”) for its recognition of uncertain tax positions.  ASC 740 prescribes, among other things, the minimum recognition threshold that a tax position is required to meet before being recognized in an entity's financial statement.  A prospective Shareholder should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Trust, including reducing the net asset value of the Trust to reflect reserves for income taxes that may be payable in respect of prior periods by the Trust.  This could adversely affect certain Shareholders, depending upon the timing of their purchase and withdrawal of Shares.

Risk Factors Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.
The Trust operations will be managed by the Sponsor.  It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.
In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties:
•	Sponsor and its respective affiliates will be indemnified pursuant to the Trust Agreement;
•	Allocating resources among different clients and potential future business ventures, to each of which they owe fiduciary duties, is the responsibility of the Sponsor;
•
The Sponsor's respective staff also service affiliates of the Sponsor and its respective clients. Time or resources to the management of the business and affairs of the Trust must be shared with other clients;

•
The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

•
There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm's-length negotiation with respect to certain terms of the Trust; and

•	The Sponsor decides whether to obtain third party services for the Trust.
By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Documents—Description of the Trust Agreement.”
For a further discussion of the conflicts of interest among the Sponsor, Custodians, Trust and others, see “The Sponsor - Conflicts of Interest.”
Affiliates of the Sponsor may invest in or trade bitcoin.
Affiliates of the Sponsor may have direct investments in bitcoin, bitcoin derivatives or other bitcoin related investments. To the extent that any substantial investment in bitcoin is initiated or materially changed, such investment may affect the Bitcoin Price. Such change in a substantial investment in bitcoin may result in changes in the Bitcoin Price.  As of the date of this Prospectus, no affiliate of the Sponsor has a substantial investment in bitcoin.
The Sponsor may discontinue its services, which may be detrimental to the Trust.
Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the bitcoin held by the Trust. A substitute sponsor's appointment will not guarantee the Trust's continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the Service Providers could resign or be removed by the Trust, which could trigger early termination of the Trust.
Any Service Provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any Service Provider resigns or is removed and is unable to be replaced.
The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.
Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.
A lack of regular shareholder meetings and limited voting rights may adversely affect Shareholders.
Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Shareholders have limited voting rights as set forth in the Trust Agreement. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.
No separate counsel; no responsibility or independent verification.
Seward & Kissel LLP represents the Sponsor.  The Trust does not have counsel separate and independent from counsel to the Sponsor.  Seward & Kissel LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders.  Seward & Kissel LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Bitcoin Custodian, the Cash Custodian, the Partnership Representative or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime brokers or other service provider to the Sponsor, Trustee or the Trust.  This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Bitcoin Custodian, the Cash Custodian, the Transfer Agent, the Partnership Representative and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Seward & Kissel LLP has not independently verified such information.

USE OF PROCEEDS
The estimated net proceeds from this offering, after deducting the placement agent commissions, the fee of the escrow agent, the estimated expenses of this offering and the fees and expenses related to purchasing bitcoin, will be $8,533,620 if the Minimum Amount is sold and $46,483,620 if the Maximum Amount is sold.  Net proceeds received by the Trust from the issuance and sale of Shares will be used to purchase bitcoin.

OVERVIEW OF BITCOIN
Bitcoin Generally
Bitcoin is a digital asset issued by, and transmitted using, an open source digital protocol platform known as the “Bitcoin Network.”  The Bitcoin Network is an online end-user to end-user network that hosts the public transaction ledger, known as the “Bitcoin Blockchain,” and the source coding comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, and its infrastructure is collectively maintained by a decentralized user base.  bitcoin may be converted into U.S. dollars, other fiat currencies, or other digital assets, at rates determined in individual end-user-to-end-user transactions under a barter system, or on bitcoin exchanges. They can also be used to pay for certain goods and services.
The Bitcoin Network does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict issuance schedule. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin exchanges (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them.  Third-party service providers such as bitcoin exchanges and third-party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoin to or from fiat currency.
The Bitcoin Blockchain is the digital transaction ledger on which bitcoin is “stored” and reflected. The Bitcoin Blockchain is a decentralized digital file stored on the computers of each user of the Bitcoin Network. It records the transaction history of all bitcoin in existence and allows the Bitcoin Network to verify the association of each bitcoin with the “digital wallet” that owns them through transparent transaction reporting. The Bitcoin Network and bitcoin software programs can interpret the Bitcoin Blockchain to determine the exact bitcoin balance of any digital wallet listed in the Bitcoin Blockchain as having taken part in a transaction on the Bitcoin Network.
The Bitcoin Blockchain is made up of a digital file that is downloaded and stored, in whole or in part, on the software programs of all Bitcoin Network participants. The file includes all blocks that have been solved by validators and it is updated to include new blocks as they are solved. As each newly solved block refers back to and “connects” with the solved block immediately prior to it, the addition of a new block adds to the Bitcoin Blockchain in a manner akin to a new link being added to a chain.  The Bitcoin Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.
Generally, every bitcoin transaction is broadcast to the Bitcoin Network and recorded in the Bitcoin Blockchain.  However, there are certain “Off-Blockchain transactions.” These transactions involve the transfer of control or ownership of a specific digital wallet holding bitcoin, or of the reallocation of ownership of certain bitcoin in a pooled-ownership digital wallet.  Generally, information and data regarding Off-Blockchain transactions is not publicly available. This is unlike true bitcoin transactions, which are publicly recorded and available on the Bitcoin Blockchain.  Thus, Off-Blockchain transactions are not truly bitcoin transactions, as they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin Blockchain.  Off-Blockchain transactions may include transactions on centralized exchanges.
Bitcoin, the Bitcoin Network and the operating software that governs the Bitcoin Network were initially discussed in a white paper that was attributed to an individual named Satoshi Nakamoto. However, no individual has been reliably identified as bitcoin's creator, and it is generally believed that the name is a pseudonym for the actual inventor(s).  The first bitcoin were created in 2009 upon the release of the Bitcoin Network source code (i.e., the software and protocol that created and launched the Bitcoin Network).  Since 2009, the Bitcoin Network has been actively developed by a group of engineers known as Core Developers.  Bitcoin is an open source project, and it is not represented by an official organization or authority.

The Bitcoin Network's Operations
Generally, an individual must be connected to the internet in order to access the Bitcoin Network.  Bitcoin transactions between parties occur very quickly and may be made directly between end-users without necessitating a third-party intermediary. Nevertheless, third-party intermediary service providers do exist.  Each bitcoin transaction is recorded in a “block” in the publicly available Bitcoin Blockchain.  Every transaction is memorialized in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users' Bitcoin Network software programs.  This memorialization and verification against double-spending is accomplished through the bitcoin mining process, which adds blocks of data, including recent transaction information, to the Bitcoin Blockchain.
Bitcoin Transfers
Prior to engaging in bitcoin transactions, a digital bitcoin “wallet” (analogous to a bitcoin account) must first be obtained by a user.  Such “wallet” may be obtained through an open-source software program that generates bitcoin addresses and enables users to engage in the transfer of bitcoin with other users.  Wallets are also popularly generated by bitcoin exchanges and other service providers in the digital asset industry. Users may install bitcoin software programs on their computer or mobile device that will generate a bitcoin wallet or, alternatively, may retain a third party to create a digital wallet.  A user can create an unlimited number of digital wallets. Each such wallet will include at least one unique address and a verification system for each address, which consists of a “public key” and a “private key.” The public key and private key are mathematically related.
The recipient of bitcoin may create a new bitcoin address or retain a previously used bitcoin address and direct the payor of the bitcoin to send the payment by providing the address (or public key) for the digital wallet to the payor, who initiates the transfer.  This parallels traditional wire transactions, where a recipient provides wire instructions (with an address) to the payor so that the payor can wire cash to the recipient's account.  In a bitcoin transaction, the payor approves the transfer by “signing” the transaction request from the recipient with the private key of the address from which the payor is transferring the bitcoin.  The recipient does not publicize its associated private key, because the private key authorizes access to, and the transfer of, the funds from the recipient's digital wallet to other users.  The process of signing the transaction is typically automated by the software that runs the digital wallet of the payor and recipient.  Finally, the transfer from the payor to the recipient's wallet is completed and the transaction is validated by the Bitcoin Network.
Steps Involved in a Typical Bitcoin Transaction
In a pure peer-to-peer bitcoin transaction that is carried out on the Bitcoin Network, there are certain conditions that must be met:
(1)	the party wishing to send bitcoin must have a digital wallet;
(2)	the Bitcoin Network must recognize the sending party's digital wallet as having sufficient bitcoin for the spending transaction;
(3)	the receiving party must have a digital wallet; and
(4)	the spending party must have internet access with which to send its spending transaction.
If these conditions are all met, the receiving party must then give the spending party the digital address of its wallet. The digital address is an identifying series of 27 to 34 alphanumeric characters that represent the wallet's routing number on the Bitcoin Network. This allows the Bitcoin Blockchain to record the bitcoin being sent to that wallet.  The receiving party can provide this address to the spending party in the traditional alphanumeric form, or in an encoded format such as a QR Code, which is then scanned by a smartphone or other device to quickly transmit the information contained in the code.

After the receiving party gives the digital address of its wallet, the spending party must then enter the address and number of bitcoin it wishes to send into its bitcoin software program.  The number of bitcoin to be sent is typically agreed upon by the two parties based on either a set quantity of bitcoin or an agreed-upon value of fiat currency that is converted to bitcoin.  Most bitcoin software programs allow, and will typically suggest, the payment of a transaction fee, which is also referred to as a “validator's fee.”  Transaction fees are not required by many bitcoin software programs, but, when they are used, they are paid by the spending party in addition to the specified amount of bitcoin being sent in the transaction.  Transaction fees paid by bitcoin transactors are typically a fractional number of bitcoin and are automatically transmitted by the Bitcoin Network to the Bitcoin Network validator or validators that solves and adds the block that records the spending transaction on the Bitcoin Blockchain.
After entering the digital address of the wallet, the number of bitcoin to be sent and the transaction fees, if any, to be paid, the spending party then transmits the spending transaction.  The spending party's bitcoin software program then creates a data packet, which includes data showing information such as (1) the number of bitcoin being sent, (2) the address of the destination digital wallet, (3) any applicable transaction fees, and (4) the digital signature of the spending party, which verifies the authenticity of the transaction.  References called “inputs” and “outputs” are also included in the data packet. These references are used by the Bitcoin Blockchain to record the flow of bitcoin from one transaction to the next and identify the source of the bitcoin being spent.  The digital signature process exposes the digital wallet address and public key of the spending party to the Bitcoin Network, whereas only the digital wallet address of the receiving party is revealed.  The spending party's bitcoin software then transmits the data packet onto the decentralized Bitcoin Network, which results in the spread of such information among bitcoin users' software programs for eventual inclusion in the Bitcoin Blockchain.
Transactions are recorded by Bitcoin Network validators when they solve for and add blocks of information to the Bitcoin Blockchain. When a validator solves for a block, it then creates that block, which includes certain key pieces of data, including data relating to (1) the solution to that block, (2) a reference to the prior block in the Bitcoin Blockchain (to which the new block is being added) and (3) all other transactions that have occurred but have not been added to the Bitcoin Blockchain yet.  A validator can become aware of unrecorded and outstanding transactions through the data packet transmission and propagation discussed above.  Typically, bitcoin transactions are recorded in the next chronological block so long as the spending party is connected to the internet and once at least one minute has passed between the transmission of the transaction's data packet and the solution of the next block.
Micropayment bitcoin transactions (i.e., less than 0.01 bitcoin) along with transactions that do not include fees to validators, are de-prioritized for purposes of recording transactions on the Bitcoin Blockchain. This means that, depending on certain Bitcoin Network validator policies, these micropayment and no-fee transactions may take a longer time to record than typical transactions because there is little to no incentive for network validators to spend resources on validating the transaction.  In addition, the propagation of transaction data (and thus the recording of the transaction on the Bitcoin Blockchain) related to transactions initiated by spending wallets with poor connections to the Bitcoin Network can be delayed due to such poor connection.  If a validator wishes to limit the transactions it includes in a solved block to any extent, a transaction that does not meet that validator's set criteria will be excluded from the Bitcoin Blockchain.
For transactions that are not yet recorded, there is a higher likelihood that the spending wallet related to such transactions can double-spend the bitcoin used in the first transaction.  If the next block is solved by an honest validator who is not involved in a deliberate attempt to double-spend bitcoin, and if the transaction data for both the original and double-spend transactions have already been propagated onto the Bitcoin Network, the transaction received with the earlier time stamp will be recorded by the solving validator, regardless of which transaction includes a larger transaction fee.  It works such that if the double-spend transaction propagates to the solving validator and the original transaction has not, then the double-spending transaction has a greater chance of success. However, because it is very difficult to successfully initiate a double-spend without the assistance of multiple users in a coordinated attack, the likelihood of success of a double-spend transaction attempt is low.
The bitcoin transaction is completed upon the addition of a block to the Bitcoin Blockchain, at which point the bitcoin software of both the spending and receiving parties shows confirmation of the transaction on the Bitcoin Blockchain. The transaction is reflected by an adjustment to the bitcoin balance in each party's digital wallet.

Mathematically Controlled Supply
The supply of new bitcoin is mathematically controlled and the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically cut in half after every 210,000 blocks are added to the Bitcoin Blockchain. This is referred to as a “blockhalf.” At the time of this prospectus, the fixed reward for solving a new block is 6.25 bitcoin per block. This is expected to decrease by half, to become 3.125 bitcoin after the next 210,000 blocks are entered into the Bitcoin Network. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined amount of 21 million bitcoin. As of December 2022, approximately 19.2 million bitcoin has been mined, and estimates of when the 21 million bitcoin limitation will be reached range up to the year 2140. There are websites that keep track of the bitcoin supply and continuously update key information related to bitcoin mining and monitoring, such as the total number of bitcoin in circulation and total bitcoin left to mine before the next blockhalf.
The Bitcoin Network's Cryptographic Security Features
Public and Private Keys
Public-key cryptography is essential for the security of transactions on the Bitcoin Network. All Bitcoin Network transactions are secured using public-key cryptography, which is a technique used in many different online transactions. In public-key cryptography, two mathematically-related keys – one public key and one private key – are generated. An individual's digital wallet is essentially made up of these keys. The private key stays in an individual's wallet, whereas the other key – the public key –is made public. The public key serves as the address to which a bitcoin can be transferred and from which money can be transferred by the bitcoin wallet owner. For bitcoin transactions, the public key is an address, or more specifically, a string of alphanumeric characters that is used to encode payments. Such payments may only be retrieved with the associated private key, which essentially authorizes the transaction. In effect, a payor's private key is used to approve all transfers to a recipient's account. Bitcoin Network users can confirm that the counterparty to their transaction “signed” the transaction with the correct private key, but cannot reverse engineer the private key from the signature.
Double-Spending and the Bitcoin Network Confirmation System
Currently, bitcoin transactions are designed to be irreversible. Thus, once the Bitcoin Blockchain reflects a certain transaction, it cannot be reversed unless the receiving user sends bitcoin back. An individual seeking to undo a past transaction in a recorded block or blocks on the Bitcoin Blockchain would have to exert tremendous processing power in a series of complicated transactions that, at this point in the development of the Bitcoin Network, is extremely difficult to achieve.
In order for recipients to ensure the reliability of transactions on the Bitcoin Network), every bitcoin transaction is propagated to the Bitcoin Network and recorded in the Bitcoin Blockchain through the process of network validation that is popularly referred to as the “mining” process. In the mining process, network participants run specialized hardware so that all transactions are time-stamped and this process memorializes the transfer of ownership of the bitcoin(s). Before a block can be added to the Bitcoin Blockchain, Bitcoin Network validators must make rigorous computations to verify the validity of a transaction. This required computational effort summarized a mechanism of consensus called “proof of work” and is meant to demonstrate to network participants how the bitcoin are created and also prevent malicious actors from either adding fraudulent blocks to the Bitcoin Blockchain – which would generate “counterfeit” bitcoin – or overwriting currently-existing valid blocks to reverse prior transactions.

A bitcoin transaction between two parties will only be recorded in a block in the Bitcoin Blockchain if a majority of the participants (nodes, as described below) on the Bitcoin Network accept that block as being valid. A block is validated by confirming the cryptographic hash value included in the block's solution and by adding the block to the longest confirmed Bitcoin Blockchain on the Bitcoin Network. Inclusion in a block on the Bitcoin Blockchain constitutes a “confirmation” of a bitcoin transaction. Because each block in the Bitcoin Blockchain references the immediately preceding block, as additional blocks are appended to and incorporated into the Bitcoin Blockchain, they serve as additional verifications of the transactions represented in prior blocks.  This confirmation process that continuously builds upon itself makes it exponentially more difficult to change historical blocks (and thus reverse prior transactions) as one goes further back in the Bitcoin Blockchain. Both users and bitcoin exchanges can determine their own threshold with respect to how many confirmations are required until funds from the transferor counterparty are considered valid. Generally, however, a transaction is, in all practicality, final after six confirmations because it would be extremely difficult to challenge the validity of the transaction after that point.
Bitcoin Mining and Creation of New Bitcoin
Incentives for Mining
Validators, or miners, that are successful in adding a block to the Bitcoin Blockchain are automatically awarded bitcoin for their effort by preprogrammed block reward associated with the height of such block. Currently validators must make an investment in specialized mining devices with adequate processing power in order to validate the network at a competitive rate. The first devices used by validators had central processing units (“CPUs”), which are used in standard computers meant for day-to-day at-home use. It was then quickly discovered that graphic processing units (“GPUs”) offered validators more processing power. At that point, the second wave of validators entered the Bitcoin Network using their GPUs.  As of the date of this prospectus, the Bitcoin Network is well into a third wave of mining devices. This third wave is led by computers designed solely for mining purposes.  Such devices include ASIC (application-specific integrated circuit) machines built by specialized companies specifically for the purposes of bitcoin mining using the hashing algorithm SHA-256.  These new computers are significantly more expensive than standard at-home computers.  Active network validation participants also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block.
Because of the way the Bitcoin Network is designed, the reward for adding new blocks to the Bitcoin Blockchain decreases over time. Because a definite amount of bitcoin exists, the production (and reward) of bitcoin will eventually cease. Once the Bitcoin Blockchain incentive mechanism ceases to be profitable, the only incentive for validators to continue their work will be transaction fees. As such, it is believed that validators will need to be better compensated with higher transaction fees in order to ensure that they are adequately incentivized to continue mining resulting in either higher fees per bitcoin or more valuable bitcoin.
Mining Process
“Mining” is the process by which bitcoin transactions are verified and bitcoin is created. In order to begin mining, a validator must download and run a mining client. Like regular Bitcoin Network software programs, mining clients turn a user's computer into a “node” on the Bitcoin Network, which validates blocks. Through the bitcoin software program, validators can engage in a set of prescribed complex mathematical calculations, which allows them to add a block to the Bitcoin Blockchain, thereby confirming bitcoin transactions included in that block's data.
Bitcoin transactions are generally recorded in blocks that are added to the Bitcoin Blockchain. Each block contains a record of the award of bitcoin to the validator who added the new block, along with the details of the most recent transactions not memorialized in prior blocks. To add blocks to the Bitcoin Blockchain, a validator must map an input data set to a desired output data set of a predetermined length (known as the “hash value”) using the SHA-256 cryptographic hash algorithm.
All validators on the Bitcoin Network compete, often pooling resources, to continuously increase their computing power, as only one validator or pool of them can solve and add each unique block to the Bitcoin Blockchain.  As the processing power of the Bitcoin Network increases with the addition of new validators, it adjusts the complexity of the block-solving equation in order to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

A block proposed by a validator is added to the Bitcoin Blockchain upon confirmation of the validator's work by a majority of the nodes on the Bitcoin Network. Validators that successfully add a block to the Bitcoin Blockchain automatically receive bitcoin for their effort, in addition to any transaction fees paid by transferors whose transactions are recorded. This incentive system is the way in which new bitcoin enter into public circulation.
Mining Pools
As the Bitcoin Network currently exists, it is highly unlikely that an individual acting alone will be able to be awarded a bitcoin for their efforts. Because of this, mining “pools” have developed. These are pools in which multiple validators combine their processing power and act cohesively to solve blocks. When a new block is solved by a pool, the pool operator receives the bitcoin and, after taking out its nominal fee, splits the resulting reward among the participants in the pool. The reward is divided based on the processing power each participant contributed to solve for the block. Mining pools offer participants the ability to access smaller, but more consistent and frequent bitcoin payouts.
Bitcoin Uses
Global Bitcoin Market
The global trade in bitcoin consists of individual end-user-to-end-user transactions, along with facilitated exchange-based bitcoin trading. While a market for bitcoin-based derivatives exists, it is in its early stages, and still maturing. Because of its decentralized nature, as of the date of this prospectus no reliable data exists with respect to the total number or demographic composition of users or validators on the Bitcoin Network.
Goods and Services
As time goes on, individuals are increasingly more able to use bitcoin to buy goods and services, both in person and online. Although not widely adopted, bitcoin is accepted as a form of payment across various industries, from travel websites to newspapers, to restaurants and clothing retailers.
Bitcoin Exchange Market
Online bitcoin exchanges represent a substantial percentage of bitcoin transactional activity and thus offer the most data with respect to prevailing bitcoin valuations. There are currently several bitcoin exchanges operating globally. These include established trading platforms such as itBit, Coinbase Pro, Bitstamp, Kraken, Gemini and LMAX Digital. These bitcoin trading platforms provide various options for buying and selling bitcoin.  While a number of major platforms trading bitcoin failed in 2022, there was no significant impact on bitcoin markets in general, though these failures are considered to have been significant contributing factors to the overall decrease of the value of digital assets in general and bitcoin in particular.
In parallel to the open bitcoin exchanges, “over-the-counter” or “OTC markets” for bitcoin trading also exist. Dark pools in the bitcoin context are bitcoin trading platforms that do not publicly report their bitcoin trade data. Participants can execute large block trades on a dark pool without revealing such trades, or the price data related thereto, to the public bitcoin market.
It is currently believed that various informal OTC markets exist, particularly among bitcoin mining groups that obtain large supplies of bitcoin through mining and wholesale buyers of bitcoin. These informal OTC markets can function as a result of the peer-to-peer nature of the Bitcoin Network. This open network allows direct transactions between any seller and buyer. Because little information is known about OTC markets, their impact on the bitcoin market is difficult to determine.

End-User-to-End-User
The bitcoin ecosystem operates continuously, on a 24-hour basis. This is accomplished through decentralized peer-to-peer transactions between parties on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction.
Generally, the rules of the Bitcoin Network that require transaction fees are not strongly enforced, so transaction costs, if any, are negotiable between the parties and may vary widely. These transactions can occur remotely through the internet, or in-person through forums such as localbitcoin.com, which gives users the ability to buy and sell bitcoin both online and in-person. At the time of this prospectus, no official designated “market makers” for bitcoin have been established.  Thus, there is no standard transaction size, bid-offer spread or cost per transaction.
Pseudo Anonymity
Because the Bitcoin Blockchain records ownership of bitcoin by references to the unique addresses of each bitcoin “wallet,” a certain pseudo-anonymity of ownership is created where wallets are identifiable but the people who operate them are not always identifiable. However, law enforcement agencies may be able to identify bitcoin users by reviewing the public log of bitcoin transactions and forensic analysis of blockchain networks is a significant modernization of bitcoin. Although Off-Blockchain transactions are not recorded and do not show the transfer of bitcoin from one digital wallet address to another, information regarding participants in such transactions may be recorded by the parties responsible for facilitating them.
Nevertheless, certain precautions may be taken by users who are determined to maintain anonymity in order to increase the likelihood that such users and the transactions they conduct remain anonymous. For example, a user may repeatedly send its bitcoin to various addresses, which makes tracking the bitcoin through the Bitcoin Blockchain more difficult. Users may also use a “mixing” service to swap its bitcoin with those of other users. There are some bitcoin exchanges, however, that may refuse to accept bitcoin from users who have utilized mixing services.
Modifications to the Bitcoin Protocol
There is no official developer or group of developers controlling the Bitcoin Network. Bitcoin is an open source project, meaning that its source code is freely available to the public and it utilizes crowdsourcing to assist in the identification of possible problems, defects or issues with the product.
The Core Developers can access and alter the source code behind the Bitcoin Network.  As a result, they periodically issue quasi-official releases of updates and other changes to the source code behind the Bitcoin Network upon making such updates or other changes. However, the issuance of such releases does not guarantee that users and validators will adopt the update. In order for changes to the Bitcoin Network's source code to be adopted, users and validators must accept such changes by downloading the proposed modification of the source code. Such modification will only be effective for the bitcoin users and validators that download it.
If only a fraction of users and validators on the Bitcoin Network accept a modification, a division in the Bitcoin Network occurs, and one network will run the pre-modification source code while the other network runs the modified source code. This division is referred to as a “fork” in the Bitcoin Network. Thus, as a consequence of the Bitcoin Network's forking feature, Bitcoin Network source code modifications will only become part of the Bitcoin Network if they are accepted by participants who collectively claim a majority of the Bitcoin Network's processing power.

The Value of Bitcoin
Bitcoin is not a traditional fiat currency – that is, a currency backed by a central bank or a national, supra-national or quasi-national organization. Bitcoin is not backed by hard assets or other credit. Because of this, Bitcoin is currently valued by assigning the price that various market participants place on bitcoin during their transactions. Often times, the bitcoin value is analyzed to be a function of the cost of producing a bitcoin.
Exchange Valuation
Because of the Bitcoin Network's open peer-to-peer framework and its underlying protocols, bitcoin recipients and transferors can determine the value of the bitcoin transferred by mutual agreement or barter with respect to their transactions on the Bitcoin Network. As a result, the value of bitcoin is most commonly determined by surveying one or more of the exchanges on which bitcoin is bought, sold or traded. Bitcoin is traded on each bitcoin exchange with publicly available valuations for each individual transaction. Such valuation is measured by the value of at least one fiat currency, such as the U.S. dollar. The Trust uses the Bitcoin Reference Rate to determine the value of the bitcoin held by the Trust.
Participants in the Bitcoin Market
Retail
The retail segment of the Bitcoin Market includes users who conduct direct peer-to-peer bitcoin transactions by directly sending bitcoin over the Bitcoin Network. It also includes transactions between consumers who pay for goods and services through direct transactions or third-party providers. These providers may offer a merchant platform for instantaneous transactions, in which the consumer sends the bitcoin to the provider, who then sends either the bitcoin or the cash value of such bitcoin to the business utilizing the platform. The processing of payments through bitcoin typically reduces the cost of participating in the market for merchants, when compared to the costs of credit card transaction processing.
Investors
Similar to traditional markets, the Bitcoin Market includes the trading and investment activities of both private and professional investors. These range from hedge funds to day-traders who invest in bitcoin by trading on bitcoin exchanges.
Services
This segment of the Bitcoin Market includes companies that provide a range of services including the storage, selling, buying, and trading of bitcoin. It is anticipated that as the Bitcoin Network continues to grow and gain traction in traditional markets, service providers will expand their range of services and additional providers will enter the service segment of the Bitcoin Network.
Validators
Validators range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by mining pools.

Government Oversight
As bitcoin has developed in popularity and reach, the United States Congress and a number of federal and state agencies (including the SEC, FinCEN, the CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the FBI, the IRS and state financial institution regulators such as the New York Department of Financial Services) have been observing and examining the operations of bitcoin, bitcoin users and the bitcoin exchange. These entities are particularly focused on the degree to which bitcoin can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises. They are also particularly concerned with the safety and soundness of service providers that hold bitcoin for users.  The various state and federal agencies named above have issued consumer advisory reports regarding the risks of bitcoin for investors. U.S. Federal and state agencies, along with regulatory entities in other countries have also issued rules or guidance about the treatment of bitcoin transactions and requirements for businesses that engage in activities related to bitcoin.  It is possible that future regulatory actions may materially alter the nature of an investment in the Shares or prevent the continued operation of the Trust. For a thorough discussion of these and other potential regulatory concerns, see the section entitled “Risk Factors Related to the Regulation of the Trust and the Shares.”
In addition, foreign jurisdictions may, at any time, adopt laws, regulations or directives that affect the bitcoin market, Bitcoin Network, and their users, particularly bitcoin exchanges and service providers that fall within such jurisdictions' regulatory scope. Such laws, regulations or directives may differ from, or conflict with, those of the United States. This may negatively impact the acceptance of bitcoin by users, merchants and service providers located outside of the United States and may therefore inhibit the growth or sustainability of the global bitcoin economy, or otherwise negatively affect the value of bitcoin.
The effect of any future regulatory change on the Trust or on the value of bitcoin cannot be predicted, but such change could be significant and adverse to the Trust and the value of its Shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The Trust is newly formed and has not commenced operations.  While it has included financial statements in this prospectus, as a result of not having commenced operations, it does not have any financial information on which to assess the Trust's financial condition or results of operations.

DESCRIPTION OF THE TRUST
General
The Trust is a statutory trust formed under the laws of the State of Delaware, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts.  The Trust has no fixed termination date. Initially, the registry of Shareholders will be recorded in the books and records of the Trust by Broadridge Corporate Issuer Solutions, LLC, as transfer agent (the “Transfer Agent”).  Shares issued by the Trust will be held in electronic format through a book entry system.
The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Sponsor believes that the Trust is not required to register under the Investment Company Act.  The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC.  The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee are subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.
Purpose of the Trust
The investment objective of the Trust is for the Shares to reflect the value of bitcoin held by the Trust, as determined by reference to the Bitcoin Reference Rate, less the Trust’s expenses and other liabilities.  The Shares are intended to provide investors with exposure to bitcoin in a manner that is efficient and convenient while reducing many of the difficulties associated with purchasing and storing bitcoin.
Assets of the Trust
The Trust will have no assets other than bitcoin.  The Trust will only hold U.S. dollars in connection with the purchase and sale of bitcoin, and the payment of redemptions, if any, and fees and expenses of the Trust.  If the Trust needs to buy or sell bitcoin, the Trust may do so through a third party broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures, and the Trust will only buy or sell bitcoin with third-party brokers or dealers that are U.S. entities subject to compliance with OFAC regulations. In addition, the Sponsor will conduct an OFAC screening on any third party broker or dealer that the Trust buys or sells bitcoin with or through to confirm that such institution is not on the Specifically Designated Nationals (SDN) List or the Non-SDN Consolidated Sanctions List. In the event that any third party broker or dealer is named on any list of sanctioned entities maintained by OFAC or otherwise becomes subject to sanctions imposed by OFAC, the Trust will cease any further dealings with such entity until such entity ceases to be subject to such sanctions or a license is obtained under applicable law to continue dealing with such entity. As of the date of this prospectus, the Trust intends to utilize Fidelity Digital Asset Services, LLC and/or entities affiliated with Jane Street Group to buy or sell bitcoin.  The Trust will communicate any additional third-party brokers or dealers that may be utilized by the Trust to buy or sell bitcoin on the website maintained by the Trust (www.wshares.com).  The Trust will hold and record the ownership of the Trust's assets in such a manner that it will be owned for the benefit of the Shareholders for the purposes of, subject to and limited by the terms and conditions set forth in, the Trust Agreement.
The Bitcoin Custodian will utilize the Security Procedures in the administration and operation of the secured custody account (the “Bitcoin Custody Account”) and the safekeeping of the Trust's bitcoin and private keys.  U.S. dollars held in the Cash Account will be insured by the FDIC subject to applicable FDIC insurance limits.

Occasionally, the Trust may be entitled to assets as a result of a hard fork or an airdrop.  The Bitcoin Custodian has the discretion of whether to support new digital assets created as a result of a hard fork or an airdrop and may decide to allocate such digital assets to the Trust on a delayed basis, if at all.  If a hard fork or an airdrop occurs and the Bitcoin Custodian has elected to support the new digital asset, then the Trust would hold both the original bitcoin and the new digital asset. As a result, the Trust would need to decide whether to continue to hold, sell or otherwise dispose of the new digital asset. The Trust currently intends to sell such assets to the extent possible in a commercially reasonable manner, with the proceeds to be held as cash and used to purchase bitcoin as soon as commercially practicable.   The Trust's decision to continue to hold the new digital asset would be based on factors such as the market value and liquidity of the original bitcoin versus the new digital asset, the computer processing power devoted by miners to the original network versus the alternative new network, safety and security of the alternative new network and the establishment of a technical and commercial ecosystem for the alternative new network. In the event that the Bitcoin Custodian decides not to support a digital asset issued as a result of a fork or an airdrop, the Trust may have to find alternative arrangements to receive and sell such digital asset.  As a result, the Trust may not receive such digital assets, may receive them on a delayed basis, or may be forced to sell at a disadvantageous price, resulting in a material adverse effect on the value of the Shares.
The Trust Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The Shares sold under this prospectus will be issued at $25.00 per Share and will be sold through the Placement Agent.
From time to time, at the direction and sole discretion of the Sponsor, the Trust may issue additional Shares in the future.  Additional Shares issued after the Trust’s initial public offering will be sold at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated Bitcoin Holdings per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.  With respect to future offerings of Shares by the Trust, the Trust will ensure that any distribution relating to such future offering will comply with applicable laws and regulations, including but not limited to Regulation M.
Any net proceeds received with respect to the sale of Shares shall be used to purchase bitcoin.  The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect such purchases on such issuance date, provided that if any such purchases are unable to be made on such date, such purchases shall be made as soon as practicable thereafter.
Under certain circumstances, the issuance of additional Shares by the Trust may affect the trading price of previously issued Shares.  See “Risk Factors.”
Shares issued by the Trust will be registered in a book entry system and held in the name of “Cede & Co.” at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares.  Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants. See “Book-Entry-Only Shares” below for more details.
The Trust intends to file an application to have its Shares quoted on OTCQX.  Any such quotation will require the Trust to first receive approval from FINRA and/or OTC Markets Group. As a result, there can be no guarantee that the Trust will succeed having the Shares quoted on OTCQX. See “Risk Factors—Risk Factors Related to the Trust and the Shares—An active and liquid market for the Shares may not develop or be sustained.”

Trust Authorization
The Trust will be authorized to (1) issue Shares for U.S. dollars, (2) purchase bitcoin from net proceeds received in connection with the issuance of Shares, (3) pay the Sponsor's Fee and any Additional Trust Expenses in U.S. dollars and sell bitcoin as may be necessary to pay the Sponsor's Fee and any Additional Trust Expenses, (4) redeem Shares for U.S. dollars (and therefore sell bitcoin as necessary) in connection with receiving a Redemption Order from a Shareholder’s DTC Participant, (5) sell bitcoin upon the termination of the Trust and to distribute the proceeds of such sales pro rata to the Shareholders after payment of all outstanding fees and expenses of the Trust and (6) engage in activities that are necessary to accomplish the foregoing activities or are incidental thereto or connected therewith.  The Trust is passively managed—it is not actively managed like a corporation or an active investment vehicle.
Trust Expenses
Except for certain Additional Trust Expenses (as defined below), the Trust's primary recurring expense is expected to be the Sponsor's Fee (as defined below).
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of 75 basis points (0.75%) to the Sponsor Fee Basis Amount (the “Sponsor's Fee”).  The Administrator will make its determination regarding the Sponsor's Fee in respect of each day by reference to the Sponsor Fee Basis Amount.  The Sponsor's Fee will be payable in U.S. dollars and will be paid on a monthly basis from the amounts on deposit in the Cash Account.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.
As consideration for the Sponsor's receipt of the Sponsor's Fee, the following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee and the Partnership Representative Fee (the “Sponsor-paid Expenses”).
The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor as Sponsor-paid Expenses, including but not limited to: (i) fees in connection with the purchase and sale of the Trust’s bitcoin (including any commission and exchange fees), (ii) expenses incurred in connection with an offering of Shares of the Trust, including but not limited to fees to the Placement Agent and fees of the Escrow Agent, (iii) license fees, taxes and governmental charges, (iv) the Trust's regulatory fees and expenses (including any filings, applications or licenses and any registration fees or FINRA filing fees), (v) the Trust's audit fees (including any fees and expenses associated with tax preparation), (vi) marketing and advertising expenses, (vii) printing and mailing costs, (viii) costs of maintaining the Trust's website, (ix) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market, (x) expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, (xi) indemnification obligations of the Trust to the Sponsor, any Service Provider or any counterparties of the Trust, (xii) the Sponsor’s legal fees in connection with the establishment of the Trust and the offering of the Shares and (xiii) the Trust’s legal fees to the extent they exceed $100,000 in any given fiscal year (collectively, “Additional Trust Expenses”).  The Sponsor may, in its sole discretion and without obligation, pay certain Additional Trust Expenses on behalf of the Trust.
The Administrator will direct the Cash Custodian to withdraw from the Cash Account an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.  If at any time there is an insufficient amount of cash in the Cash Account to pay the Trust's fees and expenses, the Sponsor will instruct the sale of an appropriate amount of the Trust’s bitcoin and deposit or cause to be deposited the net sales proceeds to the Cash Account.
Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, each sale of bitcoin to pay the Sponsor's Fee any Additional Trust Expenses, redemptions or any other fees and expenses of the Trust that are then due and owing will be a taxable event for Shareholders. See “U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders.”

VALUATION OF BITCOIN AND DETERMINATION OF THE BITCOIN HOLDINGS AND GAAP NAV
General
The Trust will have no assets other than bitcoin. The Trust will only hold U.S. dollars in connection with the purchase and sale of bitcoin, payments in respect of redemptions of Shares, if any, and fees and expenses of the Trust.
The Trust's Bitcoin Holdings shall be equal to the sum of the value of the bitcoin and U.S. dollars held by the Trust, less the expenses and liabilities of the Trust.  The Bitcoin Holdings per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's Bitcoin Holdings divided by the number of outstanding Shares.  Expenses and liabilities of the Trust will be accrued in accordance with the Trust’s accounting policies.
In accordance with the Trust's valuation policy and procedures, on each Business Day at 4:00 p.m., New York time, or as soon thereafter as practicable (the “Evaluation Time”), the Administrator will calculate and publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per share. To calculate the Trust’s Bitcoin Holdings, the Administrator will:
1.	Determine the Bitcoin Price — see “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV—The Bitcoin Price and the Bitcoin Reference Rate”;
2.	Multiply the Bitcoin Price by the aggregate number of bitcoin owned by the Trust as of the Evaluation Time on such day;
3.	Add the amount of U.S. dollars held by the Trust;
4.	Subtract the U.S. dollar amount of accrued and unpaid Additional Trust Expenses, if any;
5.
On a Redemption Date, subtract the U.S. dollar value of the Shares redeemed, if any, determined by multiplying the number of Shares redeemed by the Bitcoin Holdings per Share on the applicable Redemption Date (the amount derived from steps 1 through 5 above, the “Sponsor Fee Basis Amount”); and

6.	Subtract the U.S. dollar amount of the Sponsor’s Fee that accrues for such Business Day, calculated based on the Sponsor Fee Basis Amount for such Business Day.
The investment objective of the Trust is for the Shares to reflect the value of bitcoin held by the Trust, as determined by reference to Bitcoin Reference Rate, less the Trust’s expenses and other liabilities.  Accordingly, the Trust's Bitcoin Holdings and Bitcoin Holdings per Share are tracked, in part, by reference to the Bitcoin Reference Rate.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.
Under certain special circumstances, which are described in detail below under “Description of the Shares—Suspension Events,” the Trust can temporarily suspend or restrict the determination of the Bitcoin Holdings.

The Bitcoin Price and the Bitcoin Reference Rate
When calculating the Trust’s Bitcoin Holdings, the Administrator will utilize the CME CF BRR for purposes of valuing the bitcoin held by the Trust, but in no event will the Trust be trading in futures.
The CME CF BRR was created to facilitate financial products based on bitcoin. It serves as a once-a-day reference rate of the U.S. dollar price of bitcoin (USD/BTC).  The CME CF BRR serves as an industry recognized reference rate to facilitate the creation of financial products based on the price of bitcoin.  The CME CF BRR may also serve as a reference rate in the net asset value calculation of investment products.
The CME CF Oversight Committee determines the membership of exchanges used to calculate the CME CF BRR.  The CME CF Oversight Committee is made up of five members: two representatives of the CME, one representative of Crypto Facilities Ltd., as administrator of the CME CF BRR, and two persons who bring expertise and industry knowledge relating to benchmark determination, issuance and operations.
CME CF BRR has limited price history with an inception date of November 2016. Worldwide, there is no single source for pricing bitcoin, and pricing from one bitcoin exchange to the next can vary, sometimes significantly. The CME devised the CME CF BRR to be robust and combine bitcoin pricings from several bitcoin exchanges that meet and maintain rigorous qualitative and quantitative criteria discussed below, but it can still deviate from other sources of bitcoin pricing around the world. The CME CF BRR generally exhibits the same volatility as bitcoin.
In addition, products linked to the CME CF BRR also have limited trading history. The main product using the CME CF BRR is the CFTC regulated CME cash-settled bitcoin futures. Although the CME futures market has grown in trading size and open interest since inception in January 2017, there is still high price volatility that corresponds to high bitcoin spot price volatility, which generally can be considerably higher than other traditional assets classes such as a portfolio of large cap US equities.
A trading venue is eligible as a constituent platform if it facilitates spot trading of bitcoin against the U.S. dollar (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (API) with sufficient reliability, detail and timeliness. Furthermore, (i) the venue’s Relevant Pair average daily spot trading volume that the venue would have contributed during the observation window for the CME CF BRR must exceed three percent (3%) for two (2) consecutive calendar quarters, (ii) the venue must have policies to ensure fair and transparent market conditions at all times and have processes in place to identify and impede illegal, unfair or manipulative trading practices, (iii) the venue must not impose undue barriers to entry or restrictions on market participants, and utilizing the venue must not expose market participants to undue credit risk, operational risk, legal risk or other risks, (iv) the venue must comply with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money laundering (AML) regulations, and (v) the venue must cooperate with inquiries and investigations of regulators and the BRR Administrator upon request and must execute data sharing agreements with CME.  Once admitted, a constituent platform must demonstrate that it continues to fulfil the requirements in (ii)-(v) above, and if the requirement in (i) is not fulfilled at any point, continued inclusion of the venue as a constituent exchange to the Relevant Pair is assessed by the CME CF Oversight Committee.
The CME CF BRR, which has been calculated and published since November 2016, aggregates the trade flow of several bitcoin spot exchanges, during a calculation window into the U.S. dollar price of one bitcoin as of 4:00 p.m. London time and is published between 4:00 p.m. and 4:30 p.m. (London time) on every day of the year, including weekends. Specifically, the CME CF BRR is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent trading platforms, which are currently Bitstamp, Coinbase, itBit, Kraken, Gemini and LMAX Digital (the “Constituent Platforms”), as follows:1

[1]
For a description of the CME CF BRR methodology, see https://docs-cfbenchmarks.s3.amazonaws.com/CME+CF+Reference+Rates+Methodology.pdf  (“BRR Methodology”).  The Bitcoin Reference Rate calculation, in simplistic terms, is a time-sliced, volume-weighted median price of bitcoin on the Constituent Platforms from 3pm to 4pm London time. It averages prices across twelve five-minute time slices or intervals within that hour, of which the price of each of the five-minute time intervals is a volume weighted median price (price with higher trading volume is given more weight; median is a calculation similar to average) within each of the five-minute intervals.

1.	All Relevant Transactions are added to a joint list, recording the trade price and size for each transaction.
2.	The list is partitioned into a number of equally-sized time intervals.
3.
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e. across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

4.	The CME CF BRR is then determined by the equally-weighted average of the volume-weighted medians of all partitions.
The CME CF BRR does not include any futures prices in its methodology. A “Relevant Transaction” is any “cryptocurrency versus legal tender spot trade that occurs during the TWAP Period” on a Constituent Platform in the BTC/USD pair that is reported and disseminated by Crypto Facilities Ltd., as calculation agent for the CME CF BRR (the “Calculation Agent”).  The following table shows the symbols used in the mathematical representation of the CME CF BRR:
Symbol	Name	Description	Type
Ƭ	Effective time	The time as of which the CME CF BRR is calculated	4:00 p.m. London Time
r	TWAP period length	The length of the time-period prior to the effective time during which transaction data is collected	60 minutes
ȓ with ȓ ≤ r and ȓ │r	Partition length	The length of the time periods into which the TWAP period length is partitioned	5 minutes
K	Number of partitions	The number of partitions, given by K = r/ ȓ	Output
k with k € (1, ..., K)	Partition	The kth partition	Output
X k for k € (1, ..., K)	TWAP period trades	The price-ordered collection of price / size trade pairs observed in the Relevant Pair on all Constituent Platforms in the kth partition, i.e. between times T - r + (k - 1) and T - r + k	Input
I k	TWAP period trades count	The number of trades in the kth partition	Output
X k,i with Xk,i = (Pk,i, Sk,i) and Xk,i € Xk	TWAP period trade	The ith price / size trade pair of the kth partition	Input
Pk,i,	TWAP period trade price	The price of the ith price/size trade pair of the kth partition	Input
Sk,i,	TWAP period trade size	The size of the ith price/size trade pair of the kth partition	Input
WMk	Weighted median	The weighted median trade price of the kth partition	Output
CCRRT	CCRR	The CME CF BRR at time T	Output

For each partition k, the volume-weighted median trade prices WMk across all Relevant Transactions is calculated as:
The CME CF BRR as of the effective time T, CCRRT, is then given by:

Below is a table reflecting the approximate trading volume and market share of bitcoin on each of the Constituent Platforms relative to the overall bitcoin spot market for the six month period beginning April 2023 and ending in September 30, 2023.2 The overall bitcoin spot market here is defined to include only the BTC/USD trading pair on existing exchanges. Other bitcoin trading pairs, such as bitcoin versus other digital assets, or bitcoin versus other fiat currencies, are not included in the data. The sum of the market shares of the Constituent Platforms is estimated to be approximately 93% of the overall market.
PLATFORMS	BITCOIN (BTC-USD) SPOT MARKET SHARE	TRADING VOLUME IN USD (MM)
Constituent Platforms
Coinbase	55.3%	$55,881
Kraken	13.5%	$13,627
LMAX Digital	12.9%	$13,095
Bitstamp	8.8%	$8,925
Gemini	1.8%	$1,821
itBit	0.9%	$945
Sum	93.3%

Non-Constituent Platforms
Bitfinex	6.1%	$6,181
Cex.io	0.03%	$33
Others	0.6%	$621
Sum	6.7%

Total Sum across all Platforms	100.0%

2 Market data obtained from CF Benchmarks Ltd. as of November 2023.

Below is a chart reflecting the CME CF BRR bitcoin rate from its inception in November 2016 through September 2023. The annualized daily volatility of the CME CF BRR from inception through September 30, 2023 is 74.7%.

CME CF BRR
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
9/30/2016
3/31/2017
9/30/2017
3/31/2018
9/30/2018
3/31/2019
9/30/2019
3/31/2020
9/30/2020
3/31/2021
9/30/2021
3/31/2022
9/30/2022
3/31/2023
9/30/2023

CF Benchmarks Ltd., the provider of the CME CF BRR, as a UK FCA regulated Benchmark Administrator, is required to undertake a consultation with stakeholders before the cessation of the CME CF BRR benchmark. This consultation period should provide the Trust with time to determine an appropriate successor benchmark in the event CF Benchmarks Ltd. ceases to publish CME CF BRR. In the event that CF Benchmarks Ltd. ceases to publish the CME CF BRR, the Trust will undertake the following steps to calculate the Bitcoin Price:
First, in the immediate interim period prior to establishing the permanent replacement benchmark, to the extent necessary, the Trust will source bitcoin prices directly from the CME CF BRR Constituent Platforms and closely replicate the daily calculation of the CME CF BRR; and
Second, for the permanent replacement benchmark, the Trust will look to determine a successor benchmark that satisfies the properties of high integrity, resilient methodology, and reliable availability. Possible options that the Trust may elect for a permanent replacement benchmark include:
(i)  If the CME bitcoin futures are trading, the successor index or benchmark that the CME futures are cash settling on;
(ii) An industrywide accepted index or benchmark that satisfies the aforementioned properties;
(iii) An index or benchmark offered by the Bitcoin Custodian to price bitcoin; or
(iv) Replicate the CME CF BRR process and calculation through an independent third party calculation agent.

In the event that the CME CF BRR ceases to be published, the Trust shall provide notice of such cessation to all Shareholders (which may be delivered through the facilities of DTC) and shall also provide details of how the Trust will determine the Bitcoin Price thereafter.
CF BENCHMARKS LTD INDEX DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO THE TRUST AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE THE TRUST. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.
The Trust’s GAAP NAV
The Trust's bitcoin is carried, for financial statement purposes, at fair value, as required by GAAP.  The Trust determines the fair value of bitcoin based on the price provided by the Trust’s principal market for bitcoin. The net asset value of the Trust determined on a GAAP basis is referred to as the Trust’s “GAAP NAV.”
To calculate the GAAP NAV, the Trust follows FASB ASC 820-10. ASC 820-10 outlines the application of fair value accounting and stipulates fair value price to be the price of bitcoin transacted in the principal market, or in absence of a principal market, the most advantageous market. The Trust buys bitcoin during Share issuances and sells bitcoin during Share redemptions, in each case, with the objective of closely replicating the CME CF BRR which is comprised of prices from its Constituent Platforms. The Trust’s bitcoin trading within the Constituent Platforms forms the basis for determining the Trust’s principal market for valuing bitcoin, following the below steps:
•
First, the Trust reviews the current list of the Constituent Platforms comprising the CME CF BRR. The method of determination of the Constituent Platforms is described in the prior section of “The Bitcoin Price and the Bitcoin Reference Rate.” The current Constituent Platforms are Bitstamp, Coinbase, itBit, Kraken, Gemini and LMAX Digital.

•	Second, the Trust sorts the current Constituent Platforms from high to low by trading volume of bitcoin (USD-BTC) within each of the platforms for the trailing twelve months.
•	Third, the Trust selects the Constituent Platform as its principal market based on the highest trading volume.
The Trust intends to conduct the determination of the principal market on an annual basis. Based on all current available data, the Trust has currently determined Coinbase to be the initial principal market on which the Trust will base its GAAP NAV determinations.
The Trust’s GAAP NAV and GAAP NAV per Share are calculated daily and are used solely for GAAP accounting purposes for the Trust. The daily calculation of the Trust’s GAAP NAV and GAAP NAV per Share follows the same methodology as the calculation of the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share, except that the Bitcoin Price is sourced from the Trust’s principal market, which is currently Coinbase, instead of the CME CF BRR. The Trust expects the Trust’s Bitcoin Holdings and GAAP NAV to track each other closely as the GAAP principal market is the major component within the CME CF BRR. Please see Risk Factors for additional discussion on possible deviations between the Trust’s Bitcoin Holdings versus the Trust’s GAAP NAV.

In addition to the explanation of the method by which the Trust’s GAAP NAV per Share was developed and the date of the valuation above, as required under FINRA Rule 2310(b)(5), the Trust has also agreed to disclose the following information subsequent to the consummation of this offering:
(A) the Trust’s GAAP NAV per Share, as calculated following the above-mentioned methodology, in its periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and
(B) in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act within 150 days following the second anniversary of breaking escrow and in each annual report thereafter, a per Share estimated value:
(i) based on valuations of the assets and liabilities of the Trust performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service;
(ii) derived by following the above-mentioned methodology; and
(iii) accompanied by a written report by the Trust, delivered at least annually, that explains the scope of the review, the above-mentioned methodology used to develop the valuation or valuations, and the basis for the value or values reported.
THE SPONSOR
Overview of the Sponsor
Wilshire Phoenix Funds LLC (the “Sponsor” or “Wilshire Phoenix”) was formed on May 14, 2018, with the purpose of facilitating the formation of regulated investment products. The Sponsor believes that the regulated financial markets in the United States provide clear rules, robust frameworks, and sufficient protections to market participants, particularly to investors in such market.  In addition to the Trust, Wilshire Phoenix was the sponsor of the wShares Enhanced Gold ETF, which was listed on NYSE Arca during February 2021. For additional information, please visit www.WilshirePhoenix.com or www.wShares.com.
Responsibilities of the Sponsor
The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Bitcoin Custodian, the Cash Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) in connection with the issuance or redemption of Shares, instructing the Transfer Agent to issue or cancel Shares, as applicable, and instructing the third party broker or dealer to purchase or sell bitcoin, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, (v) applying to have the Shares quoted on OTCQX, and (vi) performing such other services as the Sponsor believes the Trust may require.  For a description of the book-entry process, please see “Book-Entry Only Shares” below.
The Sponsor's Fee
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  A portion of the Sponsor's Fee will be used by the Administrator to pay the Sponsor-paid Expenses. See “The Trust—Trust Expenses.”

Policies and Procedures of the Sponsor
The Sponsor has implemented a disaster recovery plan, along with a subsequent business continuity plan, each aimed at protecting the assets of the Trust and the information provided to the Sponsor and ensuring continuity in the transition time occurring after a disruptive or catastrophic event.  Each of the disaster recovery plan and business continuity plan use the methodology and framework of the Committee of Sponsoring Organizations (COSO).
The Sponsor is subject to an Anti-Money Laundering Program (the “AML Program”), effective as of August 31, 2018. This AML Program requires the Sponsor to complete a comprehensive money laundering risk assessment to identify and analyze specific risk categories. The AML Program also requires the Sponsor to perform certain customer identification, due diligence and transaction reporting procedures.  The AML Program also requires the Sponsor to abide by certain recordkeeping requirements and share certain information with government agencies and other financial institutions.
Conflicts of Interest
The Sponsor may allocate its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor may also service other affiliates of the Sponsor and its respective clients. By purchasing the Shares, each Shareholder agrees that (i) the Sponsor and its professional staff are not required to devote its or their respective time or resources exclusively to the management of the business and affairs of the Trust and may engage in other business interests and activities similar to or in addition to those relating to the activities to be performed for the Trust and (ii) the officers of the Sponsor may buy or sell bitcoin, bitcoin derivatives or other bitcoin related investments for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust. In the event that the Sponsor, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Shareholders for so acting. Every Shareholder, by virtue of having purchased or acquired a Share, will be deemed to have consented to such conflicts of interest.
Voluntary Withdrawal of Sponsor
The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days' prior written notice to all Shareholders and the Trustee. Following receipt of such notice, Shareholders holding Shares equal to at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust.
Merger or Corporate Reorganization of Sponsor
To the fullest extent permitted by law, nothing in the Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. The resulting, surviving or transferee entity shall, without any further act, be the successor Sponsor under the Trust Agreement and related documents.  Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal.

Executive Management of the Sponsor
Below are the biographies of each of the Executive Members of the Sponsor:
William Herrmann, 41, is a Co-Founder and Managing Partner of Wilshire Phoenix Funds. Prior to establishing Wilshire Phoenix, Mr. Herrmann served at BNY Mellon on several global teams and executive committees, most recently as Vice President of Dealing and Trading in exotics and special situations. Throughout his 10+ year tenure at BNY Mellon, Mr. Herrmann led cross-functional teams across geographies in the closing of numerous high-profile corporate and IB deals and managed a credit risk portfolio of over $10bn that included liquid and illiquid assets. Mr. Herrmann holds a Bachelor of Science in Finance from Clarion University of Pennsylvania and a Master of Science in Risk Management from New York University. In addition to his responsibilities at Wilshire Phoenix, Mr. Herrmann proudly serves as a Member of the Board of Trustees for the National Multiple Sclerosis Society.
William Cai, 44, is a Co-Founder and Managing Partner of Wilshire Phoenix Funds. Prior to establishing Wilshire Phoenix, Mr. Cai was a trader at J.P. Morgan for over 10 years, managing multi-billion-dollar risk books across asset classes in credit, equities, and most recently in commodity futures. He held a position of Executive Director and in addition to his trading responsibilities, managed teams, oversaw various projects, and had extensive experience with regulatory and legal issues in the financial space. He holds a Bachelor of Arts in Physics from Harvard University, and a Master of Science in Mathematics in Finance from New York University.
Alexander Chang, 35, is a Partner of Wilshire Phoenix Funds. Mr. Chang previously worked at J.P. Morgan for over 8 years. He most recently served as a Vice President, during which time he structured both linear and non-linear equity as well as cross asset derivative transactions for a global institutional investor base. The underlying exposure merged a broad spectrum of proprietary quantitative strategies. While at J.P. Morgan, Mr. Chang also traded multiple sector pods on the high frequency electronic options market making desk. Mr. Chang was a registered stockbroker and trader, holding Series 7, 55 and 63 registrations. Mr. Chang graduated from the Columbia University School of Engineering and Applied Sciences with a Bachelor of Science in Applied Mathematics.
The Sponsor's resources may be allocated in the future to potential additional business ventures. Notwithstanding the foregoing, the Sponsor intends to devote, and to cause its officers, members and employees to devote, sufficient time and resources to properly manage the Trust in accordance with their respective duties to the Trust under the Trust Agreement.
It is possible that the officers of the Sponsor may trade bitcoin, bitcoin derivatives or other bitcoin related investments for their own personal trading accounts during the existence of the Trust.  No Shareholders shall be entitled to review or have access to the trading records of the officers of the Sponsor.

THE TRUSTEE
General
Delaware Trust Company serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee is unaffiliated with the Sponsor.
Duties of the Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware, and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.
Liability of the Trustee
The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Bitcoin Custodian, Cash Custodian or any other person.
Resignation of the Trustee
The Trustee is permitted to resign upon at least thirty (30) days' notice to the Trust and the Sponsor, however such resignation is not effective unless and until a successor trustee has been appointed by the Sponsor and has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' notice.
Trustee's Fee and Indemnity
The Trustee will be compensated by the Trust, out of the Sponsor's Fee, for the Trustee's fees.  The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the thirtieth (30th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

THE TRANSFER AGENT
General
Broadridge Corporate Issuer Solutions, LLC will act as transfer agent and registrar for the Shares, pursuant to the terms and provisions of the Transfer Agent Services Agreement and the Trust Agreement.
Duties of the Transfer Agent
The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC as necessary.  The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) create, update and maintain the original Shares books, transfer books, and the register of Shareholders for all Shares of the Trust, (ii) cooperate with the Trust's preparation of Shareholders' account statements (iii) cooperate with the Auditor's preparation of Shareholders' tax statements, (iv) facilitate issuance, recording and registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, (v) cancel Shares in connection with any redemption of Shares, (vi) calculate the U.S. dollar amount to be distributed to each DTC Participant in connection with its redeemed Shares, and (vii) instruct the Cash Custodian to distribute cash to the applicable DTC Participants in respect of their redeemed Shares.
Liability of the Transfer Agent
The Transfer Agent may rely upon and shall be fully protected and held harmless in acting or refraining from acting in good faith reliance upon: (i) any written or oral instructions, representations or certifications received from any person it believes in good faith to be an officer, authorized agent, employee or shareholder of the Trust; (ii) written advice, opinions, or instructions received from the Trust or the Transfer Agent’s legal counsel; (iii) any information, records and documents provided to the Transfer Agent; (iv) the authenticity of any signature (manual, facsimile or electronic transmission) appearing on any writing or communication; and (v) on the conformity to original of any copy.
In no event will the Transfer Agent be liable for special, indirect, incidental, punitive or consequential damages arising out of or related to the Transfer Agent Services Agreement (including lost profits, damage to reputation or lost savings) even if foreseeable and even if advised of the possibility thereof.
Transfer Agent's Fee and Indemnity
The Transfer Agent will be compensated by the Trust, out of the Sponsor's Fee, for the Transfer Agent's fees.
The Transfer Agent, its current and former directors, officers, employees and affiliates shall be indemnified from and against any and all claims, liability, costs, loss, damages, charges and judgments, including reasonable counsel fees and expenses arising in connection with the Transfer Agent’s good faith performance of its duties under the Transfer Agent Services Agreement except to the extent that any such Losses arose out of, or were imposed upon the Transfer Agent through the Transfer Agent’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under the Transfer Agent Services Agreement.

THE ADMINISTRATOR
General
UMB Fund Services, Inc., will serve as the Administrator of the Trust pursuant to the terms and provisions of the Administration Agreement and the Trust Agreement.
Duties of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust.  The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the determination and payment of fees and expenses owed by the Trust, (ii) evaluating and determining the Bitcoin Holdings, the Bitcoin Holdings per Share, the GAAP NAV and the GAAP NAV per Share and preparing daily and monthly reports, (iii) redemptions, including (1) receiving and processing Redemption Orders, (2) determining the amount of bitcoin to be sold in connection with redemptions, and (3) instructing the Bitcoin Custodian to transfer bitcoin from the Bitcoin Custody Account for purposes of selling such bitcoin, (iv) coordinating and overseeing the annual audit of the Trust’s financial statements, (v) preparing quarterly and annual schedules and financial statements including schedule of investments and the related statements of operations, assets and liabilities, changes in net assets and cash flow and financial highlights, (vi) participating in the liquidation and distribution of the Trust's assets as necessary upon dissolution of the Trust, and (vii) certain recordkeeping obligations on behalf of the Trust, in each case, in accordance with the applicable terms and provisions of the Administration Agreement.
Liability of the Administrator
The Administrator will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except for a loss resulting from the Administrator's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the Administration Agreement.
The Administrator will incur no liability for: (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by it from or on behalf of the Sponsor or an officer or representative of the Trust;  (ii) its reliance on the security valuations without investigation or verification provided by pricing services(s), the Trust or the Sponsor, (iii) any liability arising from the offer or sale of any Shares by the Trust in reliance on exemptions from registration under applicable state and federal securities laws in each state in which the Trust intends to offer and sell Shares, to the extent such liability is not caused by the Administrator breaching its duties and obligations under the Administration Agreement; or (iv) any action taken or omission by the Trust (without the involvement of the Administrator), the Sponsor or any past or current Service Provider other than the Administrator.
The Administrator will be excused from its obligation to perform any service or obligation required of it under the Administration Agreement for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Administrator will, however, take all commercially reasonable steps to (i) minimize service interruptions for any period that such interruption continues beyond its reasonable control and (ii) remedy such event and resume operations and performance of its obligations under the Administration Agreement as promptly as practicable under the circumstances.  In no event will the Administrator be liable for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of the Administration Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

Termination of the Administration Agreement
The Administration Agreement shall continue in effect for two years beginning on the date of the Administration Agreement unless terminated pursuant to the Administration Agreement.  Thereafter, if not terminated as provided therein, the Administration Agreement shall continue automatically in effect for successive annual periods.
The Administration Agreement may be terminated without penalty (i) by the Administrator upon not less than ninety (90) days' written notice to the Trust prior to the end of any term (which notice may be waived by the Trust), or (ii) by the Trust (a) after discovery of a material breach of the Administration Agreement and the Administrator's failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach or in the event that the Trust incurs a material loss resulting from the Administrator’s breach of its standard of care, or (b) upon not less than sixty (60) days' written notice to the Administrator prior to the end of any term (which notice may be waived by the Administrator).  Upon the termination of the Administration Agreement or the liquidation of the Trust, the Administrator shall deliver the records of the Trust in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Sponsor or person(s) designated by the Sponsor at the Trust's cost and expense.
Administrator's Fee and Indemnity
The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's Fee.
The Trust agrees to indemnify and hold harmless Administrator, its employees, agents, officers, directors, shareholders, affiliates and nominees from and against any and all claims, demands, actions and suits, and any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by it or for which it may be held liable arising out of or in any way relating to the Administration Agreement, the Trust Agreement and the services provided by the Administrator except to the extent directly or indirectly resulting from the Administrator’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from reckless disregard by it, of its obligations and duties under the Administration Agreement or the Trust Agreement.

THE BITCOIN CUSTODIAN
General
Fidelity Digital Asset Services, LLC is a trust company chartered in New York and will serve as the Trust's bitcoin custodian under and pursuant to the terms and provisions of the Bitcoin Custodian Agreement between the Trust and the Bitcoin Custodian. The Bitcoin Custodian is part of Fidelity Investments, a provider of comprehensive financial services to individuals, institutions and other entities.  The Bitcoin Custodian’s experience in the blockchain and digital asset space began in 2014.  The Bitcoin Custodian received its charter under the New York banking law to operate as a limited liability trust company in 2019.
Pursuant to the Bitcoin Custodian Agreement, the Bitcoin Custodian provides digital currency storage technology and custodial services for the Trust's bitcoin.  The Bitcoin Custodian may also provide the Trust with trade facilitation services to purchase or sell bitcoin, however, the Sponsor may also elect to purchase or sell bitcoin outside of the means provided by the Bitcoin Custodian.
Duties of the Bitcoin Custodian
The Bitcoin Custodian will maintain a secured custody account (the “Bitcoin Custody Account”) for the receipt, safekeeping and maintenance of the Trust’s bitcoin.  The Bitcoin Custodian will custody the bitcoin held in the Bitcoin Custody Account in accordance with the terms of the Bitcoin Custodian Agreement. Bitcoin deposited into the Bitcoin Custody Account will be held through an omnibus wallet structure (the “Bitcoin Wallet”), along with the bitcoin of other customers of the Bitcoin Custodian. The ownership of all of the Trust’s bitcoin will be clearly recorded in the Bitcoin Custodian’s books and records as belonging to the Trust.
The Bitcoin Custodian will keep a significant portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.  Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers.
The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Bitcoin Custodian can transfer the bitcoin.  The intent is to store all of the Trust’s bitcoin in cold storage, subject to the Bitcoin Custodian’s internal policies and except as determined to be necessary for trading or transfer purposes.
The Bitcoin Custodian will utilize certain security procedures such as passwords, encryption, internet connectivity, two-factor authentication process, proprietary verification protocols, interdepartmental measures, geographic redundancy of key hardware components, multi-signature wallets or telephone call-backs (together, the “Security Procedures”) during the administration and operation of the Trust's Bitcoin Custody Account.
Bitcoin Custodian's Fee
The Bitcoin Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Bitcoin Custodian's fees under the Bitcoin Custodian Agreement.

THE CASH CUSTODIAN
General
UMB Bank, N.A. will serve as the Trust's Cash Custodian pursuant to the terms and provisions of the Cash Custodian Agreement.
Duties of the Cash Custodian
Under the Cash Custodian Agreement, the Cash Custodian will be responsible for administering and maintaining the Cash Account in which the Cash Custodian will hold U.S. dollars in the name of the Trust.
Amounts received in connection with the sale of bitcoin shall be deposited into the Cash Account. The Cash Account will be insured by the FDIC subject to applicable FDIC insurance limits.  The Cash Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator, to pay the fees and expenses of the Trust, and (ii) at the instruction of the Transfer Agent, to pay DTC Participants in respect of any redeemed Shares.
The Administrator will direct the Cash Custodian to withdraw from the Cash Account an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.  The Transfer Agent will direct the Cash Custodian to withdraw from the Cash Account an amount of U.S. dollars sufficient to pay DTC Participants in respect of any redeemed Shares and pay such amounts to the respective DTC Participants.
Cash Custodian's Fee
The Cash Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Cash Custodian's fees.  In addition, the Trust shall reimburse the Cash Custodian for its reasonable and documented out of pocket costs and expenses related to the performance of its obligations under the Cash Custodian Agreement, including, but not limited to, reasonable and documented external attorneys' fees, in each case to the extent not incurred as a result of Cash Custodian’s gross negligence, bad faith or willful misconduct.
Security Interest and Lien
Under the Cash Custodian Agreement, the Cash Custodian will have a first lien on, and security interest in, the U.S. dollars maintained in the Cash Account in order to satisfy each obligation or liability owed to the Cash Custodian.  The Cash Custodian shall be entitled to withhold delivery of U.S. dollars, set-off, or otherwise realize upon any U.S. dollars and to apply such amounts in satisfaction of any obligations and liabilities of the Cash Custodian under the Cash Custodian Agreement.
Standard of Care; Limitations of Liability under the Cash Custodian Agreement
The Cash Custodian shall exercise the same degree of care in the safekeeping of all cash at any time held in the Cash Account as the Cash Custodian normally exercises in the care of its own cash.  The Cash Custodian will be liable for any losses associated with the Cash Custodian Agreement to the extent such losses arise from the Cash Custodian's own gross negligence, bad faith or willful misconduct.
Under the Cash Custodian Agreement, the Cash Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Cash Custodian Agreement.
Under the Cash Custodian Agreement, the Cash Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under the Cash Custodian Agreement arising out of or caused directly or indirectly by, circumstances beyond its control, including, without limitation, act of God, earthquakes; fires; floods; wars; civil or military disturbance; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities or communication services; accidents; labor disputes; acts of civil or military authority; governmental action; or inability to obtain labor, material, equipment or transportation.

Indemnification of the Cash Custodian by the Trust
Under the Cash Custodian Agreement, the Trust agrees to indemnify and save the Cash Custodian harmless from all loss, cost, damages, fees and reasonable and documented out of pocket expenses, including, without limitation, reasonable and documented external attorneys' fees suffered or incurred by the Cash Custodian as a result of its duties under the Cash Custodian Agreement, provided, however, the Cash Custodian shall not be entitled to indemnification for any such amounts arising from its own gross negligence, bad faith or willful misconduct.  The Trust also agrees to indemnify and hold the Cash Custodian harmless from all liabilities arising out of actions taken by the Cash Custodian pursuant to an authorized person’s instructions, except such liabilities arising from the gross negligence, bad faith or willful misconduct of the Cash Custodian.
Termination of the Cash Custodian Agreement
The Trust or the Cash Custodian may terminate the Cash Custodian Agreement immediately by sending notice thereof to the other upon the happening of any of the following: (i) a party breaches any material provision of the Cash Custodian Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within thirty (30) days of receipt of such notice; (ii) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (iii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iv) a party makes a general assignment for the benefit of creditors; or (v) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  In addition, the Trust may terminate the Cash Custodian Agreement (i) at any time upon sixty (60) days prior written notice to the Cash Custodian, or (ii) immediately in the event that the Trust incurs any losses as a result of the Cash Custodian’s gross negligence, bad faith or willful misconduct.

CONFLICTS OF INTEREST
General
There are present and potential conflicts of interest in the Trust's structure and operation that you should consider before purchasing Shares, and the Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be reliant on the good faith of the respective parties resolve a conflict of interest equitably. Although the Sponsor expects to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to adequately resolve these conflicts, and the Trust, the Bitcoin Holdings and the market price of the Shares may be adversely affected.
Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.
The Sponsor
The Sponsor allocates its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and its respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.
Proprietary Trading/Other Clients
The officers of the Sponsor may trade bitcoin, bitcoin derivatives or other bitcoin related investments for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust.

DESCRIPTION OF THE SHARES
General
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The initial Shares sold under this prospectus in the Trust’s initial public offering will be issued at $25.00 per Share.
From time to time, at the direction and sole discretion of the Sponsor, the Trust may issue additional Shares in the future.  Additional Shares issued after the Trust’s initial public offering will be sold at a price determined so that the net proceeds received by the Trust are at least equal to the most recently calculated Bitcoin Holdings per Share immediately prior to, or upon, the determination of the pricing of such issuance pursuant to the applicable agreement between the Trust and the underwriter, placement agent or distributor, as applicable.  Any distribution relating to a future offering of additional Shares will comply with applicable law, including without limitation Regulation M.
Any net proceeds received with respect to the sale of Shares shall be used to purchase bitcoin.  The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect such purchases on such issuance date, provided that if any such purchases are unable to be made on such date, such purchases shall be made as soon as practicable thereafter.
Shareholders may redeem Shares under certain conditions in accordance with the terms set forth under “Redemption of the Shares” below.
Shares issued by the Trust will be registered in a book entry system and held in the name of “Cede & Co.” at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares.  Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.
The Trust expects to file an application to have the Shares quoted on OTCQX.  Any such quotation will require the Trust to first receive approval from FINRA and/or OTC Markets Group. As a result, there can be no guarantee that the Trust will succeed in having the Shares quoted on OTCQX. See “Risk Factors—Risk Factors Related to the Trust and the Shares—An active and liquid market for the Shares may not develop or be sustained.”
Distributions
Shareholders shall only be entitled to distributions in respect of their Shares upon either a redemption by such Shareholder or upon termination of the Trust.  All such distributions will be made to the applicable Shareholder(s) as of the applicable Record Date. “Record Date” means, with respect to (i) any distribution to Shareholders to be made pursuant to the Trust Agreement upon a redemption of Shares, the applicable Redemption Date, (ii) any distribution to Shareholders to be made pursuant to the Trust Agreement upon termination of the Trust, the date that is two (2) Business Days prior to the date of such payment, or (iii) any vote of Shareholders pursuant to the Trust Agreement, the date established by the Sponsor or the Administrator, as applicable, for determining who is a Shareholder entitled to such voting right.  If the Trust is to be liquidated, the Trust will be liquidated under the Sponsor’s direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the “Liquidating Trustee”)). Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust.  In accordance with Section 3808(e) of the Delaware Trust Statute, the affairs of the Trust shall be wound up and the Sponsor or the Liquidating Trustee, as applicable, on behalf of the Trust, will cause any bitcoin then held by the Trust to be liquidated in an orderly fashion. The proceeds therefrom, together with any other amounts held by or on behalf of the Trust, will be applied and distributed in the following order of priority: (a) first, to the expenses of liquidation and termination, to amounts due to creditors, including without limitation the Sponsor and the Service Providers, to the extent otherwise permitted by law, and to any applicable taxes, other governmental charges and contingent or future liabilities of the Trust as the Sponsor or Liquidating Trustee shall determine, in each case, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders in respect of the Shares and (b) second, to the Shareholders pro rata in accordance with their respective Percentage Interests. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.”

Entitlements
The Trust is a Delaware statutory trust and not a corporation, and the Shares are different than shares of a corporation.  This means that Shareholders will not be entitled to certain statutory entitlements typically associated with being a shareholder of a corporation, such as an entitlement to dividends. Shareholders, however, shall be entitled to vote on specified matters relating to the Trust and Trust Agreement as more fully set forth in the Trust Agreement.  See “Description of the Shares—Voting and Consent Rights” below.
Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that “a beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law, the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least ten percent (10.0%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. The Trust selected the ten percent (10.0%) ownership threshold because the Trust believed that this was a threshold that investors would be comfortable with based on market precedent. This provision applies to any derivative action brought in the name of the Trust other than claims brought under the federal securities laws or the rules and regulations thereunder. Due to this additional requirement, a Shareholder attempting to bring a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the ten percent (10.0%) threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding.
“Affiliate” is defined in the Trust Agreement to mean any natural person, partnership, limited liability company, statutory trust, corporation, association or other legal entity (each, a “Person”) directly or indirectly owning, controlling or holding with power to vote ten percent (10.0%) or more of the outstanding voting securities of such Person, (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.
Any Shareholders seeking to bring a derivative action may determine whether the ten percent (10.0%) ownership threshold required to bring a derivative action has been met by dividing the number Shares owned by such Shareholders by the total number of Shares outstanding. Shareholders may determine the total number of Shares outstanding by reviewing the Trust’s annual filings on Form 10-K, quarterly filings on Form 10-Q and periodic reports on Form 8-K reporting sales of unregistered securities, or by requesting the number of Shares outstanding at any time from the Sponsor pursuant to the Trust Agreement and Section 3819(a) of the DSTA.
The Trust may offer additional Shares in the future at such times and for such periods as the Sponsor determines in its sole discretion. As a result, in order to maintain the ten percent (10.0%) ownership threshold required to maintain a derivative action, Shareholders may need to increase their holdings or locate additional Shareholders during the pendency of a claim. The Trust posts the number of Shares outstanding as of the end of each month on its website and as of the end of each quarter in its annual and quarterly filings with the SEC. The Trust additionally reports sales of unregistered securities on Form 8-K. Shareholders may monitor the number of Shares outstanding at any time for purposes of calculating their ownership threshold by reviewing the Trust’s website and SEC filings and by requesting the number of Shares outstanding on any date from the Sponsor at any time pursuant to the Trust Agreement. Shareholders have the opportunity at any time to increase their holdings or locate other Shareholders to maintain the ten percent (10.0%) threshold throughout the duration of a derivative claim. Shareholders may do so by contacting Shareholders that are required to file Schedule 13Ds or Schedule 13Gs with the SEC or by requesting from the Sponsor the list of the names and last known address of all Shareholders pursuant to the Trust Agreement and Section 3819(a) of the DSTA.

The Sponsor is not aware of any reason to believe that applicable section of the Trust Agreement relating to Shareholder derivative actions is not enforceable under state or federal law. The Court of Chancery of Delaware has stated that “[t]he DSTA is enabling in nature and, as such, permits a trust through its declarations of trust to delineate additional standards and requirements with which a stockholder-plaintiff must comply to proceed derivatively in the name of the trust.” Hartsel v. Vanguard Group., Inc., Del. Ch. June 15, 2011. However, there is limited case law addressing the enforceability of such provisions under state and federal law and it is possible that this provision would not be enforced by a court in another jurisdiction or under other circumstances.
Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC.  Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Voting and Consent Rights
Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor), or make any material change to the Trust's basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
Shareholder Indemnity
The Trust Agreement will provide that Shareholders indemnify the Trust for any harm suffered by it as a result of Shareholders' actions unrelated to the activities of the Trust.
Redemption of the Shares
Subject to the Minimum Redemption Size (as defined below) and subject to the Trust’s right to temporarily suspend redemptions as described under “—Suspension Events” below, a Shareholder may redeem all or a portion of its Shares on the last Business Day of each month (the “Redemption Date”).  In order to redeem all or a portion of its Shares, a Shareholder must instruct its DTC Participant to provide a completed, executed and signature guaranteed redemption order (each, a “Redemption Order”) to the Administrator and the Transfer Agent in accordance with the delivery instructions set forth in the Redemption Order. A Redemption Order must be received by the Administrator and the Transfer Agent by no later than 4:00 pm (New York time) on the fifth (5th) Business Day prior to the Redemption Date (the “Redemption Cut-Off”).  Any Redemption Order received after the Redemption Cut-Off must be re-submitted to the Administrator and the Transfer Agent for processing in the following month.  Each Redemption Order must include a valid signature guarantee to be deemed valid by the Trust. Any Redemption Order delivered to the Administrator and the Transfer Agent that the Administrator determines to be incomplete, not in proper form or not duly executed, or that the Transfer Agent determines does not contain a valid signature guarantee, will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each Redemption Order, the Administrator will notify the redeeming DTC Participant that such Redemption Order has been deemed insufficient or accepted and duly processed, as the case may be.  A Redemption Order delivered by a DTC Participant will be irrevocable unless otherwise agreed by the Sponsor.

The “Minimum Redemption Size” is 1,000 Shares.
No later than 4:00 pm (New York time) on the Business Day prior to the Redemption Date (the “Delivery Date”), the redeeming DTC Participant shall deliver the Shares to be redeemed through DTC via a Deposit/Withdrawal At Custodian instruction (a “DWAC”).  In the event that a DWAC is improperly submitted (e.g. – incorrect information is included in the Redemption Order or the DWAC instruction) or the number of Shares to be redeemed by a Shareholder as stated in its Redemption Order does not match the number of Shares delivered by its DTC Participant on the Delivery Date, then in each case, none of the Shares delivered by such DTC Participant will be redeemed on such Redemption Date and such Shares shall remain outstanding.
Redemptions shall be deemed to occur on a “first-in first-out” basis (FIFO) among Shares held by a particular Shareholder.
Under certain special circumstances, which are described in detail below under “Description of the Shares--Suspension Events,” the Trust can temporarily suspend redemptions.
In general, and subject to the occurrence or continuation of a Suspension Event (as defined below), the Trust shall use commercially reasonable efforts to pay amounts relating to the final redemption of Shares within five (5) Business Days after the applicable Redemption Date; provided that if a Suspension Event shall occur, the Trust shall make such payment as soon as practicable thereafter.  Shareholders as of the applicable Record Date will be entitled to receive their applicable redemption amount, which is the Bitcoin Holdings of the Shares submitted for redemption, determined as of the Redemption Date, less a $250 redemption fee charged by the Administrator.
The Transfer Agent will calculate the applicable redemption amount and instruct the Cash Custodian to pay from the Cash Account the applicable redemption amount, to each redeeming DTC Participant. Payment of redemption amounts to a DTC Participant will be made in U.S. dollars.
Suspension Events
Pursuant to the Trust Agreement, the Trust may temporarily suspend the Shareholders rights to redeem Shares or the payment of redemption proceeds or the determination of the Bitcoin Holdings in the case of any of the following events until such time as the event has passed (each, a “Suspension Event”):
(a)          when a redemption would, in the opinion of counsel, result in a violation of the securities laws of the United States (including but not limited to Regulation M, Rule 13e-3 of the Exchange Act and Rule 13e-4 of the Exchange Act) or any other applicable laws or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates;
(b)          any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited;
(c)          the Bitcoin Network experiences delays or is suspended in a manner that affects the ability of the Trust to buy, sell or deliver bitcoin to a third party;
(d)          the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholders;
(e)          any breakdown in the means of communication or publication normally employed in determining the Trust's Bitcoin Holdings or the Bitcoin Holdings per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason;

(f)          any event has occurred and is continuing which may cause the dissolution of the Trust;
(g)          the Sponsor has otherwise determined, in good faith, with respect to the Trust or the Shares of the redeeming or remaining Shareholders, respectively, that the redemption by any Shareholder of its Shares (whether in whole or in part) would have a material adverse effect on the Trust or the Shares of the redeeming or remaining Shareholders, respectively, including, without limitation, the risk of potential re-classification of the Trust for U.S. federal income tax purposes; or
(h)          any event constituting force majeure (including without limitation pandemic or riot) which, in the good faith determination of the Sponsor, makes determination of the Bitcoin Holdings or redemption impossible or impracticable; provided that any determination of the Bitcoin Holdings or redemption so suspended shall be reinstated or processed as soon the force majeure event has resolved.

CUSTODY OF THE TRUST'S ASSETS
Custody of the Trust's Bitcoin
All bitcoin are stored on the Bitcoin Blockchain, the decentralized transaction ledger of the Bitcoin Network. The Bitcoin Blockchain records most transactions (including mining of new bitcoin) for all bitcoin in existence, and in doing so verifies the location of each bitcoin (or fraction thereof) in a particular digital wallet. The Bitcoin Custodian will be the custodian of the Trust's bitcoin in accordance with the terms and provisions of the Bitcoin Custodian Agreement.  The Trust's bitcoin maintained in the Bitcoin Custody Account will be identified on the books and records of the Bitcoin Custodian as being owned by the Trust.
The Bitcoin Custody Account uses offline storage, or “cold” storage, mechanisms to secure a significant portion of the Trust’s private keys. The intent is to store all of the Trust’s bitcoin in cold storage, subject to the Bitcoin Custodian’s internal policies and except as determined to be necessary for trading or transfer purposes. The term cold storage refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoin are disconnected and/or deleted entirely from the internet. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device (for example, a USB thumb drive) or printed medium (for example, papyrus, paper or a metallic object). The Bitcoin Wallet may receive deposits of bitcoin but may not send bitcoin without use of the bitcoin’s corresponding private keys. In order to send bitcoin from the Bitcoin Wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into an online, or “hot,” digital asset software program to sign the transaction, or the unsigned transaction must be transferred to the cold server in which the private keys are held for signature by the private keys and then transferred back to the online digital asset software program. At that point, the Trust can transfer its bitcoin.
The Bitcoin Custodian will utilize certain security procedures such as passwords, encryption of private keys, multi-factor authentication process, multi-signature wallets and telephone call-backs in the administration and operation of the Trust's Bitcoin Custody Account, and other proprietary methods.
The Bitcoin Custodian has indicated to the Sponsor that it has fidelity (aka crime) insurance coverage in excess of $100 million. The Custodian’s insurance coverage is limited to losses of the digital assets that it custodies on behalf of its clients, including the Trust’s Bitcoin, resulting from theft. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Bitcoin Custodian and Cash Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin and U.S. dollars for which no person or entity is liable.” The Trust is not a beneficiary, additional insured or loss payee under the Bitcoin Custodian’s insurance policy.

EXPENSES
Sponsor's Fee
Except for certain Additional Trust Expenses, the Trust's primary recurring expense is expected to be the Sponsor's Fee.  The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor's Fee will be determined by the Administrator by applying an annual rate of 75 basis points (0.75%) to the Sponsor Fee Basis Amount.  The Administrator will make its determination regarding the Sponsor's Fee daily by reference to the Sponsor Fee Basis Amount as of that day. The Sponsor's Fee will be payable in U.S. dollars and will be paid on a monthly basis from the amounts on deposit in the Cash Account.
To pay the Sponsor's Fee, the Cash Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above.  Any Sponsor-paid Expenses will be netted out of the Sponsor's Fee, and the Cash Custodian will, pursuant to the instruction of the Administrator, directly pay the recipients of such amounts.  After netting such Sponsor-paid Expenses, the Administrator shall instruct the Cash Custodian to pay the remaining amount of the Sponsor's Fee to the Sponsor.  The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.
Sponsor-Paid Expenses
The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee and the Partnership Representative Fee (the “Sponsor-paid Expenses”).
Additional Trust Expenses
The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor as Sponsor-paid Expenses, including but not limited to: (i) fees in connection with the purchase and sale of the Trust’s bitcoin (including any commission and exchange fees), (ii) expenses incurred in connection with an offering of Shares of the Trust, including but not limited to fees to the Placement Agent and fees of the Escrow Agent, (iii) license fees, taxes and governmental charges, (iv) the Trust's regulatory fees and expenses (including any filings, applications or licenses and any registration fees or FINRA filing fees), (v) the Trust's audit fees (including any fees and expenses associated with tax preparation), (vi) marketing and advertising expenses, (vii) printing and mailing costs, (viii) costs of maintaining the Trust's website, (ix) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market, (x) expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, (xi) indemnification obligations of the Trust to the Sponsor, any Service Provider or any counterparties of the Trust, (xii) the Sponsor’s legal fees in connection with the establishment of the Trust and the offering of the Shares and (xiii) the Trust’s legal fees to the extent they exceed $100,000 in any given fiscal year (collectively, “Additional Trust Expenses”).  The Sponsor may, in its sole discretion and without obligation, pay certain Additional Trust Expenses on behalf of the Trust.

Disposition of Trust Assets
The Administrator will direct the Cash Custodian to withdraw from the Cash Account on a monthly basis an amount of U.S. dollars sufficient to pay the Trust fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.  Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, the transfer or sale of bitcoin to pay the Trust's expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders.”
Because the Trust's assets will decrease as a consequence of the payment of the Sponsor's Fee or the sale of the Trust's assets to pay the Sponsor's Fee and/or any Additional Trust Expenses (and the Trust may incur additional fees associated with selling bitcoin), the Trust's Assets will decline, the number of represented by a Share will decline at such time and the Bitcoin Holdings per Share will also decrease.  Accordingly, the Shareholders will bear the cost of the Sponsor's Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust's assets if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoin.

BOOK-ENTRY-ONLY SHARES
The Securities Depository; Book-Entry-Only System; Global Security
In accordance with the relevant provisions of the Trust Documents, the Trust's Shares will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.
As of the effective date of the registration statement of which this prospectus is a part, DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book- entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent will designate the accounts to be credited or debited in the case of creation, transfer or redemption of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).
Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

REPORTS
Statements, Filings and Reports
A website at www.wshares.com will be maintained for Shareholders that will contain the reports and financial statements set forth below. The website will be updated at the end of each Business Day. Each Business Day, the Sponsor, based on information received from the Administrator, shall post to the website a trust report detailing the following items: the Bitcoin Price, the Bitcoin Holdings, the Bitcoin Holdings per Share, the GAAP NAV, the GAAP NAV per Share and such other information required to be posted pursuant to the requirements of any Secondary Market, if applicable.
The Trust is subject to the informational requirements of the Exchange Act and the Trust will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected online at www.sec.gov. The Trust’s reports are also available, free of charge, on its website at www.wshares.com. Information contained on the Trust’s website does not constitute a part of this registration statement.
The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under applicable law.
The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.
The Trust will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.
Fiscal Year
The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS
Description of the Trust Agreement
The Trust Agreement will establish the authority of the Trust and the rights and duties of the Sponsor and the Trustee.
Duties of the Sponsor
The Sponsor's duties are defined and limited in scope by the express provisions of the Trust Agreement.  The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Bitcoin Custodian, the Cash Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) in connection with the issuance or redemption of Shares, instructing the Transfer Agent to issue or cancel Shares, as applicable, and instructing the third party broker or dealer to purchase or sell bitcoin, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, (v) applying to have the Shares quoted on OTCQX, and (vi) performing such other services as the Sponsor believes the Trust may require.
Liability of the Sponsor
The Sponsor will not be liable to the Trust or any Shareholder or other person for any action or omission taken or omitted to be taken in good faith or for errors in judgment, except to the extent such action or omission taken or such error in judgment constitutes willful misconduct, bad faith or gross negligence in the performance of its duties.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.
The Sponsor may undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders, and in each case, the legal expenses and costs of any such actions shall be deemed Additional Trust Expenses for which the Sponsor shall be entitled to be reimbursed by the Trust.
Insolvency of Sponsor
If the Sponsor is declared bankrupt or insolvent by a court of competent jurisdiction, then unless within ninety (90) days of such declaration, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) agree in writing to continue the Trust and to select, effective as of the date of such declaration, one or more successor Sponsors, the Trustee shall terminate and liquidate the Trust and distribute its remaining assets.

The Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act (“DSTA”) that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware, and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in the Trust Agreement. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust.
Limitation on Trustee's Liability
The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement.  The Trustee will have no obligation to monitor or supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Bitcoin Custodian, Cash Custodian or any other person.  The Trustee may employ agents or attorneys and will not be liable for the default or misconduct of any such agents or attorneys if such agents or attorneys have been selected in good faith and with due care.
Indemnification of the Trustee
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied the foregoing indemnification obligation by the thirtieth (30th) day following written demand therefor, the Sponsor shall indemnify and hold harmless such indemnified persons from and against such amounts. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.
Resignation or Removal of Trustee
The Trustee is permitted to resign upon at least thirty (30) days' notice to the Trust and the Sponsor, however such resignation is not effective unless and until a successor trustee has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' notice.  If the Trustee resigns and no successor trustee is appointed within forty-five (45) days after the Trustee notifies the Sponsor of its resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor.
Partnership Representative
The Trust Agreement provides that the Sponsor, its designee or any successor thereto, in its capacity as the “partnership representative" for the Trust, as such term is defined in Section 6223 of the Code (the “Partnership Representative”) shall act as the partnership representative for the Trust. The Partnership Representative has the power and authority granted to it under the Code and the Treasury Regulations, including (i) filing any forms and documents with the Internal Revenue Service and (ii) taking such other action as may from time to time be required under the Code or Treasury Regulations. The fees of the Partnership Representative (the “Partnership Representative Fee”) in the performance of its duties will be paid out of the Sponsor's Fee.

Amendments to the Trust Agreement
The Trust Agreement can be amended by the Sponsor without the Trustee's or the Shareholders' consent, provided that (i) no such amendment may be made if it would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes, (ii) any amendment that affects the duties, liabilities, rights or protections of the Trustee shall also require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion, (iii) any amendment that affects the duties, liabilities, rights or protections of the Administrator shall also require the Administrator’s prior written consent, which it may grant or withhold in its sole discretion, and (iv) any amendment that appoints a new sponsor (upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) or makes any material change to the Trust’s basic investment policies shall also require the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
A Shareholder shall be deemed to consent to a modification or amendment of the Trust Agreement if the Sponsor has notified such Shareholder in writing of the proposed modification or amendment and the Shareholder has not, within twenty (20) calendar days of such notice, notified the Sponsor in writing that the Shareholder objects to such modification or amendment. Such notice may be given by the Sponsor to the Shareholder by email, through DTC’s electronic notification system or via other electronic transmission and shall be deemed given upon delivery without requirement of confirmation.
Termination of the Trust
The Trust will dissolve if any of the following events occur:
•	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin or seizes, impounds or otherwise restricts access to Trust assets;
•
The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•
The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value or similar entities, or virtual currency businesses, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust's reasonable efforts to make a fair determination of the Bitcoin Price;
•	Any ongoing event exists that either prevents the Trust from converting, or makes impractical the Trust's reasonable efforts to convert bitcoin to U.S. dollars;
•
Upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor unless within ninety (90) days of such event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors;

•	The Trust becomes insolvent or bankrupt;
•	All of the Trust's assets are sold;

•	The Sponsor determines that the size of the assets of the Trust in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;
•
The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	The CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that dissolution of the Trust is advisable;
•
Sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
The Sponsor elects to terminate the Trust after the Trustee, the Administrator, the Bitcoin Custodian or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged, and accordingly the Sponsor has made the determination that dissolution of the Trust is advisable; or

•	The Sponsor, in its sole discretion, determines for any other reason to dissolve the Trust.
In respect of termination events that rely on the Sponsor determinations to terminate the Trust, the Sponsor may make any such determination in its sole discretion. To the extent that the Sponsor determines to continue operation of the Trust following a determination of a termination event, the Trust will be required to alter its operations to comply with the termination event.  In each such case and in the case of the Sponsor's determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable for its determination of whether to continue or to terminate the Trust.
If the Trust is to be liquidated, the Trust will be liquidated under the Sponsor’s direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the “Liquidating Trustee”)). Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust.  In accordance with Section 3808(e) of the Delaware Trust Statute, the affairs of the Trust shall be wound up and the Sponsor or the Liquidating Trustee, as applicable, on behalf of the Trust, will cause any bitcoin then held by the Trust to be liquidated in an orderly fashion. The proceeds therefrom, together with any other amounts held by or on behalf of the Trust, will be applied and distributed in the following order of priority: (a) first, to the expenses of liquidation and termination, to amounts due to creditors, including without limitation the Sponsor and the Service Providers, to the extent otherwise permitted by law, and to any applicable taxes, other governmental charges and contingent or future liabilities of the Trust as the Sponsor or Liquidating Trustee shall determine, in each case, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders in respect of the Shares and (b) second, to the Shareholders pro rata in accordance with their respective Percentage Interests.
Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor and the Trustee shall each be discharged from all obligations under the Trust Agreement except for their respective obligations that expressly survive termination of the Trust Agreement.

Governing Law
The Trust Agreement and the rights of the Sponsor, Trustee, and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.
Description of the Cash Custodian Agreement
Overview
The Cash Custodian Agreement establishes the rights and responsibilities of the Cash Custodian and the Trust with respect to the Trust's U.S. dollars that are held in the Cash Account.  The Cash Account is administered and maintained by the Cash Custodian on behalf of the Trust.  Under the Cash Custodian Agreement, the Cash Custodian will be responsible for administering and maintaining the Cash Account in which the Cash Custodian will hold U.S. dollars in the name of the Trust.
Amounts received in connection with the sale of bitcoin shall be deposited into the Cash Account, which will be insured by the FDIC subject to applicable FDIC insurance limits.  The Cash Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator, to pay the fees and expenses of the Trust, (ii) at the instruction of the Transfer Agent, to pay DTC Participants in respect of any redeemed Shares.
For a general description of the Cash Custodian's obligations, see “The Cash Custodian—The Cash Custodian's Role.”
Record Keeping
The Cash Custodian will maintain timely and accurate records relating to its activities under Cash Custodian Agreement as required by applicable law and in accordance with the Cash Custodian's internal document retention policies.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Cash Custodian to the Trust or its authorized representative.
Standard of Care; Limitations of Liability under the Cash Custodian Agreement
The Cash Custodian shall exercise the same degree of care in the safekeeping of all cash at any time held in the Cash Account as the Cash Custodian normally exercises in the care of its own cash. The Cash Custodian will be liable for any losses associated with the Cash Custodian Agreement to the extent such losses arise from the Cash Custodian's own gross negligence, bad faith or willful misconduct.
Under the Cash Custodian Agreement, the Cash Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Cash Custodian Agreement.
Under the Cash Custodian Agreement, the Cash Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under the Cash Custodian Agreement arising out of or caused directly or indirectly by, circumstances beyond its control, including, without limitation, act of God, earthquakes; fires; floods; wars; civil or military disturbance; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities or communication services; accidents; labor disputes; acts of civil or military authority; governmental action; or inability to obtain labor, material, equipment or transportation.

Indemnity
Under the Cash Custodian Agreement, the Trust agrees to indemnify and save the Cash Custodian harmless from all loss, cost, damages, fees and reasonable and documented out of pocket expenses, including, without limitation, reasonable and documented external attorneys' fees suffered or incurred by the Cash Custodian as a result of its duties under the Cash Custodian Agreement, provided, however, the Cash Custodian shall not be entitled to indemnification for any such amounts arising from its own gross negligence, bad faith or willful misconduct.  The Trust also agrees to indemnify and hold the Cash Custodian harmless from all liabilities arising out of actions taken by the Cash Custodian pursuant to an authorized person’s instructions, except such liabilities arising from the gross negligence, bad faith or willful misconduct of the Cash Custodian.
Fees and Expenses
The Cash Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Cash Custodian's Fee.  In addition, the Trust shall reimburse the Cash Custodian for its reasonable and documented out of pocket costs and expenses related to the performance of its obligations under the Cash Custodian Agreement, including, but not limited to, reasonable and documented external attorneys' fees, in each case to the extent not incurred as a result of Cash Custodian’s gross negligence, bad faith or willful misconduct.
Security Interest and Lien
Under the Cash Custodian Agreement, the Cash Custodian will have a first lien on, and security interest in, the U.S. dollars maintained in the Cash Account in order to satisfy each obligation or liability owed to the Cash Custodian.  The Cash Custodian shall be entitled to withhold delivery of U.S. dollars, set-off, or otherwise realize upon any U.S. dollars and to apply such amounts in satisfaction of any obligations and liabilities of the Cash Custodian under the Cash Custodian Agreement.
Termination of the Cash Custodian Agreement
The Trust or the Cash Custodian may terminate the Cash Custodian Agreement immediately by sending notice thereof to the other upon the happening of any of the following: (i) a party breaches any material provision of the Cash Custodian Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within thirty (30) days of receipt of such notice; (ii) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (iii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iv) a party makes a general assignment for the benefit of creditors; or (v) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  In addition, the Trust may terminate the Cash Custodian Agreement (i) at any time upon sixty (60) days prior written notice to the Cash Custodian, or (ii) immediately in the event that the Trust incurs any losses as a result of the Cash Custodian’s gross negligence, bad faith or willful misconduct.
Governing Law
The Cash Custodian Agreement is governed by Delaware law.

Description of the Administration Agreement
Role of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust.  The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the determination and payment of fees and expenses owed by the Trust, (ii) evaluating and determining the Bitcoin Holdings, the Bitcoin Holdings per Share, the GAAP NAV and the GAAP NAV per Share and preparing daily and monthly reports, (iii) redemptions, including (1) receiving and processing Redemption Orders, (2) determining the amount of bitcoin to be sold in connection with redemptions, and (3) instructing the Bitcoin Custodian to transfer bitcoin from the Bitcoin Custody Account for purposes of selling such bitcoin, (iv) coordinating and overseeing the annual audit of the Trust’s financial statements, (v) preparing quarterly and annual schedules and financial statements including schedule of investments and the related statements of operations, assets and liabilities, changes in net assets and cash flow and financial highlights, (vi) participating in the liquidation and distribution of the Trust's assets as necessary upon dissolution of the Trust, and (vii) certain recordkeeping obligations on behalf of the Trust, in each case, in accordance with the applicable terms and provisions of the Administration Agreement.
Liability of the Administrator
The Administrator will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except for a loss resulting from the Administrator's fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the Administration Agreement.
The Administrator will incur no liability for: (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by it from or on behalf of the Sponsor or an officer or representative of the Trust;  (ii) its reliance on the security valuations without investigation or verification provided by pricing services(s), the Trust or the Sponsor, (iii) any liability arising from the offer or sale of any Shares by the Trust in reliance on exemptions from registration under applicable state and federal securities laws in each state in which the Trust intends to offer and sell Shares, to the extent such liability is not caused by the Administrator breaching its duties and obligations under the Administration Agreement; or (iv) any action taken or omission by the Trust (without the involvement of the Administrator), the Sponsor or any past or current Service Provider other than the Administrator.
The Administrator will be excused from its obligation to perform any service or obligation required of it under the Administration Agreement for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Administrator will, however, take all commercially reasonable steps to (i) minimize service interruptions for any period that such interruption continues beyond its reasonable control and (ii) remedy such event and resume operations and performance of its obligations under the Administration Agreement as promptly as practicable under the circumstances.  In no event will the Administrator be liable for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of the Administration Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

Termination of the Administration Agreement
The Administration Agreement shall continue in effect for two years beginning on the date of the Administration Agreement unless terminated pursuant to the Administration Agreement.  Thereafter, if not terminated as provided therein, the Administration Agreement shall continue automatically in effect for successive annual periods.
The Administration Agreement may be terminated without penalty (i) by the Administrator upon not less than ninety (90) days' written notice to the Trust prior to the end of any term (which notice may be waived by the Trust), or (ii) by the Trust (a) after discovery of a material breach of the Administration Agreement and the Administrator's failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach or in the event that the Trust incurs a material loss resulting from the Administrator’s breach of its standard of care, or (b) upon not less than sixty (60) days' written notice to the Administrator prior to the end of any term (which notice may be waived by the Administrator).  Upon the termination of the Administration Agreement or the liquidation of the Trust, the Administrator shall deliver the records of the Trust in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Sponsor or person(s) designated by the Sponsor at the Trust's cost and expense.
Administrator's Fee and Indemnity
The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's Fee.
The Trust agrees to indemnify and hold harmless Administrator, its employees, agents, officers, directors, shareholders, affiliates and nominees from and against any and all claims, demands, actions and suits, and any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by it or for which it may be held liable arising out of or in any way relating to the Administration Agreement, the Trust Agreement and the services provided by the Administrator except to the extent directly or indirectly resulting from the Administrator’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from reckless disregard by it, of its obligations and duties under the Administration Agreement or the Trust Agreement.
Governing Law
The Administration Agreement is governed by the laws of the state of Delaware.
Description of the Transfer Agent Services Agreement
Overview
The Trust will enter into a transfer agent services agreement (the “Transfer Agent Services Agreement”) with the Transfer Agent.  The Transfer Agent Services Agreement establishes the rights and responsibilities of the Transfer Agent with respect to crediting and debiting of Shares owned by holders of record.  The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC as necessary.  The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) create, update and maintain the original Shares books, transfer books, and the register of Shareholders for all Shares of the Trust, (ii) cooperate with the Trust's preparation of Shareholders' account statements (iii) cooperate with the Auditor's preparation of Shareholders' tax statements, (iv) facilitate issuance, recording and registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, (v) cancel Shares in connection with any redemption of Shares, (vi) calculate the U.S. dollar amount to be distributed to each DTC Participant in connection with its redeemed Shares, and (vii) instruct the Cash Custodian to distribute cash to the applicable DTC Participants in respect of their redeemed Shares.

Limitations of Liability under the Transfer Agent Services Agreement
The Transfer Agent may rely upon and shall be fully protected and held harmless in acting or refraining from acting in good faith reliance upon: (i) any written or oral instructions, representations or certifications received from any person it believes in good faith to be an officer, authorized agent, employee or shareholder of the Trust; (ii) written advice, opinions, or instructions received from the Trust or the Transfer Agent’s legal counsel; (iii) any information, records and documents provided to the Transfer Agent; (iv) the authenticity of any signature (manual, facsimile or electronic transmission) appearing on any writing or communication; and (v) on the conformity to original of any copy.
In no event will the Transfer Agent be liable for special, indirect, incidental, punitive or consequential damages arising out of or related to the Transfer Agent Services Agreement (including lost profits, damage to reputation or lost savings) even if foreseeable and even if advised of the possibility thereof.
Transfer Agent’s Fee and Indemnity
The Transfer Agent will be compensated by the Trust, out of the Sponsor's Fee, for the Transfer Agent's fees.
The Transfer Agent, its current and former directors, officers, employees and affiliates shall be indemnified from and against any and all claims, liability, costs, loss, damages, charges and judgments, including reasonable counsel fees and expenses arising in connection with the Transfer Agent’s good faith performance of its duties under the Transfer Agent Services Agreement except to the extent that any such Losses arose out of, or were imposed upon the Transfer Agent through the Transfer Agent’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under the Transfer Agent Services Agreement.
Termination of the Transfer Agent Services Agreement
The Transfer Agent Services Agreement may be terminated without penalty (i) by the Transfer Agent upon not less than ninety (90) days' written notice to the Trust (which notice may be waived by the Trust), or (ii) by the Trust (a) after discovery of a material breach of the Transfer Agent Services Agreement and the Transfer Agent’s failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach, or (b) upon not less than sixty (60) days' written notice to the Transfer Agent (which notice may be waived by the Transfer Agent).  Upon the termination of the Transfer Agent Services Agreement or the liquidation of the Trust, the Transfer Agent shall deliver any records of the Trust in the form maintained by the Transfer Agent (to the extent permitted by applicable license agreements) to the Sponsor or person(s) designated by the Sponsor at the Trust's cost and expense.
Governing Law
The Transfer Agent Services Agreement is governed by the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion, which constitutes the opinion of Seward & Kissel LLP, is a summary of material U.S. federal income tax consequences to the Shareholders.  This discussion is based upon the United States Internal Revenue Code of 1986, as in effect on the date hereof (the “Code”) and the judicial decisions, Treasury Regulations and published revenue rulings and procedures in existence on the date hereof, all of which are subject to change, possibly with retroactive effect.  In the event of a change in applicable tax law, neither the Trust nor the Sponsor is under any obligation to update this discussion.
This summary discusses material U.S. federal income tax consequences of an investment in the Trust by beneficial owners who are United States persons and beneficial owners who are not United States persons.  A United States person means an individual, citizen or resident of the U.S., a corporation created or organized under the laws of the U.S. or any state thereof or the District of Columbia, any estate (other than an estate the income from which, from sources outside the U.S. that is not effectively connected with a trade or business within the U.S., is not includible in its gross income for U.S. federal income tax purposes), or a trust if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.  A non-United States person means a person other than a United States person or a partnership.
This summary does not discuss all of the tax consequences that may be relevant to a particular investor or (unless otherwise indicated) to certain investors subject to special treatment under federal income tax laws, such as regulated investment companies, personal holding companies, brokers or dealers in securities, bank and certain other financial institutions, insurance companies, persons required to recognize income no later than when such income is reported on an “applicable financial statement” or trusts.  This summary only applies to beneficial owners who hold Shares as capital assets.  The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective Shareholder.  Accordingly, each prospective Shareholder should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local and non-U.S. tax consequences to him of an investment in the Trust.
If a partnership or other entity classified as a partnership for United States federal income tax purposes holds Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such Shares.
No assurance can be given that the Internal Revenue Service (the “IRS”) (or other relevant taxing authority) or a court will agree with the tax consequences set forth below.  Prospective investors are advised to consult their own tax advisers as to the U.S. federal, state and local and the non-U.S. tax consequences of an investment in the Trust.
U.S. Federal Income Taxation of the Trust and Shareholders that are United States Persons
Treatment of the Trust as a Partnership for U.S. Federal Income Tax Purposes.  The Trust intends to be treated as a partnership for U.S. federal income tax purposes.  To this end, the Trust intends to take the position for U.S. federal income tax purposes that it is a business entity and that it intends to make, or has made, a protective election to be treated as a partnership for U.S. federal income tax purposes.  The Trust has been advised by its counsel, Seward & Kissel LLP, that as a partnership, the Trust will not be a taxable entity for U.S. federal income tax purposes.  Instead, each partner will be required to take into account for each fiscal year, for purposes of computing his own income tax, his proportionate share of the items of taxable income or loss allocated to him pursuant to the Trust Agreement, whether or not any income is paid out to him.  Such taxable income or loss will be required to be taken into account in the taxable year of the Shareholder in which the fiscal year of the Trust ends.

Under Section 7704 of the Code, a partnership that meets the definition of a “publicly traded partnership” may be taxable as a corporation.  It is expected that the Trust should not be treated as a “publicly traded partnership,” including after the filing of the Registration Statement with the SEC.  Following the filing of the Registration Statement with the SEC, it is expected the Shares will be publicly traded.  In this case, the Trust would be taxed as a corporation only if less than ninety percent (90%) of its gross income for any taxable year consisted of “qualifying income,” which term includes, among other things, interest and income from trading commodities, if commodities trading is a primary purpose of the partnership.  Bitcoin has been recognized as a commodity by the CFTC. Although the IRS has not published guidance on whether bitcoin is a commodity for purposes of the qualifying income exception of Code Section 7704, it is reasonable to treat property that is a commodity for CFTC purposes as a commodity for publicly-traded partnership purposes.  Since the Trust will only hold bitcoin and/or U.S. dollars, all of the income of the Trust should be “qualifying income,” and that, accordingly, even if the Trust were considered to be publicly-traded, the Trust should still be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.  If the Trust were taxed as a corporation, the Trust's taxable income would be subject to U.S. federal corporate income tax, which would significantly reduce the return that an investor would derive from the Trust.  The remainder of this discussion assumes that the Trust will be classified as a partnership for U.S. federal income tax purposes.
Under the Trust Agreement, the Trust will have the discretion to allocate specially an amount of the Trust's taxable income, gains or losses to a retiring Shareholder to the extent that the Shareholder's capital account differs from his U.S. federal income tax basis in his Shares.  There can be no assurance that the IRS would accept such a special allocation.  If the special allocation was successfully challenged by the IRS, the Trust's taxable income, gains or losses, as the case may be, allocable to the remaining Shareholders would be increased.
Limitations on the Deductibility of Losses and Expenses. The income, gains, losses and deductions of the Trust will not be from a “passive activity” within the meaning of Section 469 of Code, and therefore (i) the deduction by a Shareholder of his distributive share of the losses or deductions of the Trust will not be restricted under Code Section 469 and (ii) a Shareholder who is an individual will not be able to offset losses or deductions from “passive activities” against his share of income or gain of the Trust.
The Trust will be required each year to make the determination as to whether it will take the position for U.S. federal income tax purposes that it is (i) a trader in securities and commodities or, alternatively, (ii) an investor in securities and commodities.  This determination will be made separately each year based primarily on the level of the Trust's securities and commodities trading activities during the particular year.  Accordingly, the Trust's status as a trader or an investor may vary from year to year and is difficult to predict in advance.  If the Trust is characterized as a trader, each partner who is an individual may deduct his share of expenses of the Trust under Code Section 162 as a business expense.  Alternatively, if the Trust is characterized as an investor, the expenses of the Trust (including the Sponsor's Fee and any Additional Trust Expenses) would not deductible by an individual or trust for U.S. federal income tax purposes (including for purposes of computing the alternative minimum tax).  Expenses connected with the marketing and issuing of Shares are not deductible.
Treatment of Bitcoin as Property and not Currency for U.S. Federal Income Tax Purposes. Special U.S. federal income tax rules apply to gains and losses from the disposition of foreign currencies, from the disposition of debt securities denominated in a foreign currency, or from the disposition of certain foreign currency contracts, which are attributable to fluctuations in the value of the foreign currency between the date of acquisition and the date of disposition.  Under current interpretation of U.S. federal income tax law, these rules do not apply to bitcoin and other virtual currencies.  Pursuant to the Notice, virtual currencies that are readily convertible into cash or other fiat currency are treated as property and not as foreign currency for U.S. federal income tax purposes.
U.S. Tax Exempt Shareholder Considerations.  The Trust does not anticipate utilizing leverage to finance the acquisition of its investments.  Accordingly, Shareholders that are exempt from U.S. federal income taxation and that do not incur indebtedness to acquire its Shares should not realize UBTI as a consequence of owning or disposing of Shares.

Tax Shelter Regulations.  The IRS has released final Treasury Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain “tax shelter” transactions (the “Tax Shelter Regulations”).  The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships.  Under the Tax Shelter Regulations, if the Trust engages in a “reportable transaction,” the Trust and, under certain circumstances, its Shareholders may be required to (i) retain all records material to such “reportable transaction”; (ii) complete and file IRS Form 8886, “Reportable Transaction Disclosure Statement” as part of its U.S. federal income tax return for each year it participates in the “reportable transaction”; and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed.  The scope of the Tax Shelter Regulations may be affected by further IRS guidance.  Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences.  Each investor should consult its own tax advisers as to its obligations under the Tax Shelter Regulations.
Tax Audits.  Under current partnership audit provisions of the Code, if it is determined that the Trust underreported income in a prior year (the “reviewed year”), the Trust would have the option either to (i) have the Trust itself pay any tax due in the “adjustment year” (generally, the year in which the adjustment becomes final) or (ii) issue statements to the Shareholders for the reviewed year, which statements would indicate each Shareholder's share of the adjustment.  The Sponsor will have the authority to make this determination on behalf of the Trust.  If the Trust chooses the first option, a Shareholder may bear the economic burden for taxes that accrued before such investor acquired Shares in the Trust or in a different amount due to the Shareholders' varying interests in the Trust during the period to which such taxes related.  If the Trust chooses the second option, each Shareholder's tax for the taxable year which includes the date the statement was furnished would be increased by the adjustment amount, subject to various adjustments.  In either case, interest (and possibly penalties) also would apply.
The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective investor.  Accordingly, each prospective investor should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local tax consequences to him of an investment in the Trust.
U.S. Federal Income Tax Considerations of Shareholders that are Non-United States Persons
U.S. Trade or Business Considerations.  Special tax considerations apply to Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States (“Foreign Shareholders”).  A Foreign Shareholder generally should not be deemed to be engaged in a trade or business in the United States solely as a result of his investment in the Trust if, as is expected, the Trust's activities consist solely of trading bitcoin.   Trading commodities for one's own account will not constitute a U.S. trade or business if the commodities being traded are of a kind that are customarily dealt in on an organized commodities exchange.  Because futures contracts referencing bitcoin are traded on organized U.S. commodities exchanges, the Trust intends to take the position for U.S. federal income tax purposes that bitcoin is a commodity that is of a kind that is customarily dealt in on an organized commodities exchange.  Thus, the Trust's bitcoin trading activities should not constitute the conduct of a trade or business for purposes of Code Section 864. The IRS may disagree with this position, and a court may ultimately hold that trading cryptocurrency in the United States does not qualify for the commodities trading safe harbor of Code Section 864.  For purposes of this Prospectus, it is assumed that trading bitcoin will qualify for the commodities trading safe harbor of Code Section 864.  Accordingly, except as noted below, a Foreign Shareholder generally should not be subject to U.S. federal income tax on a net income basis on his share of the Trust's income or gains and generally should not be subject to any U.S. federal income tax on any gain realized upon the sale or other disposition of Shares.

If the Trust's investments in digital assets constitutes the conduct of a trade or business in the United States, all or a portion of a Foreign Shareholder's share of the Trust's income derived from such activities would be treated as income “effectively connected” with a United States trade or business and would be subject to Federal income tax at the tax rates applicable to United States individuals or corporations, as the case may be, and, in the case of a corporate Foreign Shareholder, may be subject to a thirty percent (30%) branch profits tax.  The Trust would be required to withhold tax with respect to the Foreign Shareholder's share of such income each year whether or not any income is paid out to the Foreign Shareholder.  Further, the Foreign Shareholder would be required to file a U.S federal income tax return and would be required to pay any additional tax due (if the Foreign Shareholder's tax liability exceeds the tax withheld by the Trust) or claim a refund (if the tax withheld by the Trust exceeds the Foreign Shareholder's tax liability).  If the Trust is treated as engaged in a United States trade or business, a Foreign Shareholder could be subject to U.S. federal income tax upon the sale or other disposition of his Shares and could be required to file a U.S. federal income tax return. Also, a transferee (including the Trust) could be required to withhold ten percent (10%) of the amount realized (or such reduced amount as may be prescribed by the IRS) on the sale or other disposition of such Shares if the Trust is treated as engaged in a United States trade or business.
FATCA.  Under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act (the “HIRE Act”), a Foreign Shareholder that is an entity generally will be required to provide to the Trust information which identifies the Foreign Shareholder's direct and indirect U.S. ownership.  Any such information provided to the Partnership may be shared with the IRS.  Further, a Foreign Shareholder that is a “foreign financial institution” within the meaning of Code Section 1471(d)(4) must disclose certain information about its U.S. account holders and equityholders pursuant to either an agreement with the IRS or an intergovernmental agreement or otherwise claim an exemption.  A Foreign Shareholder who fails to comply with the HIRE Act would be subject to a thirty percent (30%) withholding tax with respect to its share of U.S. source dividend and certain U.S. source interest income.  Foreign Shareholders should consult their own tax advisors regarding the possible implications of the HIRE Act on their investments in the Trust.
Foreign Taxes.  A Foreign Shareholder may be subject to tax on his share of the Trust's income and gain in his country of nationality, residence or elsewhere.  It is possible that a Foreign Shareholder may be able to credit all or a portion of his United States taxes paid (if any) against his income tax liability in his home jurisdiction.
U.S. Estate Tax Considerations.  An individual Foreign Shareholder who owns directly Shares on his date of death could be subject to United States estate tax with respect to such Shares.
Information Reporting.  A Foreign Shareholder will be required to provide the Trust (or its agent) with an applicable IRS Form W-8.  The annual information return that the Trust will file with the IRS will include a schedule setting forth certain information about the Foreign Shareholder, including the Foreign Shareholder's name, address and share of the Trust's income or loss.
Foreign Shareholders should consult their own tax advisors as to the tax consequences to them of an investment in the Trust, including the possible applicability of any treaty provisions, withholding taxes and reporting requirements.

ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts and arrangements (each such employee benefit plan, plan, account, arrangement or entity, an “ERISA Plan”), and (iv) plans that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (“Similar Law”) and entities whose underlying assets are considered to include “plan assets” of any such plans (each such plan or entity, an “Other Plan”).
ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of an ERISA Plan.  In contemplating an investment of a portion of an ERISA Plan's assets in the Shares, the plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, the “Risk Factors”  discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest or disqualified person; (iii) the ERISA Plan's funding objectives; and (iv) whether, under the general fiduciary standards of prudence and diversification, such investment is appropriate for the ERISA Plan, taking into account, among other things, the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and the ERISA Plan's need for sufficient liquidity to pay benefits when due.
Other Plans, including governmental plans, certain church plans and non-U.S. plans, may not be subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but fiduciaries investing the assets of Other Plans may be subject to substantially similar rules under Similar Law.  Accordingly, fiduciaries to Other Plans considering an investment in the Shares on behalf of an Other Plan should consider whether an investment in Shares is consistent with their fiduciary responsibilities under applicable Similar Law, including whether the investment would constitute a violation of applicable Similar Law.
IRAs and participant-directed accounts under tax-qualified retirement plans may be limited in the types of investments they may be able to make under the Code and/or under the governing documents and operations of the IRA or plan.  Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to their ability to purchase the Shares and the consequences (including tax consequences) of any purchase of the Shares.
Under the Department of Labor's regulations at § 2510.3-101, as modified in application by Section 3(42) of ERISA (the “Plan Asset Regulations”), if an ERISA Plan invests in an equity interest of an entity that is “a publicly-offered security,” the ERISA Plan's assets will include its investment in the entity, but do not, solely by reason of that investment, include any of the underlying assets of the entity.  Accordingly, when an ERISA Plan invests in a “publicly-offered security” that represents an equity interest in an entity, that entity will not be deemed to hold any of that investor's “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code in connection with that ERISA Plan's investment in the entity. Under the Plan Asset Regulations, an “equity interest” is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law, and a beneficial interest in a trust is considered an equity interest.  A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act  or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act  and the class of securities of which such security is a part is registered under the Exchange Act within one-hundred and twenty (120) days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by one-hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be “publicly-offered securities” within the meaning of the Plan Asset Regulations.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.  AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

PLAN OF DISTRIBUTION
Placement Agent
Oasis Pro Markets LLC (the “Placement Agent”) has agreed to act as placement agent in connection with this commercially reasonable “best efforts” minimum/maximum offering subject to the terms and conditions of a placement agency agreement. The Placement Agent may engage sub-placement agents to assist in the placement of the Shares of common stock offered hereby. The Placement Agent is not obligated to purchase or sell any Shares offered by this prospectus but has agreed to use its commercially reasonable “best efforts” to find eligible purchasers for the Shares offered hereby. The Trust will enter into subscription agreements directly with investors in connection with this offering and the Trust may not sell the entire number of Shares offered pursuant to this prospectus.
 As a commercially reasonable “best efforts” minimum/maximum offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or, even if consummated, that the Trust will in fact obtain a quotation on OTCQX.  If less than the Minimum Amount of Shares are subscribed for by the seventh (7th) Business Day following the effective date of the Registration Statement, then the Trust will not proceed with the offering and all investor funds will be promptly returned to the applicable participating investors without interest in accordance with Exchange Act rules 10b-9 and 15c2-4.

The Placement Agent will not be liable for delay or failure to perform its obligations hereunder caused by an event that is beyond the Placement Agent’s reasonable control, including, without limitation, fire, flood, earthquake, storm or other like event, act of public enemy, act of terrorism, act of any military, civil or regulatory authority, change in any law or regulation, power or utility outage or problem, strike, labor problem or other cause, whether similar or dissimilar to any of the foregoing.
No FINRA member shall execute any transaction in a discretionary account without prior approval of the transaction by the investor pursuant to FINRA Rule 2310(b)(2)(C).
Placement Agent Commissions and Expenses

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of the Shares except in compliance with Rule 2310 of the FINRA Rules. The payments to the Placement Agent under the placement agency agreement, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, will not exceed ten percent (10%) of the aggregate dollar amount of the offering.
The Trust has agreed to pay the Placement Agent an aggregate cash placement fee equal to five percent (5%) of the gross proceeds in this offering. In addition to the five percent (5%) commission, the Sponsor has paid Oasis Pro Markets LLC $50,000 of advisory or consulting fees for services provided in connection with this offering; however, if this offering is not consummated, then such advisory or consulting fees shall be reimbursed to the Sponsor in compliance with FINRA Rule 5110(g)(4)(B). In the event that $20 million or more is raised in this offering, the Trust will pay the Placement Agent an additional $50,000 within three (3) months of consummation of this offering, and in the event that $50 million or more is raised, such amount will be paid within one (1) month of consummation of this offering.
The following table summarizes the per Share and total cash Placement Agent’s fees that the Trust will pay to the Placement Agent in connection with the sale of the Shares of common stock offered pursuant to this prospectus assuming the purchase of the Minimum Amount of Shares offered hereby and assuming the purchase of the Maximum Amount of Shares offered hereby, in each case, at the public offering price of $25:

Placement Agent Fees per Share	$1.25
Total Fees to be Paid to Placement Agent if Minimum Amount of Shares are sold	$500,000.00
Total Fees to be Paid to Placement Agent if Maximum Amount of Shares are sold	$2,550,000.00

Because this is a commercially reasonable “best efforts” offering, the actual total Placement Agent fees are not presently determinable and may be substantially less than the maximum amount set forth above. The Trust has also agreed to reimburse the Placement Agent for its out-of-pocket expenses incident to the offering of the Shares subject to the limitations of FINRA Rule 2310 and 5110. The foregoing reimbursement obligations includes reimbursement of any fees of the Placement Agent’s counsel and third-party due diligence expenses in an amount not to exceed $75,000. Except as disclosed in this prospectus, the Placement Agent has not received and will not receive from the Trust any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.
Liquidity and Marketability
Pursuant to FINRA Rule 2310(b)(3)(D), prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment. Included in the pertinent facts shall be information regarding whether the sponsor has offered prior programs in which disclosed in the offering materials was a date or time period at which the program might be liquidated, and whether the prior program(s) in fact liquidated on or around that date or during the time period.
As disclosed in this prospectus, the Trust has no set date on which it would be liquidated. There are certain events which could cause the Trust to liquidate as set forth in “Description of the Trust Documents—Termination of the Trust”, but none of these events are tied to any particular time frame. As of the date of this prospectus, the Sponsor has not sponsored any prior public programs responsive to FINRA Rule 2310(b)(3)(D).
Indemnification
The Trust has agreed to indemnify the Placements Agent against certain liabilities, including liabilities under the Securities Act.
Marketing
A prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by the Trust or the Placement Agent, and should not be relied upon by any investor of the Shares offered pursuant to the registration statement of which this prospectus forms a part.
The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the subscription agreement. A copy of the placement agency agreement and the form of subscription agreement are included as exhibits to this registration statement of which this prospectus forms a part.
Subscriptions & Escrow
The Trust’s obligation to issue and sell the Shares to investors, and an investor’s obligation to purchase Shares, is subject to the conditions set forth in the subscription agreement with such investor, which may be waived by the Trust in its discretion.

The Shares are being offered for a period of seven (7) consecutive Business Days following the effectiveness of the registration statement and will be sold in a single closing.  Prior to the closing of this offering, (i) each participating investor in this offering will execute and deliver a Subscription Agreement (each, a “Subscription Agreement”) to the Placement Agent, and the Placement Agent will make available to the Trust and UMB Bank, N.A., as Escrow Agent (the “Escrow Agent”) copies of each such Subscription Agreement; (ii) each participating investor will transfer to a non-interest bearing deposit account maintained by the Escrow Agent (the “Escrow Account”) funds in an amount equal to the price per Share as shown on the cover page of this prospectus multiplied by the number of Shares subscribed by such participating investor; (iii) subscription funds received from any participating investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the Exchange Act; and (iv) upon request of the Trust or the Placement Agent, the Escrow Agent will notify the Trust or the Placement Agent, as applicable, in writing of the balance of the Escrow Account (the “Investor Funds”).
Payments under a Subscription Agreement are required to be sent to the Escrow Agent in accordance with the terms of the Subscription Agreement. All payments must be made in United States currency by personal check, bank draft, cashiers check or federal funds wire transfer. All personal checks or cashiers checks delivered to the Escrow Agent shall be made payable to “UMB Bank, N.A., as Escrow Agent for wShares Bitcoin Fund.”  In the event that the Placement Agent directly receives any payment from a participating investor in connection with the purchase of any Shares by such participating investor, such payment will within one (1) business day of its receipt, be transmitted to and deposited into the Escrow Account by the Placement Agent. The Placement Agent will accept subscriptions for a minimum of $25,000 in Shares during the offering and investments in excess thereof shall be in integral multiples of $1,000.  All checks and federal funds wire transfers are irrevocable. The Trust expects that the sale of the Shares will be completed on or around the date indicated on the cover page of this prospectus.
The Placement Agent will record each Subscription Agreement in an electronic logbook which will be shared periodically with the Trust for verification purposes. Information contained within the electronic logbook will include the date of the subscription agreement, subscriber name, number of Shares the subscriber agreed to purchase, and total payment amount to be sent to the Escrow Agent. The Placement Agent will perform accuracy checks to ensure each Subscription Agreement has been completed, signed, and successfully reflected on the electronic logbook.
A fully-executed Subscription Agreement is irrevocable, and may only be terminated in limited circumstances, including breach of terms of the Subscription Agreement, or by the Placement Agent if the Placement Agent believes that such investment compromises the integrity of the Placement Agent’s intranet platform (notice of which shall be provided to the Trust). Accordingly, subscribers cannot withdraw their funds during the offering period regardless of whether the price of bitcoin increases or decreases significantly between the time a Subscription Agreement is executed and delivered and the closing of the offering.  The longer the offering period remains open the more likely it will be that the price of bitcoin increases or decreases significantly between the time a Subscription Agreement is executed and delivered and the closing of the offering.  Once a Subscription Agreement is accepted, it will be executed without reconfirmation to or from the participating investor, and the participating investor cannot withdraw the Subscription Agreement.
In accordance with the Subscription Agreement and the Escrow Agreement among the Escrow Agent, the Placement Agent and the Trust, the Trust and the Placement Agent will instruct the Escrow Agent on or before 10:00 a.m., New York time, on the date of the closing of this offering, to either: (i) release the Investor Funds pursuant to the instructions of the Trust for purposes of purchasing bitcoin on behalf of the Trust, and the Trust shall concurrently deliver the Shares purchased at the closing of this offering to the participating investors, which delivery shall be made through the facilities of DTC, or (ii) if less than the Minimum Amount of Shares are subscribed for by the seventh (7th) Business Day following the effective date of the Registration Statement, then the Trust will not proceed with the offering and all investor funds will be promptly returned to the applicable participating investors without interest in accordance with Exchange Act rules 10b-9 and 15c2-4.

The closing shall take place at the office of the Placement Agent or such other location as the Trust and the Placement Agent shall mutually agree. All actions taken at the closing shall be deemed to have occurred simultaneously on the date of the closing of the offering.  The fee of the Escrow Agent is $6,000.
Pricing of the Offering
Prior to this offering, there has been no public market for the Shares. The initial public offering price listed on the cover page of this prospectus has been determined by negotiations among the Trust, the Sponsor and the Placement Agent. The Placement Agent is not expected to make a market in the Shares. The Trust and the Placement Agent cannot guarantee that an active and liquid market for the Shares will occur or that it will continue, if it does occur. The offer price range should not be assumed to be an accurate value of the Shares. The price is subject to change as a result of numerous factors, including market conditions, and neither the Trust nor the Placement Agent can guarantee the Shares can be sold at or above the offer price.
Quoting of Shares
The Trust intends to file an application to have its Shares quoted on OTCQX.  For the Shares to be quoted on the OTCQX, the Sponsor must submit an application to the OTCQX and pay the applicable application fee. Additionally, a broker, dealer, or qualified interdealer quotation system, such as the ATS operated by OTC Link, LLC, must file with FINRA and/or OTC Markets Group a Form 211 on behalf of the Trust to certify that the applicable requirements of Rule 15c2-11 under the Exchange Act and the filing and information requirements of FINRA Rule 6432 have been satisfied. Quotation of the Shares on OTCQX will require the Trust to first receive approval from FINRA and/or OTC Markets Group and, as a result, there can be no guarantee that the Trust will succeed in having the Shares quoted on OTCQX.  See “Risk Factors—Risk Factors Related to the Trust and the Shares—An active and liquid market for the Shares may not develop or be sustained.” After the completion of the initial offering, and if the Shares are approved for quotation on OTCQX, Shares can be bought and sold throughout the trading day on OTCQX.
Offer and Sale Restrictions Outside the United States
Other than in the United States, no action has been taken by the Trust or the Placement Agent that would permit a public offering of the Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Other Activities and Relationships.
Beginning upon the consummation of this offering for a period of six (6) months, the Trust has granted Oasis Pro Markets LLC the right to participate as a financial advisor or to act as a joint financial advisor (in the event that the Trust has engaged a separate financial advisor in respect thereof) in connection with any public or private financing of the Trust through the sale of the Trust's equity for cash. The foregoing right will only be exercised to the extent such exercise complies with applicable laws and regulations.
The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, all conducted in compliance with applicable laws and regulations. The Placement Agent and certain of its affiliates may in the future perform various commercial and investment banking and financial advisory services for the Trust, for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities issued by the Trust. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities to the extent such communications comply with applicable laws and regulations, including Regulation M.

LEGAL PROCEEDINGS
The Trust is not aware of existing or pending legal proceedings against it, nor is the Trust involved as a plaintiff in any proceedings or pending litigation.
LEGAL MATTERS
The validity of the Shares will be passed upon for the Sponsor by Seward & Kissel LLP.  Seward & Kissel LLP will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.
EXPERTS
The financial statement of the Trust as of December 31, 2022, have been audited by Citrin Cooperman & Company, LLP, an independent registered public accounting firm located at 50 Rockefeller Plaza, New York, NY 10020.   The financial statement included in this prospectus have been audited by the Auditor, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which will be located at www.wshares.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.
The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS
In this prospectus, each of the following quoted terms has the meanings set forth after such term:
“Additional Trust Expenses”—Fees and expenses incurred by the Trust, other than the Sponsor’s Fee, that are not Sponsor-paid Expenses, including but not limited to: (i) fees in connection with the purchase and sale of the Trust’s bitcoin (including any commission and exchange fees), (ii) expenses incurred in connection with an offering of Shares of the Trust, including but not limited to fees to the Placement Agent and fees of the Escrow Agent, (iii) license fees, taxes and governmental charges, (iv) the Trust's regulatory fees and expenses (including any filings, applications or licenses and any registration fees or FINRA filing fees), (v) the Trust's audit fees (including any fees and expenses associated with tax preparation), (vi) marketing and advertising expenses, (vii) printing and mailing costs, (viii) costs of maintaining the Trust's website, (ix) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market, (x) expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, (xi) indemnification obligations of the Trust to the Sponsor, any Service Provider or any counterparties of the Trust, (xii) the Sponsor’s legal fees in connection with the establishment of the Trust and the offering of the Shares and (xiii) the Trust’s legal fees to the extent they exceed $100,000 in any given fiscal year (collectively, “Additional Trust Expenses”).  The Sponsor may, in its sole discretion and without obligation, pay certain Additional Trust Expenses on behalf of the Trust.
“Administrator” —UMB Fund Services, Inc. together with its permitted successors and assigns.
“Administrator Fee”—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.
“Auditor”—Citrin Cooperman & Company, LLP, together with its permitted successors and assigns.
“bitcoin”—A digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network.
“Bitcoin Custody Account”—A custody account maintained by the Bitcoin Custodian in which the Trust's bitcoin will be held.
“Bitcoin Blockchain”—A public transaction ledger where bitcoin transfers are recorded.
“Bitcoin Custodian”— Fidelity Digital Asset Services, LLC together with its permitted successors and assigns.
“Bitcoin Custodian Agreement”—The Custodial Services Agreement between the Trust and the Bitcoin Custodian which sets forth the obligations and responsibilities of the Bitcoin Custodian in respect of the safekeeping of the Trust's bitcoin, as the same may be amended from time to time.
“Bitcoin Custodian Fee”—Fee payable to the Bitcoin Custodian for services it provides to the Trust, which the Sponsor shall pay to the Bitcoin Custodian as a Sponsor-paid Expense.
“Bitcoin Exchange Market”—The global bitcoin exchange market for the trading of bitcoin, which consists of transactions on electronic bitcoin exchanges.
“Bitcoin Holdings”—The value of bitcoin, as determined by reference to the Bitcoin Reference Rate, and cash held by the Trust less the Trust’s expenses and other liabilities.
“Bitcoin Holdings per Share”—The Trust's Bitcoin Holdings divided by the number of outstanding Shares.
“Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network.

“Bitcoin Price”—Means (i) with respect to the determination of Bitcoin Holdings, the price of bitcoin that is based on the Bitcoin Reference Rate, and (ii) with respect to the determination of GAAP NAV, the price of bitcoin that is based on the Trust’s principal market.
“Bitcoin Reference Rate”—The CME CF BRR or, if the CME CF BRR ceases to be published, the rate determined in accordance with the cascading rules set forth in “Valuation of Bitcoin and Determination of the Bitcoin Holdings and GAAP NAV —The Bitcoin Price and the Bitcoin Reference Rate.”
“Bitcoin Wallet”— An omnibus wallet created and secured by the Bitcoin Custodian, that holds the Trust’s bitcoin along with the bitcoin of other customers of the Bitcoin Custodian.
“Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.
“Book Entry System”—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.
“BTC Cash Account”—A cash account maintained by the Trust at a third party broker or dealer for the purpose of buying and selling bitcoin.
“Business Day”— Any day other than a Saturday or a Sunday on which the New York Stock Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Trustee, on which the Trustee is scheduled to be open for business.
“Cash Account”—The cash account maintained by the Trust at the Cash Custodian pursuant to the Cash Custodian Agreement.
“Cash Custodian”—UMB Bank, N.A. together with its permitted successors and assigns.
“Cash Custodian Agreement”—The Custody Agreement between the Trust and the Cash Custodian which sets forth the obligations and responsibilities of the Cash Custodian in respect of the safekeeping of the Trust's cash, as the same may be amended from time to time.
“Cash Custodian Fee”—Fee payable to the Cash Custodian for services it provides to the Trust, which the Sponsor shall pay to the Cash Custodian as a Sponsor-paid Expense.
“CEA”—Commodity Exchange Act of 1936, as amended.
“CFPB”—The U.S. Consumer Financial Protection Bureau.
“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.
“Clearing Trust Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.
“CME CF BRR”—The Chicago Mercantile Exchange Bitcoin Reference Rate.
“Constituent Platforms”—Bitstamp, Coinbase Pro, itBit, Kraken, Gemini and LMAX Digital.
“Core Developers”—A group of engineers who have actively developed the Bitcoin Network.
“CPUs”—central processing units.

“DAO Report”—The SEC report issued on July 25, 2017 titled “Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO.”
“DSTA”—The Delaware Statutory Trust Act, as amended.
“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.
“DTC Participant”—A direct participant in DTC, such as a bank, broker, dealer or trust company.
“ERISA”—Employee Retirement Income Security Act of 1974, as amended.
“Evaluation Time”—Each Business Day at 4:00 p.m., New York time, or as soon thereafter as practicable.
“Exchange Act”—The Securities Exchange Act of 1934, as amended.
“FDIC”—The Federal Deposit Insurance Corporation.
“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.
“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.
“Foreign Shareholders”—Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States.
“GAAP”—The U.S. generally accepted accounting principles.
“GAAP NAV” —The value of bitcoin, as determined by reference to the Trust’s primary market in accordance with GAAP, and cash held by the Trust less the Trust’s expenses and other liabilities.
“GAAP NAV per Share” —The Trust's GAAP NAV divided by the number of outstanding Shares.
“GPUs”—Graphic processing units.
“HIRE Act”—The Hiring Incentives to Restore Employment Act.
“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.
“Internal Revenue Code”—Internal Revenue Code of 1986, as amended.
“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.
“Investment Company Act”—Investment Company Act of 1940, as amended.
“IRA”—An individual retirement account provided for under Section 408(m) of the Code.
“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.
“JOBS Act”—The Jumpstart our Business Startups Act of 2012.

“Maximum Amount” —2,000,000 Shares.
“Minimum Amount” —400,000 Shares.
“Notice”—Notice 2014-21 released by the IRS on March 35, 2014 discussing certain aspects of the treatment of virtual currencies, such as bitcoin, for U.S. federal income tax purposes.
“NYDFS”—New York Department of Financial Services.
“OFAC”— Office of Foreign Assets Control of the U.S. Department of Justice.
“Off-Blockchain transactions”—Transactions that involve the transfer of control or ownership of a specific digital wallet holding bitcoin, or of the reallocation of ownership of certain bitcoin in a pooled-ownership digital wallet.
“Partnership Representative” — means the Sponsor, its designee or any successor thereto in its capacity as the “partnership representative” for the Trust, as such term is defined in Section 6223 of the Code, and includes the “designated individual” described in Treasury Regulation section 1.6223-1(b). Initially, the Partnership Representative shall be Corporation Service Company, a Delaware Corporation.

“Partnership Representative Fee”—Fee payable to the Partnership Representative for services it provides to the Trust, which the Sponsor shall pay to the Partnership Representative as a Sponsor-paid Expense.
“PCAOB”—the Public Company Accounting Oversight Board.
“Redemption Date” means the last Business Day of each month.
“Sarbanes-Oxley Act”—The Sarbanes-Oxley Act of 2002.
“SEC”—The U.S. Securities and Exchange Commission.
“Secondary Market”—Any marketplace or other alternative trading system, as determined by the Sponsor, on which the Shares may then be listed, quoted or traded, including but not limited to, the OTCQX.
“Securities Act”—The Securities Act of 1933, as amended.
“Security Procedures”—Certain security procedures such as passwords, encryption of private keys, multi-factor authentication process, multi-signature wallets and telephone call-backs used in the administration and operation of the Trust and the safekeeping of its bitcoin and private keys.
“Service Providers”—Collectively, the Administrator, the Auditor, the Bitcoin Custodian, the Cash Custodian, the Partnership Representative, the Transfer Agent and the Trustee.
“Shareholder”—The person in whose name a Share is registered on the books and records of the Trust by the Transfer Agent, which in the case of any Share which is held through DTC, shall be DTC or its nominee, as applicable.
“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.
“SIPC”—The Securities Investor Protection Corporation.
“Sponsor”—Wilshire Phoenix Funds LLC.
“Sponsor-paid Expense(s)”— The Administrator Fee, the Bitcoin Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee and the Partnership Representative Fee.

“Sponsor's Fee”—The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.
“Transfer Agent”— Broadridge Corporate Issuer Solutions, LLC, together with its permitted successors and assigns.
“Transfer Agent Fee”—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-paid Expense.
“Transfer Agent Services Agreement”—The Agreement between the Transfer Agent and the Trust governing the Transfer Agent's duties and obligations, as the same may be amended from time to time.
“Trust”— wShares Bitcoin Fund, a Delaware statutory trust that was formed on April 29, 2020 under the DSTA pursuant to the Trust Agreement.
“Trust Administration and Accounting Agreement”—The Administration and Trust Accounting Agreement between the Trust and the Administrator which sets forth the obligations and responsibilities of the Administrator in respect of the administration and accounting of the Trust, as the same may be amended from time to time.
“Trust Agreement”—The Amended and Restated Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust, as the same may be amended from time to time.
“Trustee”—Delaware Trust Company, together with its permitted successors and assigns.
“Trustee Fee”—Fee payable to the Trustee for services it provides to the Trust, which the Sponsor shall pay to the Trustee as a Sponsor-paid Expense.
“U.S. dollar” or “$”—United States dollar or dollars.

INDEX TO FINANCIAL STATEMENTS

WSHARES BITCOIN FUND

Audited Financial Statement

Report of Independent Registered Public Accounting Firm	F-2
Statement of Financial Condition as of December 31, 2022	F-3
Notes to Statement of Financial Condition	F-4

Unaudited Financial Statement

Statement of Financial Condition as of September 30, 2023	F-8
Notes to Statement of Financial Condition	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Trustee of wShares Bitcoin Fund

Opinion on the Financial Statement
We have audited the accompanying statement of financial condition of wShares Bitcoin Fund (the “Company”) as of December 31, 2022, and the related notes to the financial statement (collectively, the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern
The accompanying financial statement have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company was recently formed and has commenced a proposed offering to investors and until its completion the Company is dependent on the Sponsor’s financial support for the upcoming period until the proposed offering is completed. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 2. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company's auditor since 2022.

New York, New York
January 19, 2023

wShares Bitcoin Fund

Statement of Financial Condition

As of December 31, 2022

Assets and Liabilities

Assets:
Cash	$-
Bitcoin	-
Deferred offering costs	730,000
Total Assets	$730,000

Liabilities:
Accrued offering costs	$(730,000)
Total Liabilities	$(730,000)

Net Assets:	$-

See Accompanying Notes to the Statement of Financial Condition.

wShares Bitcoin Fund
Notes to the Statement of Financial Condition
as of December 31, 2022

Note 1. Organization
wShares Bitcoin Fund (the “Trust”) is a Delaware statutory trust that was formed on April 29, 2020 and is offering no less than 400,000 of its common shares par value $0.01 (the “Shares”) at a price of $25.00 per share in its initial public offering (the “Proposed Offering”) on a commercially reasonable best efforts, minimum/maximum subscription basis. The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust. All net proceeds from the sale of the Shares will be used to purchase bitcoin. The Trust will have no assets other than bitcoin, a digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. The Trust will only hold U.S. dollars in connection with the purchase and sale of bitcoin, the payment of any redemption of the Shares and the payment of the Sponsor’s Fee (as defined below) and any Additional Trust Expenses (as defined below).  Prior to this offering, there are no Shares outstanding. The Trust’s sponsor is Wilshire Phoenix Funds LLC (the “Sponsor”).

Except for certain Additional Trust Expenses, the Trust's primary recurring expense is expected to be the Sponsor’s fee which will accrue daily at an annual rate of 90 basis points (0.90%) of the aggregate value of the Trust’s assets less the expenses and liabilities of the Trust, as calculated by the Administrator (see Note 4) in the manner set forth in the Trust Agreement, and shall be payable monthly in arrears (the “Sponsor’s Fee”).

Note 2. Summary of Significant Accounting Policies
Basis of Presentation

The accompanying statement of financial condition is presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Liquidity and Going Concern

The accompanying financial statement has been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As of September 30, 2023, pending successful consummation of the Proposed Offering, the Trust does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of this financial statement. Management plans to address this need for capital through the Proposed Offering and management has also determined that the Trust has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Trust until the successful consummation of the Proposed Offering. The Trust cannot assure that its plans to raise capital will be successful. These factors, among others, raise substantial doubt about the Trust’s ability to continue as a going concern for a period of one year from the date this financial statement is issued. The financial statement does not include any adjustments that might result from the Trust’s inability to consummate the Proposed Offering or its inability to continue as a going concern.

Policy for Valuation of Bitcoin

The Trust's bitcoin will be carried, for financial statement purposes, at fair value, as required by U.S. GAAP. The Trust will calculate a separate GAAP NAV and GAAP NAV per Share following the guidelines within Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10. ASC 820-10 outlines the application of fair value accounting and stipulates fair value price to be the price of bitcoin sold in its principal market. The Trust has currently determined that the principal market shall be the platform with the highest trading volume within the Constituent Platforms of the CME CF BRR. The Trust intends to conduct the determination of the principal market on an annual basis. Based on all current available data, the Trust has currently determined Coinbase to be the initial principal market on which the Trust will base its GAAP NAV determinations.

Use of Estimates
The preparation of the financial statement in conformity with U.S. GAAP requires the Trust’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Emerging Growth Company
The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Trust has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Income Taxes

The Trust will be treated as a partnership for U.S. federal income tax purposes. In that case, the Trust will not be subject to U.S. federal income tax. Rather, each shareholder will be required to take into account on its own U.S. federal income tax return its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.

Note 3. Indemnification

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor, the Service Providers and their respective officers, directors, employees, subsidiaries and affiliates. Any indemnifiable amounts payable to such indemnified persons may be payable in advance.

Note 4. Administrator, Transfer Agent, and Custodians

Fidelity Digital Asset Services, LLC is the bitcoin custodian of the Trust (the “Bitcoin Custodian”). UMB Bank, N.A is the custodian for cash (the “Cash Custodian”). UMB Fund Services, Inc. is the administrator of the Trust (the “Administrator”). Broadridge Corporate Issuer Solutions, Inc. is the transfer agent of the Trust (the “Transfer Agent”).

Note 5. Offering Costs and Operating Expenses

The Trust’s offering costs will be paid out of the proceeds of the Proposed Offering. The only current accrued offering cost are accrued legal fees and independent registered public accounting firm fees associated with the Proposed Offering. Deferred offering costs will be offset with the proceeds upon successful completion of the Proposed Offering or charged to expense if the Company is not successful in consummation of the Proposed Offering.
Except for certain Additional Trust Expenses, the Trust's primary recurring expense is expected to be the Sponsor's Fee. The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be payable in U.S. dollars and will accrue daily and be paid monthly in arrears from the amounts on deposit in the Cash Account.

Sponsor-Paid Expenses

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee and the Partnership Representative Fee (the “Sponsor-paid Expenses”).

Additional Trust Expenses

The Trust is required to pay certain other fees and expenses that are not contractually assumed by the Sponsor, including, but not limited to: (i) fees in connection with the purchase and sale of the Trust’s bitcoin (including any commission and exchange fees), (ii) expenses incurred in connection with an offering of Shares of the Trust, including but not limited to fees to the Placement Agent and fees of the Escrow Agent, (iii) license fees, taxes and governmental charges, (iv) the Trust's regulatory fees and expenses (including any filings, applications or licenses and any registration fees or Financial Industry Regulatory Authority filing fees), (v) the Trust's audit fees (including any fees and expenses associated with tax preparation), (vi) marketing and advertising expenses, (vii) printing and mailing costs, (viii) costs of maintaining the Trust's website, (ix) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal and audit fees and expenses) to the extent exceeding $100,000 in any given fiscal year, (x) expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust, (xi) indemnification obligations of the Trust to the Sponsor, any service provider or any counterparties of the Trust, (xii) the Sponsor’s legal fees in connection with the establishment of the Trust and the offering of the Shares and (xiii) the Trust’s legal fees to the extent they exceed $100,000 in any given fiscal year (collectively, “Additional Trust Expenses”).  The Sponsor may, in its sole discretion and without obligation, pay certain Additional Trust Expenses on behalf of the Trust.

Note 6. Risks and Uncertainties

The Trust will be subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, bitcoin. An investment in the Trust is speculative and involves a high degree of risk.
The net asset value of the Trust will relate primarily to the value of bitcoin that will be held by the Trust, and fluctuations in the price of bitcoin could materially and adversely affect an investment in the Shares of the Trust. The price of bitcoin has a limited history and, in turn, a limited basis for evaluating an investment in bitcoin. During such history, bitcoin prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme, including significant price drawdowns.
Although many regulators have provided initial guidance, regulation of digital assets based on or incorporating blockchain, such as bitcoin, and digital asset exchanges remains undeveloped and will continue to evolve. Further, regulation varies significantly among international, federal, state and local jurisdictions. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the bitcoin network and the utility of bitcoin. New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of bitcoin, the liquidity and market price of bitcoin, the ability to access marketplaces or exchanges on which to trade bitcoin, and the structure, rights and transferability of bitcoin.
There is currently no clearing house for bitcoin, nor is there a central or major depository for the custody of bitcoin. There is a risk that some or all of the Trust’s bitcoin could be lost or stolen. There can be no assurance that the Bitcoin Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s bitcoin. Further, transactions in bitcoin are irrevocable. Stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.
The loss or destruction of certain “private keys,” including by the Bitcoin Custodian, could prevent the Trust from accessing its bitcoin.  Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to access the bitcoin held on behalf of the Trust.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Accordingly, deposits or assets that will be held by the Trust will not be subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

Note 7. Subsequent Events

Management has evaluated events occurring through the date of issuance of this financial statement.  Such evaluations resulted in no adjustments or disclosures to the accompanying financial statement.

wShares Bitcoin Fund

Statement of Financial Condition (Unaudited)

As of September 30, 2023

Assets and Liabilities

Assets:
Cash	$-
Bitcoin	-
Deferred offering costs	830,000
Total Assets	$830,000

Liabilities:
Accrued offering costs	$(830,000)
Total Liabilities	$(830,000)

Net Assets:	$-

See Accompanying Notes to the Statement of Financial Condition (Unaudited).

wShares Bitcoin Fund
Notes to the Statement of Financial Condition (Unaudited)
as of September 30, 2023

Note 1. Organization
wShares Bitcoin Fund (the “Trust”) is a Delaware statutory trust that was formed on April 29, 2020 and is offering no less than 400,000 of its common shares par value $0.01 (the “Shares”) at a price of $25.00 per share in its initial public offering (the “Proposed Offering”) on a commercially reasonable best efforts, minimum/maximum subscription basis. The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust. All net proceeds from the sale of the Shares will be used to purchase bitcoin. The Trust will have no assets other than bitcoin, a digital asset based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. The Trust will only hold U.S. dollars in connection with the purchase and sale of bitcoin, the payment of any redemption of the Shares and the payment of the Sponsor’s Fee (as defined below) and any Additional Trust Expenses (as defined below).  Prior to this offering, there are no Shares outstanding. The Trust’s sponsor is Wilshire Phoenix Funds LLC (the “Sponsor”).

Except for certain Additional Trust Expenses, the Trust's primary recurring expense is expected to be the Sponsor’s fee which will accrue daily at an annual rate of 75 basis points (0.75%) of the aggregate value of the Trust’s assets less the expenses and liabilities of the Trust, as calculated by the Administrator (see Note 4) in the manner set forth in the Trust Agreement, and shall be payable monthly in arrears (the “Sponsor’s Fee”).

Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited statement of financial condition is presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission. This interim unaudited condensed financial statement shoud be read in conjuction with the Company’s statement of financial condition and notes there to December 31, 2022.

Liquidity and Going Concern

The accompanying financial statement has been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As of September 30, 2023, pending successful consummation of the Proposed Offering, the Trust does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of this financial statement. Management plans to address this need for capital through the Proposed Offering and management has also determined that the Trust has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Trust until the successful consummation of the Proposed Offering. The Trust cannot assure that its plans to raise capital will be successful. These factors, among others, raise substantial doubt about the Trust’s ability to continue as a going concern for a period of one year from the date this financial statement is issued. The financial statement does not include any adjustments that might result from the Trust’s inability to consummate the Proposed Offering or its inability to continue as a going concern.

Policy for Valuation of Bitcoin

The Trust's bitcoin will be carried, for financial statement purposes, at fair value, as required by U.S. GAAP. The Trust will calculate a separate GAAP NAV and GAAP NAV per Share following the guidelines within Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10. ASC 820-10 outlines the application of fair value accounting and stipulates fair value price to be the price of bitcoin sold in its principal market. The Trust has currently determined that the principal market shall be the platform with the highest trading volume within the Constituent Platforms of the CME CF BRR. The Trust intends to conduct the determination of the principal market on an annual basis. Based on all current available data, the Trust has currently determined Coinbase to be the initial principal market on which the Trust will base its GAAP NAV determinations.

Use of Estimates
The preparation of the financial statement in conformity with U.S. GAAP requires the Trust’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Emerging Growth Company
The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Trust has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Income Taxes

The Trust will be treated as a partnership for U.S. federal income tax purposes. In that case, the Trust will not be subject to U.S. federal income tax. Rather, each shareholder will be required to take into account on its own U.S. federal income tax return its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.

Note 3. Indemnification

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor, the Service Providers and their respective officers, directors, employees, subsidiaries and affiliates. Any indemnifiable amounts payable to such indemnified persons may be payable in advance.

Note 4. Administrator, Transfer Agent, and Custodians

Fidelity Digital Asset Services, LLC is the bitcoin custodian of the Trust (the “Bitcoin Custodian”). UMB Bank, N.A is the custodian for cash (the “Cash Custodian”). UMB Fund Services, Inc. is the administrator of the Trust (the “Administrator”). Broadridge Corporate Issuer Solutions, LLC is the transfer agent of the Trust (the “Transfer Agent”).

Note 5. Offering Costs and Operating Expenses

The Trust’s offering costs will be paid out of the proceeds of the Proposed Offering. The only current accrued offering cost are accrued legal fees and independent registered public accounting firm fees associated with the Proposed Offering. Deferred offering costs will be offset with the proceeds upon successful completion of the Proposed Offering or charged to expense if the Company is not successful in consummation of the Proposed Offering.
Except for certain Additional Trust Expenses, the Trust's primary recurring expense is expected to be the Sponsor's Fee. The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be payable in U.S. dollars and will accrue daily and be paid monthly in arrears from the amounts on deposit in the Cash Account.

Sponsor-Paid Expenses

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Bitcoin Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee and the Partnership Representative Fee (the “Sponsor-paid Expenses”).

Additional Trust Expenses

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor as Sponsor-paid Expenses, including but not limited to: (i) fees in connection with the purchase and sale of the Trust’s bitcoin (including any commission and exchange fees), (ii) expenses incurred in connection with an offering of Shares of the Trust, including but not limited to fees to the Placement Agent and fees of the Escrow Agent, (iii) license fees, taxes and governmental charges, (iv) the Trust's regulatory fees and expenses (including any filings, applications or licenses and any registration fees or FINRA filing fees), (v) the Trust's audit fees (including any fees and expenses associated with tax preparation), (vi) marketing and advertising expenses, (vii) printing and mailing costs, (viii) costs of maintaining the Trust's website, (ix) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market, (x) expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust, (xi) indemnification obligations of the Trust to the Sponsor, any Service Provider or any counterparties of the Trust, (xii) the Sponsor’s legal fees in connection with the establishment of the Trust and the offering of the Shares and (xiii) the Trust’s legal fees to the extent they exceed $100,000 in any given fiscal year (collectively, “Additional Trust Expenses”).  The Sponsor may, in its sole discretion and without obligation, pay certain Additional Trust Expenses on behalf of the Trust.

Note 6. Risks and Uncertainties

The Trust will be subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, bitcoin. An investment in the Trust is speculative and involves a high degree of risk.
The net asset value of the Trust will relate primarily to the value of bitcoin that will be held by the Trust, and fluctuations in the price of bitcoin could materially and adversely affect an investment in the Shares of the Trust. The price of bitcoin has a limited history and, in turn, a limited basis for evaluating an investment in bitcoin. During such history, bitcoin prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme, including significant price drawdowns.
Although many regulators have provided initial guidance, regulation of digital assets based on or incorporating blockchain, such as bitcoin, and digital asset exchanges remains undeveloped and will continue to evolve. Further, regulation varies significantly among international, federal, state and local jurisdictions. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the bitcoin network and the utility of bitcoin. New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of bitcoin, the liquidity and market price of bitcoin, the ability to access marketplaces or exchanges on which to trade bitcoin, and the structure, rights and transferability of bitcoin.

There is currently no clearing house for bitcoin, nor is there a central or major depository for the custody of bitcoin. There is a risk that some or all of the Trust’s bitcoin could be lost or stolen. There can be no assurance that the Bitcoin Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s bitcoin. Further, transactions in bitcoin are irrevocable. Stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

The loss or destruction of certain “private keys,” including by the Bitcoin Custodian, could prevent the Trust from accessing its bitcoin.  Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to access the bitcoin held on behalf of the Trust.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Accordingly, deposits or assets that will be held by the Trust will not be subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

Note 7. Subsequent Events

Management has evaluated events occurring through the date of issuance of this financial statement.  Such evaluations resulted in no adjustments or disclosures to the accompanying financial statement.

PROSPECTUS

WSHARES BITCOIN FUND

MINIMUM OFFERING: 400,000 SHARES
MAXIMUM OFFERING: 2,000,000 SHARES

Until [          ], 2024 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters.
Placement Agent
    _________________________
    _________________________
 [           ], 2024

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
 Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than placement agent commissions) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.  All amounts shown are estimates except for the SEC registration fee:
SEC registration fee	$7,380.00
Blue Sky filing fee	$15,000.00
Financial Industry Regulatory Authority fee	$8,000.00
Legal fees and expenses	$875,000.00
Accounting fees and expenses	$30,000.00
Printing and engraving costs	$10,000.00
Transfer agent and distribution agent fees	$5,000.00
Escrow Agent fees	$6,000.00
Miscellaneous	$10,000.00
Total	$966,380.00

Item 14.	Indemnification of Directors and Officers.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it or expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee, and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement.  Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
Item 15.	Recent Sales of Unregistered Securities.
None.
Item 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits

1.1**	Form of Placement Agent Agreement
4.1**	Form of Trust Agreement
4.2**	Form of Certificate of Trust (attached as Exhibit A to the Form of Trust Agreement)
4.3**	Form of Redemption Order
4.4**	Form of Second Amended and Restated Declaration of Trust and Trust Agreement
4.5**	Form of Third Amended and Restated Declaration of Trust and Trust Agreement
4.6	Form of Fourth Amended and Restated Declaration of Trust and Trust Agreement
4.7	Form of Fifth Amended and Restated Declaration of Trust and Trust Agreement
5.1	Opinion of Seward & Kissel LLP as to legality
8.1	Opinion of Seward & Kissel LLP as to tax matters
10.1**	Form of Cash Custodian Agreement
10.2**	Form of Trust Administration and Accounting Agreement
10.3**	Form of Transfer Agent Services Agreement
10.4**	Form of CME CF BRR Licensing Agreement
10.5**	Form of Custodial Services Agreement
10.6**	Form of Subscription Agreement
10.7**	Form of Escrow Agreement
10.8**	Form of Amended and Restated Custodial Services Agreement
23.1	Consent of Citrin Cooperman & Company, LLP
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.3	Consent of Seward & Kissel LLP (included in Exhibit 8.1)
107	Filing Fee Table

_______________

*	To be filed by amendment
**	Filed previously

(b) Financial Statement Schedules
Not applicable.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B (§ 230.430B of this chapter):
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such  document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
(i)
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(ii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iv)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on January 4, 2024.
wShares Bitcoin Fund

By: Wilshire Phoenix Funds LLC, as Sponsor of the Trust

By:	/s/ William Joseph Herrmann
Name: William Joseph Herrmann
Title: Managing Partner

Date: January 4, 2024

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ William Joseph Herrmann	Managing Partner of Wilshire Phoenix Funds LLC (serving in the capacity of	January 4, 2024
William Joseph Herrmann	principal executive officer and director)

/s/ William Cai	Partner of Wilshire Phoenix Funds LLC (serving in the capacity of principal financial	January 4, 2024
William Cai	officer and principal accounting officer and director)